UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CIMNET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
Common Stock, $.0001 par value per share, of CIMNET, Inc.
Series A Preferred Stock, $.0001 par value per share, of CIMNET, Inc.
Options to acquire 1,457,500 shares of common stock
Warrants to acquire 820,000 shares of common stock

	(2)	Aggregate number of securities to which transaction applies:

10,438,009 which includes 7,414,044 shares of Common Stock, 746,965 shares of Preferred Stock and stock options and warrants to purchase 2,277,500 shares of Common Stock.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (a) 7,414,044 shares of Common Stock multiplied by the merger consideration of $2.43 per share, (b) 746,965 shares of Preferred Stock multiplied by the merger consideration of $2.43 per share and (c) in-the-money stock options and warrants to purchase 2,277,500 shares of Common Stock multiplied by $1.5443 per share (which is the difference between $2.43 and the weighted average exercise price per share of the in-the-money options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0000307 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction:

$23,271,177.00

	(5)	Total fee paid:

$714.43

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CIMNET, INC.
925 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

June 5, 2007

Dear Stockholder:

          You are cordially invited to attend a Special Meeting of Stockholders of CIMNET, Inc.  The meeting is scheduled for June 29, 2007 at 9:00 AM, EDT, and will be held at the offices of Brown Rudnick Berlack Israels LLP, 7 Times Square, New York, NY  10036.

          At the meeting, you will be asked to approve the Agreement and Plan of Merger (the “Merger Agreement”) that we entered into on May 2, 2007 with Invensys Systems, Inc. (“Invensys”) and Sidus Acquisition Corp., a wholly-owned subsidiary of Invensys. As a result of the merger contemplated by the Merger Agreement (the “Merger”), CIMNET will become a wholly-owned subsidiary of Invensys.

          If the Merger is completed, you will be entitled to receive $2.43 in cash, without interest, for each share of CIMNET common stock and for each share of preferred stock that you own and you will have no ongoing ownership interest in the continuing business of CIMNET. We cannot complete the Merger unless all of the conditions to closing are satisfied or waived, including the approval of the Merger Agreement by holders of at least a majority of our total outstanding voting stock (i.e., common and preferred stock).  The holders of the outstanding shares of CIMNET common stock and the holders of the outstanding shares of CIMNET preferred stock vote together as a single class and each class of stock is entitled to one vote per share of stock.

          Our board of directors carefully reviewed and considered the terms and conditions of the Merger Agreement and the proposed Merger. Based on its review, the board of directors has determined that the terms of the Merger Agreement and the Merger are advisable and are in the best interests of CIMNET and its stockholders.

          CIMNET’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

          The notice of Special Meeting of Stockholders and Proxy Statement follow. Please give this material your careful attention. Please complete, sign, date and return your proxy promptly, whether or not you plan to attend the Special Meeting. Your vote is very important to CIMNET.

           On behalf of CIMNET’s directors and officers, I wish to thank you for your interest in CIMNET and urge you to vote FOR the approval of the Merger Agreement.

Sincerely,

/s/ JOHN D. RICHARDSON, III

John D. Richardson, III
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Please sign, date and return your proxy card promptly

CIMNET, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On June 29, 2007

To the Stockholders of CIMNET, Inc.:

          Notice is hereby given that a Special Meeting of Stockholders of CIMNET, Inc. (“CIMNET”) will be held at the offices of Brown Rudnick Berlack Israels LLP, 7 Times Square, New York, NY  10036, on June 29, 2007 at 9:00 AM EDT, to consider and act upon proposals:

    1. To approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 2, 2007, among Invensys Systems, Inc. (“Invensys”), Sidus Acquisition Corp., a wholly-owned subsidiary of Invensys (“Merger Sub”), and CIMNET, whereby Merger Sub will merge with and into CIMNET (the “Merger”) with CIMNET surviving the Merger as a wholly-owned subsidiary of Invensys; and

2. To consider and act upon such other matters as may properly come before the meeting.

          Any action on the items of business described above may be considered at the meeting at the time and on the date specified above or at any time and date to which the meeting may be properly adjourned or postponed.

          The board of directors of CIMNET has determined that the Merger is in the best interests of CIMNET and its stockholders and recommends that you vote to approve the Merger Agreement. This item of business to be submitted to a vote of the stockholders at the Special Meeting is more fully described in the attached Proxy Statement, which we urge you to read carefully. We are not aware of any other business to come before the Special Meeting.

          Stockholders of record on May 11, 2007 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. All stockholders are cordially invited to attend the Special Meeting in person. Approval of the Merger Agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of CIMNET common stock and preferred stock voting together as a single class.  Stockholders representing approximately 50.5% of CIMNET’s total voting stock have entered into a voting agreement pursuant to which they have agreed to vote their shares of common stock in favor of the adoption of the Merger Agreement (all as more fully described in the attached Proxy Statement).

          You are entitled to appraisal rights under the General Corporation Law of the State of Delaware, provided that you strictly comply with the procedures described further in the accompanying Proxy Statement.

          You should not send any certificates representing shares of CIMNET common stock or preferred stock with your proxy card.  Upon closing of the Merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

          Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card, as instructed in these materials, to ensure that your shares will be represented at the Special Meeting if you are unable to attend.  If you sign, date and mail your proxy card without indicating how you wish to vote, your shares will be voted in favor of approval of the Merger Agreement. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which will have the same effect as a vote against approval of the Merger Agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

          No person has been authorized to give any information or to make any representations other than those set forth in the Proxy Statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by CIMNET or any other person.

By Order of the Board of Directors

John D. Richardson, III, Chief Executive Officer
CIMNET, Inc.
925 Berkshire Boulevard
Wyomissing, Pennsylvania

June 5, 2007

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PRE-PAID ENVELOPE CIMNET HAS PROVIDED.

CIMNET, INC.
925 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

PROXY STATEMENT

          This proxy statement (this “Proxy Statement”) is being furnished to holders of CIMNET common and preferred stock in connection with the solicitation of proxies by the board of directors of CIMNET, Inc. (“CIMNET”) for use at the Special Meeting of Stockholders to be held on June 29, 2007 (the “Special Meeting”) at 9:00 AM, EDT, at the offices of Brown Rudnick Berlack Israels LLP, 7 Times Square, New York, NY  10036, and any adjournments or postponements thereof. This Proxy Statement and the accompanying notice of Special Meeting of stockholders and form of proxy were first sent or given to stockholders on or about June 5, 2007.

          At the Special Meeting, CIMNET’s stockholders will be asked to consider and vote on proposals:

    1. To approve and adopt the Agreement and Plan of Merger, dated as of May 2, 2007, among Invensys Systems, Inc., Sidus Acquisition Corp., a wholly-owned subsidiary of Invensys Systems, Inc., and CIMNET, whereby Sidus Acquisition Corp. will merge with and into CIMNET with CIMNET surviving as a wholly-owned subsidiary of Invensys Systems, Inc.; and

2. To consider and act upon such other matters as may properly come before the meeting.

          CIMNET’s board of directors unanimously recommends that you vote FOR approval of proposal one. Please give your careful attention to the more detailed information regarding proposal one that appears in this Proxy Statement.

This Proxy Statement is dated June 5, 2007.

Annex A – Merger Agreement

Annex B – Fairness Opinion

Annex C – Voting Agreement

Annex D – Delaware Appraisal Statute

For purposes of this Proxy Statement:

•	“CIMNET”, “Company”, “we”, “us”, and “our” refer to CIMNET, Inc.

•	“Parent” or “Invensys” refers to Invensys Systems, Inc.

•	“Merger Sub” refers to Sidus Acquisition Corp.

•	“Board of Directors” and the “Board” refer to the board of directors of CIMNET.

•	“Janney” refers to Janney Montgomery Scott LLC.

•	“McGuireWoods” refers to McGuireWoods LLP, counsel to Invensys.

•	“Brown Rudnick” refers to Brown Rudnick Berlack Israels LLP, counsel to CIMNET.

•

“stock” or “shares” refers to all of the issued and outstanding shares of common stock, $.0001 par value per share, of CIMNET, Inc., and shares of Series A Preferred Stock, $.0001 par value per share, of CIMNET, Inc.

•	“stockholders” refers to all holders of stock.

SUMMARY RELATING TO THE MERGER

          This summary highlights selected information contained in this Proxy Statement related to the merger of Sidus Acquisition Corp. with and into our company (the “Merger”) and may not contain all of the information that is important to you. To understand this merger fully and for a more complete description of the terms of the Agreement and Plan of Merger, dated as of May 2, 2007 (the “Merger Agreement”), among Invensys Systems, Inc., Sidus Acquisition Corp. and us, you should carefully read this entire document, including the annexes, and the other documents to which we refer you.

The Companies Involved in the Merger

CIMNET, Inc.
925 Berkshire Boulevard
Wyomissing, Pennsylvania 19610
(610) 790-1800
www.cimnet.com

          CIMNET, Inc. is a leading developer and marketer of process improvement software solutions for the global manufacturing industry.  Since its founding in 1984, CIMNET, Inc. has provided manufacturers with information and communication software solutions for their production environment.  CIMNET’s software solutions manage the collaboration between process information on the shop floor and financial/logistical information in the office and supply chain.  In addition, CIMNET’s software solutions control and enhance a company’s production process inputs, improving manufacturing flexibility and lowering production costs. CIMNET’s common stock is quoted on The OTC Bulletin Board under the symbol “CIMK.”  CIMNET is incorporated under the laws of the State of Delaware. Information contained on CIMNET’s website does not constitute a part of this Proxy Statement.

Invensys Systems, Inc.
c/o Wonderware Business Unit
26561 Rancho Parkway South
Lake Forest, CA 92630

          Invensys is an indirect wholly-owned subsidiary of Invensys plc.  Invensys plc is a British based global automation, controls and process solutions group.  Its products, service expertise and ongoing support enable intelligent systems to monitor and control processes in many different environments.  Leading companies in a wide range of industries rely on Invensys plc to help them perform with greater efficiency, safety and cost-effectiveness. Invensys plc is headquartered in London and is listed on the London Stock Exchange, with over 27,000 employees working in 60 countries worldwide with annual sales in excess of $5.5 billion.

          Wonderware, a business unit of Invensys, was established in April 1987, to develop and market human-machine interface (HMI) software products for use on IBM PC and compatible computers in industrial and process automation applications.  Today, Wonderware is the leading supplier of industrial automation and information software solutions.  Wonderware has over 400,000 software licenses in approximately 100,000 plants worldwide, which is about 30 percent of the world’s 335,000 plants with 20 or more employees.  Based in Lake Forest, California, Wonderware has regional sales and technical support offices throughout North America, Latin America & the Caribbean, Europe, the Middle East and Africa (EMEA), and the Asia-Pacific region to provide support to its network of more than 160 distributor offices.

Sidus Acquisition Corp.
c/o Wonderware Business Unit
26561 Rancho Parkway South
Lake Forest, CA 92630

          Sidus Acquisition Corp. is a wholly-owned subsidiary of Invensys and was organized solely for the purposes of entering into the Merger Agreement and completing the Merger.  It has not conducted any other business.

The Merger

The Merger

          Pursuant to the Merger Agreement, Sidus Acquisition Corp., the merger subsidiary, will merge with and into our company, and we will be the surviving corporation.  After consummation of the Merger, Invensys Systems, Inc. will own all of our outstanding stock. Our stockholders will receive cash in the Merger in exchange for their common and preferred stock.  A copy of the Merger Agreement is attached as Annex A to this Proxy Statement. We encourage you to read the Merger Agreement (including the exhibits attached thereto) carefully and fully as it is the definitive agreement that governs the Merger.

Merger Consideration (See page 28)

          If the Merger is completed, holders of common stock and preferred stock who do not exercise appraisal rights will receive $2.43 in cash, without interest and subject to any applicable withholding taxes, in exchange for each share of our common stock and each share of our preferred stock owned by such stockholder.  After the Merger is completed, each of our stockholders will have the right to receive the $2.43 per share in cash, but will no longer have any rights as a stockholder of ours.

Treatment of Stock Options and Warrants (See page 29)

          Holders of our stock options and warrants will be entitled to receive, for each stock option and warrant, an amount in cash equal to the excess, if any, of $2.43 over the exercise price of such stock option or warrant multiplied by the number of shares subject to such stock option or warrant, without interest and subject to any applicable withholding taxes, whether or not then vested or exercisable.

Market Price (See page 40)

          Our common stock is quoted on the OTC Bulletin Board under the ticker symbol “CIMK.”  On May 2, 2007, the last full trading day prior to the public announcement of the proposed Merger, our common stock closed at $2.55 per share.  On June 1, 2007, the last trading day prior to the date of this Proxy Statement, our common stock closed at $2.37 per share.  Due to many factors, including but not limited to the low daily volume of shares traded, our stock price has fluctuated broadly even over short periods of time.

Reasons for the Proposed Merger (See page 16)

          In the course of reaching its decision to adopt and approve the Merger and the Merger Agreement and to recommend that our stockholders approve the Merger Agreement, our board of directors considered a number of factors in its deliberations. Those factors are described below in this Proxy Statement.

Opinion of our Financial Advisor (See page 18)

          Janney Montgomery Scott LLC has rendered an opinion to our board of directors that, as of May 2, 2007, and based upon and subject to the factors, assumptions, limitations and qualifications set forth therein, the $2.43 in cash per share of our common stock to be received by holders of shares of our common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

          The full text of the Janney Montgomery Scott LLC opinion, dated May 2, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement.  We recommend that you should read this opinion in its entirety.  Janney Montgomery Scott LLC provided its opinion for the information and assistance of our board of directors in connection with its consideration of the Merger.  Janney Montgomery Scott LLC’s opinion is not a recommendation as to how any holder of shares of our common stock or preferred stock should vote with respect to the Merger.  Pursuant to the terms of our engagement letter with Janney Montgomery Scott LLC, we agreed to pay Janney Montgomery Scott LLC a fee of $100,000 for rendering its opinion.  Such fee is not contingent on the consummation of the Merger, nor is it contingent on the conclusion reached in the opinion.

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Recommendation of our Board of Directors (See page 18)

          Our board of directors has unanimously determined that the Merger is advisable and in our best interests as well as in the best interests of our stockholders and unanimously recommends that our stockholders vote FOR the approval of the Merger Agreement.

Vote Required (See page 11)

          Approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of our outstanding common stock and preferred stock voting as a single class (the “voting stock”).  The Merger is not contingent upon the approval at the Special Meeting of any other proposal presented to our stockholders.

          Simultaneous with the execution of the Merger Agreement, we, along with Invensys Systems, Inc. and Sidus Acquisition Corp and some of our principal stockholders, owning an aggregate of 4,118,458 shares representing approximately 50.5% of our total voting stock outstanding, entered into the Voting Agreement under which, among other things, some of our principal stockholders agreed to vote their shares of our common stock as follows:

•	In favor of approval of the Merger Agreement and the Merger;

•	against approval of any proposal made in opposition to or in competition with the consummation of the Merger;

•	against any Takeover Proposal (as defined below) from any party other than Invensys Systems, Inc. or any of its affiliates;

•	against any extraordinary corporate transaction other than the Merger;

•	against any proposal or action which could reasonably be expected to impede or prohibit the Merger;

•

against any amendment of our certificate of incorporation or bylaws or other action that is intended or could reasonably be expected to impede, frustrate, prevent, prohibit, delay interfere with, or discourage the consummation of the Merger; and

•	against our dissolution, liquidation or winding up.

          To secure the performance of the stockholders that entered into the Voting Agreement, the stockholders that entered into the Voting Agreement also appointed Invensys Systems, Inc. and its designees as their proxy and attorney-in-fact to vote the shares of our common stock held by them as set forth above. A copy of the Voting Agreement is attached as Annex C to this Proxy Statement.

Proxies, Voting and Revocation (See page 10)

          Shares of our common stock and preferred stock represented at the Special Meeting of Stockholders by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock and preferred stock represented by that proxy will be voted FOR the approval of the Merger Agreement.

          A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	Delivering a written notice of revocation bearing a later date than the proxy to our Secretary at or before the taking of the vote at the Special Meeting;

•	Delivering a duly executed proxy relating to the same shares and bearing a later date to our Secretary before the taking of the vote at the Special Meeting; or

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•

Attending the Special Meeting and voting such shares in person. Stockholders should note, however, that merely attending the Special Meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

Interests of Certain Persons in the Merger (See page 23)

          Employment Agreements.  Conditioned on the completion of the Merger, Invensys Systems, Inc. has offered each of John D. Richardson, III, our Chief Executive Officer, Jason Dietrich, our Vice President of Sales and Chief Operating Officer, and Tony Crouch, our Chief Technology Officer, employment agreements providing for a  base salary, bonus and other incentive compensation.

          Stock Options and Warrants.  Upon the completion of the Merger, all CIMNET stock options and warrants will immediately vest and become exercisable. All outstanding stock options and warrants will be converted at the effective time into the right to receive a cash payment equal to the excess, if any, of $2.43 over the exercise price of such stock option or warrant multiplied by the number of shares subject to such stock option or warrant.

          Stock Ownership. Many of our officers and directors also beneficially own shares of our common stock. For a further description of these stock holdings, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 39.

          Indemnification of Directors and Executive Officers and Insurance. The Merger Agreement provides that Invensys Systems, Inc. will cause our company, as the surviving corporation in the Merger, to indemnify our directors and officers (for six years after the closing date) with respect to actions or omissions by them as such at any time prior to the Closing Date to the fullest extent permitted by our current certificate of incorporation or bylaws, any applicable contract and applicable law; provided that such persons shall not be indemnified for any criminal conduct, fraud or breach of the Merger Agreement. The Merger Agreement further provides that, after the Merger, Invensys Systems, Inc. will, or will cause our company, as the surviving corporation to, provide, for a period not less than six years, directors’ and officers’ liability insurance covering those persons who were, as of the date of the Merger Agreement, covered by our current directors’ and officers’ liability insurance policy, on terms no less favorable than those in effect on the date of the Merger Agreement, subject to certain limits based on the cost of providing such insurance.

          Indemnification Obligations of Chief Executive Officer.  The Merger Agreement provides that our Chief Executive Officer, John D. Richardson, has agreed to personally indemnify Invensys Systems, Inc. and CIMNET against any and all costs and fees (excluding extraordinary costs or fees relating to among other things, litigation expenses and appraisal share amounts) paid or incurred by us after March 31, 2007 in connection with the Merger and other transactions contemplated by the Merger Agreement that exceed, in the aggregate, $350,000.

Appraisal Rights (See page 25)

          Our stockholders are entitled under Delaware law to appraisal rights in connection with the Merger. To exercise appraisal rights, you must:

•	Before the vote on the proposal to approve the Merger Agreement is taken, deliver to us written notice of your intent to demand payment for your shares of common stock or preferred stock;

•	NOT vote in favor of the proposal to approve the Merger Agreement; and

•	Comply with the other procedures as are required by Section 262 of the Delaware General Corporation Law.

          A copy of the relevant sections of the Delaware General Corporation Law is attached to this Proxy Statement as Annex D.

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U.S. Federal Income Tax Treatment (See page 27)

          For our stockholders, the Merger will be taxable for U.S. federal income tax purposes. Generally, this means that stockholders will recognize taxable gain or loss equal to the difference between the cash you receive in the Merger and your adjusted tax basis in your shares.  Tax matters can be complicated and the tax consequences of the Merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the Merger to you.

Accounting Treatment (See page 28)

          The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Conditions to Closing (See page 35)

          Our obligations and those of Invensys Systems, Inc. and Sidus Acquisition Corp. to complete the Merger are subject to the satisfaction or waiver of specified conditions.

No-Shop Provisions (See page 33)

          We have agreed not to solicit, initiate or knowingly facilitate or encourage a business combination or other similar transaction with another party while the Merger is pending, and not to enter into discussions or negotiations with another party regarding a business combination or similar transaction while the Merger is pending, except where the failure to take action would be likely to constitute a breach of our board’s fiduciary duties to our stockholders.

Termination (See page 36)

          We and Invensys Systems, Inc. may terminate the Merger Agreement or abandon the Merger under specified circumstances.

Termination Fee and Reimbursement Expense (See page 37)

          The Merger Agreement requires CIMNET to pay Invensys a termination fee in the amount of $1,000,000 and up to $500,000 in expense reimbursement if the Merger Agreement is terminated under specified circumstances.

Federal or State Regulatory Filings Required in Connection with the Merger (See page 28)

          There are no federal or state regulatory filings required in connection with the Merger.

The Special Meeting of our Stockholders (See page 10)

          The Special Meeting will be held to consider and vote upon the proposal to approve the Merger Agreement, at the offices of Brown Rudnick Berlack Israels LLP, 7 Times Square, New York, NY  10036, at 9:00 AM, EDT, on June 29, 2007.

          You are entitled to vote at the Special Meeting if you owned shares of our stock on May 11, 2007, the Record Date for the Special Meeting. You will have one vote at the Special Meeting for each share of our common stock and preferred stock that you owned on the Record Date. There are 7,414,044 shares of our common stock and 746,965 shares of our preferred stock entitled to vote at the Special Meeting.

          To vote, you can either complete, sign, date and return the enclosed proxy card or attend the Special Meeting and vote in person. If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instruction from you. Remember, if you fail to instruct your broker to vote your shares, it has the same effect as a vote “against” the approval of the Merger Agreement.

          The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of our total outstanding voting stock on the Record Date.

5

Exchange of Certificates (See page 28)

          Promptly after the effective time of the Merger, we will mail our stockholders a letter of transmittal and instructions to be followed to surrender shares of our stock in exchange for the Merger Consideration.  Our stockholders should not submit their stock certificates for exchange until they receive the letter of transmittal and instructions. When our stockholders deliver their stock certificates along with the properly executed letter of transmittal, they will receive the Merger Consideration.

QUESTIONS AND ANSWERS

Q.	When and where will the Special Meeting be held?

A.	The Special Meeting will be held on June 29, 2007 at 9:00 AM, EDT, at the offices of Brown Rudnick Berlack Israels LLP, 7 Times Square, New York, NY 10036.

Q:	What do I need to do now? (See page 10)

A:

CIMNET urges you to read carefully and consider the information contained in this Proxy Statement (including the Merger Agreement and all exhibits thereto). In addition, you should complete, sign and date the attached proxy card and return it to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, NY, NY 10004, Attn: Proxy Department, in the enclosed postage-prepaid return envelope as soon as possible so that your shares of CIMNET stock may be represented at the Special Meeting.

Q:	What happens if I do not return a proxy card? (See page 11)

A:

The failure to return your proxy card will have the same effect as a vote against the proposal to approve the Merger Agreement.  An abstention from voting will also have the same effect as a vote against the proposal to approve the Merger Agreement.

Q:	May I vote in person? (See page 11)

A:

Yes. You may vote in person at the meeting, rather than signing and returning your proxy card, if you own shares in your own name. However, CIMNET encourages you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in “street name” through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the Special Meeting. You may also be asked to present photo identification for admittance.

Q:	Can I change my vote after I have voted by proxy? (See page 11)

A:	Yes. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	Delivering a written notice of revocation bearing a later date than the proxy to the Secretary of CIMNET at or before the taking of the vote at the Special Meeting;

•	Delivering a duly executed proxy relating to the same shares and bearing a later date to the Secretary of CIMNET before the taking of the vote at the Special Meeting; or

•

Attending the Special Meeting and voting such shares in person. Stockholders should note, however, that merely attending the Special Meeting in person without casting a vote at the meeting will not alone constitute a revocation of  a proxy.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me? (See page 11)

6

A:

Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as voting against approval of the Merger Agreement.

Q:	What vote of the stockholders is required to approve the Merger Agreement? (See page 11)

A:

To approve the Merger Agreement, stockholders of record as of May 11, 2007 holding at least a majority of the outstanding shares of CIMNET common stock and preferred stock, voting together as a single class, must vote FOR the approval of the Merger Agreement. There are 7,414,044 shares of CIMNET common stock and 746,965 shares of CIMNET preferred stock entitled to be voted at the Special Meeting.

Q:	Does CIMNET’s board of directors recommend approval of the Merger Agreement? (See page 16)

A:

Yes. CIMNET’s board of directors unanimously recommends that its stockholders approve the Merger Agreement. CIMNET’s board of directors considered many factors in deciding to recommend the approval of the Merger Agreement. These factors are described below in this Proxy Statement.

Q:	What will happen to CIMNET as a result of the Merger?

A:	If the Merger is completed, CIMNET will become a wholly-owned subsidiary of Invensys.

Q:	What will happen to my shares of CIMNET common stock after the Merger? (See page 28)

A:

Upon completion of the Merger, each outstanding share of CIMNET common and preferred stock will automatically be canceled and will be converted into the right to receive $2.43 in cash, without interest, subject to any applicable withholding taxes.

Q:	Will I own any shares of CIMNET stock after the Merger or will I receive any shares of Invensys common stock as a result of the Merger? (See page 28)

A:

No. You will be paid cash for your shares of CIMNET common or preferred stock. CIMNET’s stockholders will not have the option to receive Invensys common stock in exchange for their shares instead of cash.

Q:	What happens to CIMNET stock options and warrants in the Merger? (See page 29)

A:

Holders of CIMNET stock options and warrants will be entitled to receive a cash payment equal to the excess, if any, of $2.43 over the exercise price of such stock option or warrant multiplied by the number of shares of common stock subject to such stock option or warrant, without interest and subject to any applicable withholding taxes, whether or not then vested or exercisable. Invensys will not assume any CIMNET stock options or warrants as a result of the Merger.

Q:	What happens if I sell my shares before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the expected completion date of the Merger. If you held your shares of CIMNET stock on the record date but have transferred those shares after the record date and before the Merger, you may retain your right to vote at the Special Meeting, but not the right to receive the Merger Consideration.  This right to receive the Merger Consideration will pass to the person to whom you transferred your shares of CIMNET stock.

Q:	Will the Merger be taxable to me?

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A:

Generally, yes. For U.S. federal income tax purposes, generally you will recognize a taxable gain or loss as a result of the Merger measured by the difference, if any, between $2.43 per share and your adjusted tax basis in that share. This gain or loss will be long-term capital gain or loss if you have held your CIMNET shares for more than one year prior to the effective time of the Merger. You should read “The Merger — U.S. Federal Income Tax Treatment” section beginning on page 27 for a more complete discussion of the United States federal income tax consequences of the Merger.

Q:	Am I entitled to appraisal rights? (See page 25)

A:	Yes, our stockholders are entitled under Delaware law to appraisal rights in connection with the Merger. To exercise appraisal rights, you must:

	•	Before the vote on the proposal to approve the Merger Agreement is taken, deliver to CIMNET written notice of your intent to demand payment for your shares of common stock or preferred stock;

	•	NOT vote in favor of the proposal to approve the Merger Agreement; AND

	•	Comply with the other procedures required by Section 262 of the Delaware General Corporation Law.

A copy of the relevant sections of the Delaware General Corporation Law is attached to this Proxy Statement as Annex D.

Q:	Should I send in my stock certificates now? (See page 28)

A:

No. After the Merger is completed, you will receive written instructions for exchanging your shares of CIMNET common stock and preferred stock for the Merger Consideration of $2.43 in cash, without interest and subject to any applicable withholding taxes, for each share of CIMNET common stock and each share of CIMNET preferred stock.

Q:	When do you expect the Merger to be completed?

A:

CIMNET and Invensys are mutually working toward completing the Merger as quickly as possible, and hope to complete the Merger at the end of the 2nd quarter or beginning of the 3rd quarter of 2007. In addition to obtaining stockholder approval, CIMNET must satisfy all other closing conditions in the Merger Agreement.  However, CIMNET cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the cash Merger Consideration for my shares of CIMNET common stock and preferred stock? (See page 28)

A:

After the Merger is completed, you will receive written instructions, including a letter of transmittal, that explains how to exchange your shares of stock for the Merger Consideration paid in the Merger. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the cash Merger Consideration for your shares.

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Q:	Whom should I contact if I have additional questions?

A:	For more information, you should contact Mr. John Richardson or Mr. Jason Dietrich, CIMNET, Inc., 925 Berkshire Blvd., Wyomissing, PA 19610, telephone number (610) 790-1800.

FORWARD-LOOKING STATEMENTS

          Certain statements contained in this Proxy Statement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this Proxy Statement, other than statements of historical facts, regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives are forward-looking statements. When used in this Proxy Statement, the words “believe,” “anticipate,” “intend”, “estimate,” “expect,” “project”, “could”, “would”, “may”, “plan”, “predict”, “pursue”, “continue”, “feel” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

          We cannot guarantee future results, levels of activity, performance or achievements, and you should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described in the Risk Factors section, and elsewhere in this Proxy Statement.  In addition, any forward-looking statements represent our expectation only as of the date this Proxy Statement was first filed with the SEC.

          Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this Proxy Statement. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

•	our relationship with our existing customers;

•	our need for additional capital;

•	our dependence upon the demand for manufacturing software;

•	our reliance on relatively large orders from a limited number of customers;

•	operating costs are generally fixed relative to sales;

•	intense competition from competitors;

•	our ability to recruit and maintain key management and other personnel;

•	our ability to protect our intellectual property rights;

•	intellectual property infringement claims;

•	product liability claims;

•	when and whether the Merger will be completed;

•	product concentration; and

•	our ability to generate sufficient cash to operate and expand our business.

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RISK FACTORS

          You should carefully consider the following risk factors and the other information in this Proxy Statement before voting on the proposals to adopt the Merger Agreement:

Failure to complete the Merger could have a negative impact on the market price of our common stock and our business.  If the Merger is not completed, the price of our common stock may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.  In addition, our business and operations may be harmed to the extent that customers, partners and others believe that we cannot compete effectively in the marketplace without the Merger.  We also will be required to pay significant costs incurred in connection with the Merger, whether or not the Merger is completed.  Moreover, under specified circumstances we may be required to pay a termination fee of $1,000,000 and reimburse certain of Invensys System, Inc.’s expenses up to a maximum amount of $500,000, upon termination of the Merger Agreement.

We cannot assure you that the Merger will provide greater value to you than if we continued as an independent public company.  Upon completion of the Merger, holders of our common stock (other than stockholders who perfect appraisal rights in accordance with Delaware law) will receive $2.43 in cash, without interest, for each outstanding share of our common stock held by such stockholder.  We are unable to predict with certainty our future prospects or the market price of our common stock. Therefore, we cannot assure you that the Merger will provide greater value to you than if we continued as an independent public company.

The “non-solicitation” restrictions and the termination fee provisions in the Merger Agreement may discourage other companies from trying to acquire us.  While the Merger Agreement is in effect, subject to specified exceptions, we are prohibited from soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Invensys Systems, Inc. or its subsidiaries, affiliates or representatives.  In addition, pursuant to the Merger Agreement, we are obligated to pay a termination fee to Invensys Systems, Inc. of $1,000,000 and reimburse certain of Invensys System, Inc.’s expenses up to a maximum amount of $500,000, in specified circumstances. These provisions could discourage other parties from trying to acquire our company even though those other parties might be willing to offer greater value to our stockholders than Invensys Systems, Inc. has offered in the Merger Agreement.

Our directors and officers have certain interests that may have influenced their decision to support the Merger.  You should be aware of benefits available to certain of our directors and officers when considering our board of director’s  recommendation regarding the Merger. Our directors and officers have interests in the Merger that are in addition to, or different from, their interests as stockholders.   In addition, our board of directors was aware of these interests when it approved the Merger Agreement and the Merger. These interests relate to receipt by our officers and directors of certain cash payments for their options that are subject to accelerated vesting upon consummation of the Merger, Invensys Systems, Inc.’s offer of employment to Mr. Richardson and the right of our directors and officers to insurance coverage and indemnification with respect to acts and omissions in their capacities as directors and officers.

          For a detailed discussion of other risk factors related to CIMNET’s business and common stock, please refer to CIMNET’s filings with the SEC on Forms 10-KSB, 10-QSB and 8-K.  You can obtain copies of CIMNET’s Forms 10-KSB, 10-QSB and 8-K and other filings for free at the SEC website at www.sec.gov or for a fee from commercial document retrieval services.

VOTING AND PROXIES

Who May Vote at the Special Meeting

          Only holders of record of our common stock and preferred stock as of the close of business on May 11, 2007 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments of the Special Meeting.  As of the close of business on the Record Date, the outstanding stock of CIMNET entitled to vote consisted of 7,414,044 shares of common stock and 746,965 shares of preferred stock.  The holders of the outstanding shares of CIMNET common stock and preferred stock are entitled to one vote per share with respect to

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each matter submitted to stockholders at the Special Meeting.  The holders of the outstanding shares of CIMNET common stock and the holders of the outstanding shares of CIMNET preferred stock vote together as a single class.

How to Vote

          Stockholders may vote in person or by proxy.  Execution of a proxy will not affect a stockholder’s right to attend the meeting and vote in person. All shares represented by valid proxies received by the Secretary of CIMNET prior to the meeting will be voted as specified in the proxy. Shares of CIMNET stock represented at the Special Meeting but not voted, including shares of CIMNET stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

          CIMNET’s stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope. CIMNET’s stockholders may vote in person at the Special Meeting by delivering the completed proxy card at the meeting or by using written ballots that will be available to any CIMNET stockholder who desires to vote in person at the Special Meeting. CIMNET’s stockholders who are beneficial owners of shares held in “street name” by a broker, trustee, bank or other nominee holder on behalf of such stockholder may vote in person at the meeting by obtaining a proxy from the nominee holding the CIMNET shares. In addition, such CIMNET stockholders may vote by proxy by completing and signing a voting instruction card provided to them by the nominee holding the CIMNET shares.

How to Change Your Vote

          A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	Delivering a written notice of revocation bearing a later date than the proxy to the Secretary of CIMNET at or before the taking of the vote at the Special Meeting;

•	Delivering a duly executed proxy relating to the same shares and bearing a later date to the Secretary of CIMNET before the taking of the vote at the Special Meeting; or

•

Attending the Special Meeting and voting such shares in person. Stockholders should note, however, that merely attending the Special Meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

Quorum and Vote Required

          The presence, in person or by properly executed proxy, of the holders of at least a majority of the issued and outstanding shares of CIMNET common stock and preferred stock entitled to vote at the Special Meeting will constitute a quorum. If a quorum is not present, it is expected that the meeting will be adjourned or postponed to enable CIMNET to solicit additional proxies. If a new record date is set for the adjourned meeting, then a new quorum will have to be established. Approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of CIMNET common stock and preferred stock outstanding on the Record Date voting together as a single class. Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting and who will also determine whether or not a quorum is present.  The holders of the outstanding shares of CIMNET common stock and the holders of the outstanding shares of CIMNET preferred stock vote together as a single class.

          The proposal to be considered at the Special Meeting is of great importance to CIMNET and its stockholders.  Accordingly, you are urged to read and carefully consider the information presented in this Proxy Statement (including the Merger Agreement and all exhibits thereto) and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Abstentions and Broker Non-Votes

          Only shares affirmatively voted for approval of the Merger Agreement, including properly executed proxies that do not contain voting instructions, will be counted as voting for that proposal. If you abstain from

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voting, it will have the same effect as a vote against approval of the Merger Agreement, although your shares will be included in tabulating whether a quorum exists. If you do not execute a proxy card, it will have the same effect as a vote against the approval of the Merger Agreement. Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from the beneficial owners of the shares. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as approval of the Merger Agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will not be treated as shares that are at the Special Meeting for purposes of determining whether a quorum exists and this will have the same effect as votes “against” the approval of the Merger Agreement.

Other Meeting Matters

          The CIMNET board of directors does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting.

Solicitation of Proxies

          The cost of solicitation of proxies will be borne by CIMNET. In addition to soliciting stockholders by mail, certain of CIMNET’s directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. CIMNET will not pay these individuals for their solicitation activity but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and CIMNET will reimburse those brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs

Appraisal Rights

          Stockholders are entitled under Delaware law to appraisal rights in connection with the Merger. To exercise appraisal rights, stockholders must:

•

Before the vote on the proposal to approve the Merger Agreement is taken, deliver to CIMNET written notice of such stockholder’s intent to demand payment for his or her shares of common stock or preferred stock;

•	NOT vote in favor of the proposal to approve the Merger Agreement; AND

•	Comply with the other procedures as are required by Section 262 of the Delaware General Corporation Law.

          A copy of the relevant sections of Section 262 of the Delaware General Corporation Law is attached to this Proxy Statement as Annex D.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

          The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders if CIMNET, or the intermediary, (i) reasonably believes that the stockholders are members of the same family, (ii) sends notice of its intent to send a single proxy statement to a given address at least 60 days prior to the date the proxy statement is to be sent, (iii) does not receive a reply or other notification from the stockholder that he or she wishes to continue to receive an individual copy of the proxy statement within 60 days of sending notice and (iv) delivers the document to a post office or residential street address.  Each stockholder will continue to receive a separate proxy card or voting instruction card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies by reducing the volume of duplicate information.

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          A number of brokers with account holders who are CIMNET’s stockholders will be “householding” CIMNET’s proxy materials. Where such delivery has been consented to, by either express or implied consent as permitted by SEC rules, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. “Householding” will continue until you are notified otherwise or until you revoke your consent, either orally or in writing. If your household received a single proxy statement, but you would prefer to receive your own copy, please notify your broker and CIMNET, orally or in writing.  Written requests made to CIMNET should be sent to: CIMNET, Inc., Attention:  Jason Dietrich, 925 Berkshire Blvd., Wyomissing, PA  19610.  Requests may also be made via phone at 610-790-1800.  If your household received multiple proxy statements, but you would like to receive one set of CIMNET’s proxy materials in the future:

•

If your CIMNET shares are registered in your own name, please contact CIMNET’s transfer agent, Continental Stock Transfer and Trust Company, by phone at 212-509-4000, or by mail to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

•

If a broker or other nominee holds your CIMNET shares, please contact your broker and Jason Dietrich of CIMNET, Inc., at the address above and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

THE MERGER

          This section describes material aspects of the Merger, including the Merger Agreement. While CIMNET believes that the description covers the material terms of the Merger and the Merger Agreement, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents referred to in this Proxy Statement, including the Merger Agreement provided in Annex A to this Proxy Statement, for a more complete understanding of the Merger and the Merger Agreement.

          CIMNET’s stockholders are being asked to consider and act upon a proposal to approve the Merger Agreement. The Merger Agreement provides for the acquisition of all the outstanding shares of common stock and preferred stock of CIMNET for $2.43 in cash per share. The Merger will not be completed unless the Merger Agreement is approved by a majority of CIMNET’s voting stockholders.

Background of the Proposed Merger

          On October 27, 2006, John D. Richardson, III, CIMNET’S Chief Executive Officer and Stephen F. Halsey, General Counsel of the Wonderware business unit (“Wonderware”) of Invensys, had a telephone conversation during which time Mr. Halsey explained that he had been asked by Michael Bradley, President of Wonderware, to contact CIMNET to discuss possible partnership, joint venture or other mutual opportunities between the parties.  Mr. Halsey invited Mr. Richardson to attend a meeting in Lake Forest, California to discuss those potential options for working together in some capacity.  Messrs. Richardson and Bradley have known of each other for a period of approximately 5 years as a result of their respective company’s involvement in a similar business sector.

          As a result of this telephone conversation, on November 6, 2006, Mr. Richardson and Jason Dietrich, CIMNET’s Vice President of Sales and Chief Operating Officer, traveled to Wonderware headquarters in Lake Forest, California to meet with representatives of Invensys.  On that day, Messrs. Richardson and Dietrich met with Michael Bradley, Kevin Tock, Vice President of MES Solutions for Wonderware, Tim Sowell, Vice President Product and Application Strategy for Wonderware, Pankaj Mody, Vice President of Development for Wonderware, and Mr. Halsey, all of Invensys.  At the commencement of this meeting, the parties entered into a mutual Non-Disclosure Agreement (the “NDA”).  Once the NDA was executed, CIMNET presented a product overview and product demonstration to Invensys and the parties conducted a general discussion regarding the businesses of both CIMNET and Invensys.

          Mr. Halsey and Mr. Richardson spoke again on November 9, 2006 to discuss the reactions of their respective companies to the visit by CIMNET to the Wonderware headquarters.  Both agreed that the first meeting had been very positive and that there were potentially excellent synergies between the parties.  They agreed that a next step would be for representatives of Invensys to make a visit to CIMNET headquarters to gain a greater understanding of CIMNET and its procedures and operations.  Thus, during the week of November 27, 2006 for a

13

period of three days, representatives of Invensys visited CIMNET’s executive offices in Robesonia, Pennsylvania.  Representing Invensys were Pankaj Mody, Gary Tillery, Director of Development for Wonderware, Tim Sowell and Kevin Tock.   At these meetings, CIMNET was represented by Messrs. Richardson and Dietrich, Tony Crouch, CIMNET’s Chief Technology Officer, Jim Stella, CIMNET’s Technical Support Manager, and Keith Frantz, CIMNET’s Vice President of Development.  The parties to these meetings discussed product architectures, product offerings, product strategies and possible timelines of product integration along with a general overview of customers and proposed target markets.

          On December 14, 2006, Mr. Richardson received a call from Mr. Halsey regarding Mr. Richardson’s availability for a potential trip to visit Mr. Bradley in Johnson City, Tennessee later the following week.  On December 19th, Mr. Richardson received another call from Mr. Halsey outlining potential discussion topics for the upcoming meeting with Mr. Bradley.  One of the topics pertained to the potential acquisition of CIMNET by Invensys.

          On December 20, 2006, Mr. Richardson met with Mr. Bradley in Johnson City, Tennessee.  During this meeting, Messrs. Richardson and Bradley discussed the potential acquisition of CIMNET by Invensys and discussed potential reporting hierarchies, and potential company and product strategies.    Also during these discussions, Mr. Richardson was advised that Wonderware was seeking general approval from Invensys to take the appropriate action towards the necessary approvals for an acquisition of CIMNET.

          On January 9, 2007 and in subsequent days, numerous calls were made between Mr. Richardson and Mr. Halsey to discuss Wonderware’s proposed timeline for providing potential deal structures to Invensys for approval.

          On January 15, 2007, Mr. Halsey requested via email that CIMNET provide Invensys with information on its capital structure, ownership profile as well as recent financial statements.  Mr. Halsey represented that this information, which was subject to the NDA previously signed by the parties, was necessary to enable Mr. Halsey to draft a memorandum to the General Operating Committee of Invensys plc requesting permission to issue an indication of interest to CIMNET from Invensys.  These documents were provided electronically via email to Mr. Halsey.  The emails contained the number of shares outstanding, conversion rights, preferred stock, current profit and loss summary and the current balance sheet and cash flow statements.

          On January 20 & 21, 2007, meetings were held in via conference call between Mr. Richardson, Mr. Bradley, Ken Hastings, Vice President of Finance for Wonderware, and Mr. Dietrich, for Invensys’ review of CIMNET’s financial statements.  The discussions related to CIMNET’s financial estimates including revenue projections and expense estimates provided for 2006 and 2007.  These estimates were provided electronically by Mr. Dietrich on January 20, 2007.

          On February 4, 2007, additional discussions were held between Mr. Richardson and Mr. Halsey via a phone call regarding the possible structures of any potential transaction.

          On February 16, 2007, Steve Hare, CFO of Invensys plc, sent a letter expressing an interest in acquiring CIMNET at a total valuation range of $18,000,000 to $22,500,000, subject to (among other things) confirmatory due diligence.

          On February 17, 2007, the CIMNET’s board of directors met to consider the potential offer outlined by Invensys in the February 16, 2007 memorandum.  Mr. Richardson described the proposed deal terms, including the preliminary offer price.  The CIMNET Board then rejected the offer price of $18,000,000 to $22,500,000 as being insufficient.

          On February 19, 2007, Mr. Richardson sent a letter to Mr. Hare rejecting the terms outlined in Mr. Hare’s February 16, 2007 letter.

          On February 21, 2007, Mr. Hare responded with another letter to Mr. Richardson increasing the non-binding aggregate valuation of CIMNET to an amount up to $24,000,000, subject to Invensys board approval and confirmatory due diligence.

          On February 20 and 22, 2007, Mr. Richardson and Mr. Halsey had several phone conversations regarding the scheduling of due diligence meetings at CIMNET’s corporate facility in Wyomissing, PA.

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          On February 22, 2007, CIMNET received an email from Invensys requesting certain diligence documentation.  On the same day, CIMNET’s board of directors met to again consider Invensys’ offer.

          On February 23, 2007, and based on the $24,000,000 expression of interest from Invensys, Mr. Richardson sent Invensys a letter indicating that CIMNET was willing to enter the due diligence phase based on this valuation.

          During the week of March 5, 2007, for a duration of five days, meetings were held at CIMNET’s offices for the purpose of providing Invensys disclosure in connection with its due diligence review of CIMNET.  Invensys was represented at the meetings by Mr. Halsey, Ms. Dottie Sargent, Vice President of Human Resources for Wonderware, Mr. Ken Hastings, Mr. Rashesh Mody, Vice President HMI & SCADA Business Focus Areas, Mr. Bryce Jewett, outside counsel to Invensys from McGuireWoods, and Mr. Nathan Blackwell, head of Corporate Development for Invensys plc. CIMNET was represented by Mr. Dietrich, Ms. Billie Jo Calnan, Mr. Richardson and Mr. Crouch.  In addition, Mr. J. Jeffrey Fox and Mr. Karl Gerhart, independent directors of CIMNET, attended meetings for two of these days.  The nature of the discussions ranged from organization, acquisition structure, compensation, product integration, product testing, product technology, channel sales and other items of interest to Invensys.

          Subsequent to the meetings, there were follow up emails relating to certain financials and tax matters between Mr. Hastings and tax representatives of Invensys, and several phone calls between Mr. Halsey and Mr. Richardson regarding general corporate matters related to the potential transaction.  Additional information was provided by CIMNET to Invensys including, forecasts, pipeline information and estimates of future earnings.

          On March 20, 2007, CIMNET’s board of directors met to discuss the proposed merger with Invensys.

          On March 28, 2007, CIMNET received a preliminary draft merger agreement from outside counsel for Invensys.  Between April 1, 2007 and up to the signing date of the Merger Agreement, outside counsel for both Invensys and CIMNET engaged in numerous discussions, conference calls and negotiations regarding the Merger Agreement.

          On April 3, 2007, CIMNET received a preliminary draft of the Voting Agreement from outside counsel for Invensys.  Between April 4, 2007 and up to the signing date of the Merger Agreement, outside counsel for both Invensys and CIMNET engaged in numerous discussions, conference calls and negotiations regarding the Voting Agreement

          On April 5, 2007, CIMNET received a letter from Mr. Ulf Henriksson Chief Executive Officer of Invensys confirming Invensys’ interest and outlining their offer, subject to Invensys Board approval.  The April 5 letter confirmed valuation for all of CIMNET consistent with the $2.43 per share Merger Consideration.

          On April 10, 2007, CIMNET counsel circulated a memorandum of open issues regarding the Merger Agreement to Invensys and its counsel.

          On April 16, 2007, CIMNET received a written response to the memorandum of open issues circulated on April 10, 2007 from Invensys and its counsel.

          From April 17, 2007 through April 20, 2007, representatives of CIMNET traveled to Wonderware’s headquarters in Lake Forest, CA for additional meetings regarding the Merger.

          On April 18, 2007, the board of directors met and agreed to engage the services of Janney Montgomery Scott LLC as financial advisor for CIMNET.

          On April 22, 2007, a draft of an employee offer letter was provided to each of CIMNET’s Messrs. Crouch, Dietrich and Richardson.

          On April 23, 2007 Messrs. Crouch, Dietrich and Richardson had numerous discussions with Mr. Halsey regarding their employment agreements, specifically relating to non-compete and severance clauses contained within the contracts.

          On April 23, 2007 Mr. Richardson had discussions with Mr. Bradley, Mr. Halsey and Ms. Sargent regarding Mr. Crouch’s and Mr. Dietrich’s employment compensation and non-compete clauses.

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          On April 24, 2007, CIMNET’s board of directors met and were given a presentation by representatives of Janney, during which meeting the board of directors was provided with Janney’s report on the fairness of the proposed Merger.

          On April 25, 2007, Mr. Richardson had further discussions with Mr. Halsey regarding terms and conditions of the proposed employment contracts for Mr. Richardson, Mr. Crouch and Mr. Dietrich.  On the same day, CIMNET’s board of directors met to discuss the revised draft of the Merger Agreement and the status of the transaction.

          On April 27, 2007 Mr. Richardson had conversations with Mr. Halsey and separately with Mr. Blackwell to discuss certain issues.

          On May 1, 2007, Mr. Richardson also had further discussions with Mr. Halsey regarding Mr. Richardson proposed employment Agreement.  Furthermore, Mr. Richardson and Mr. Halsey discussed the proposed non-compete clauses with Mr. Richardson, Mr. Crouch and Mr. Dietrich.

          On May 2, 2007, representatives of Janney met with the CIMNET board of directors concerning an update to their earlier report on the fairness of the proposed Merger and delivered its updated presentation together with its oral opinion as of such date, subsequently confirmed in writing as of the same date that, as of such date, and based on the assumptions made, matters considered and limits of the review undertaken, the Merger Consideration to be received by the holders of CIMNET common stock was fair, from a financial point of view, to such stockholders.  The board of directors also discussed the merits of Invensys’ overall offer.  After a lengthy discussion, the board of directors approved the offer and the form of the Merger Agreement.

          The Agreement and Plan of Merger and the Voting Agreement were executed by the parties on May 2, 2007.  CIMNET and Invensys publicly announced the execution of the Merger Agreement on May 3, 2007.

Reasons for the Merger

          The CIMNET board of directors has:

•	unanimously determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are advisable and in the best interests of CIMNET and its stockholders;

•	unanimously adopted and approved the Merger Agreement; and

•	unanimously approved the transactions contemplated by the Merger Agreement.

          The CIMNET board of directors unanimously recommends that holders of CIMNET common stock and preferred stock vote FOR the proposal to approve the Merger Agreement and the transactions contemplated thereby (including the Merger).

          In evaluating, adopting and approving the Merger Agreement and the Merger and recommending that the holders of CIMNET common stock and preferred stock vote to approve the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), the CIMNET board of directors retained Janney as financial advisors, consulted with Brown Rudnick Berlack Israels LLP, and considered a number of factors, including the following:

•

The premium that the Merger Consideration of $2.43 per share represented in comparison to the average share price of the CIMNET common stock for the previous four weeks ($2.25), previous three months ($2.29), previous six months ($2.27), and previous twelve months ($1.85);

•

That the Merger Consideration is all cash, which provides certainty of value to CIMNET’s stockholders and liquidity for all stockholders, which is positive because the average trading volume for CIMNET common stock on the OTC BB is extremely limited;

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•	The board’s belief that the Merger Consideration to be received by CIMNET’s stockholders in the Merger fairly reflects CIMNET’s intrinsic value;

•

The board’s view that a sale of CIMNET at this time is in the best interests of CIMNET and its stockholders in light of:  (a) CIMNET’s historical operating performance; (b) CIMNET’s historical financial results; and (c) the market price and performance of the company’s common stock.  The board also considered the prospect of increasing competition in CIMNET’s industry and, as a result, the increasing need for continued investment in CIMNET’s business in order to maintain competitiveness;

•	The fact that the Company’s stockholders will realize the entire value of the purchase price without the risk of post-closing indemnification obligations;

•

The likelihood that the Merger will be consummated, in light of the experience, reputation and financial capability of Invensys and its affiliates, and the absence of any financing condition to Invensys’ obligation to complete the Merger;

•	The business, financial, market and execution risks associated with remaining independent and successfully implementing CIMNET’ business strategies;

•

The financial analysis of Janney presented to the CIMNET board of directors on May 2, 2007 and the opinion of Janney delivered to the CIMNET board of directors that, as of May 2, 2007, and based upon and subject to the various factors, assumptions, limitations and qualifications set forth in its opinion, the $2.43 in cash per share of CIMNET common stock to be received by holders of shares of CIMNET common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders (the full text of the opinion setting forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement and discussed in more detail beginning on page 18);

•	The terms and conditions of the Merger Agreement, including:

•	The scope of the representations, warranties and covenants being made by CIMNET;

•	The conditions precedent to the consummation of the Merger, including the requirement that the Merger Agreement be approved by CIMNET’s stockholders;

•

The ability of the CIMNET board of directors, in the exercise of its fiduciary duties in accordance with the Merger Agreement, to provide information to, engage in negotiations with, change its recommendation to stockholders to approve the Merger Agreement and potentially enter into a transaction with another party in connection with any unsolicited, bona fide written proposal that the CIMNET board of directors determines in good faith constitutes, or is reasonably likely to result in, a superior proposal in the manner provided in the Merger Agreement, subject to specified conditions, including if the CIMNET board of directors accepts or recommends such a superior proposal, paying a $1,000,000 termination fee to Invensys, which is approximately 4.3% of the total merger consideration, and reimbursing Invensys for its transaction costs and expenses (up to maximum amount of $500,000);

•

The terms and conditions of the Voting Agreement, including the support under the Voting Agreement for the adoption of the Merger Agreement by the holders of approximately 50.5% of the outstanding shares of CIMNET common and preferred stock and the automatic termination of the Voting Agreement upon the termination of the Merger Agreement, which would be important if the CIMNET board of directors terminated the Merger Agreement to accept a superior proposal as permitted under the Merger Agreement; and

•

The business reputation and the substantial, liquid financial resources of Invensys and its affiliates which the CIMNET board of directors believes will provide CIMNET’s business with significant opportunities to grow and execute its growth strategy more rapidly than as a stand-alone company and the potential to penetrate existing and new markets.

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          The CIMNET board of directors also considered a number of potentially countervailing factors in its deliberations concerning the Merger, including the following:

•

That CIMNET will no longer exist as an independent company and its stockholders will no longer participate in CIMNET’s growth or from any future increase in the value of CIMNET or from any synergies that may be created by the Merger;

•

That, under the terms of the Merger Agreement, CIMNET cannot solicit other acquisition proposals and must pay or cause to be paid to Invensys a termination fee of $1,000,000 and up to $500,000 in expense reimbursement in cash if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including if the CIMNET board of directors exercises its right to terminate the Merger Agreement and enter into an alternative superior transaction, which may deter others from proposing an alternative transaction that may be more advantageous to CIMNET’s stockholders;

•	That gains from this all-cash transaction will be taxable to CIMNET’s stockholders for U.S. federal income tax purposes; and

•

That if the Merger does not close, CIMNET’s officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and CIMNET will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact CIMNET’s operating results.

          The CIMNET board of directors considered all of the above in light of CIMNET’s historical and projected business, operations, assets, financial condition, operating results and cash flows and prospects.

          The CIMNET board of directors also considered the interests of its directors and executive officers in the transactions contemplated by the Merger Agreement and the Voting Agreement, which are described below under the heading “The Merger — Interests of Certain Persons in the Merger.”

          The CIMNET board of directors concluded that, on balance, the potential benefits to CIMNET and its stockholders of the transactions contemplated by the Merger Agreement outweighed the potential disadvantages and risks associated with those transactions. The foregoing discussion of the information and factors considered by the CIMNET board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluations, the CIMNET board of directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Instead, the CIMNET board of directors conducted an overall analysis of the factors described above, including summaries of discussions of CIMNET’s management with CIMNET’s legal, financial, accounting, tax and other advisors. In considering the factors described above, individual directors may have given different weights to different factors.

Recommendation of the CIMNET Board of Directors

          The CIMNET board of directors unanimously recommends that you vote FOR the proposal to approve the Merger Agreement. The CIMNET board of directors has unanimously determined that the Merger is advisable and in the best interests of CIMNET and its stockholders.

Opinion of CIMNET’s Financial Advisor

          The board of directors retained Janney Montgomery Scott LLC (“Janney”) as its financial advisor to review the Merger and to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the common stock of CIMNET.  As described herein, Janney’s opinion, dated May 2, 2007, together with the related presentation to the board of directors, was only one of many factors taken into consideration by the board of directors in making its determination to approve the Merger.

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          At an April 24, 2007 meeting of CIMNET’s board of directors, representatives of Janney made a presentation with respect to the Merger and rendered to the board of directors its oral opinion that, as of such date, the Merger Consideration to be received by the holders of CIMNET’s common stock was fair, from a financial point of view, to such holders.  On May 2, 2007, Janney presented an updated report to the board of directors, reissued its opinion as of such date and subsequently confirmed in writing as of the same date that, as of such date, and based on the assumptions made, matters considered and limits of review undertaken by Janney, the Merger Consideration to be received by the holders of CIMNET’s common stock was fair, from a financial point of view, to such stockholders.

          The full text of Janney’s written opinion, dated May 2, 2007, which sets forth the assumptions made, matters considered and limitations on review undertaken, is attached to this Proxy Statement as Annex B and is incorporated herein by reference.  Janney’s opinion is directed to the board of directors of CIMNET and addresses the fairness of the Merger Consideration to be received by the holders of CIMNET’s common stock from a financial point of view.  Janney’s opinion does not address the underlying decision of CIMNET to engage in the Merger and does not constitute a recommendation to any stockholder as to whether or how CIMNET’s stockholders should vote or as to any other action CIMNET’s stockholder should take in connection with the Merger.  The discussion of the Janney opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

          In connection with its opinion, Janney reviewed certain publicly available financial information and other information concerning CIMNET and certain internal analyses and other information furnished to it by CIMNET.  Janney also held discussions with the members of management of CIMNET regarding this information and the business and prospects of CIMNET.  Janney did not independently verify any of the information described above and for purposes of its opinion assumed the accuracy, completeness and fairness of all such information.  Janney did not make and it was not provided with an independent evaluation or appraisal of the assets of CIMNET.  With respect to the financial forecast information furnished by or discussed with CIMNET, Janney assumed that such information was prepared on the basis of reasonable assumptions and reflected the best currently available judgments and estimates of the management of CIMNET as to the likely future financial performance of CIMNET.  Janney’s opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of such opinion.

          In reaching its opinion, Janney (i) reviewed selected financial and stock market data for CIMNET and certain other publicly traded companies; (ii) reviewed the recent trading history of CIMNET’s common stock; (iii) reviewed the financial terms of certain recent business combinations; (iv) performed discounted cash flow analysis for CIMNET; (v) reviewed the terms of the Merger Agreement in draft form; and (vi) performed such other analyses, and considered such other factors, as it deemed appropriate.  Janney assumed that the final terms of the Merger Agreement reviewed by it in draft form would not vary materially from the draft dated April 19, 2007 reviewed by it.

          No company used in the analysis of certain other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized below are identical to CIMNET or the Merger.  In addition, Janney believes that both the analysis of certain other publicly traded companies and the analysis of selected mergers and acquisitions are not simply mathematical.  Rather, such analyses must take into account differences in the financial and operating characteristics of these companies and other factors, such as general economic conditions, conditions in the markets in which such companies compete and strategies and operating plans for such companies, that could affect the public trading value and acquisition value of these companies.

          In arriving at its opinion, Janney did not ascribe a specific range of values to CIMNET, but made its determination as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the common stock of CIMNET on the basis of a variety of financial and comparative analyses, including those described below.  The summary of analyses performed by Janney as set forth below does not purport to be a complete description of the analyses underlying Janney’s opinion.  The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description.  The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses.  In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold.  Accordingly, such

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analyses and estimates are inherently subject to substantial uncertainty.  In arriving at its opinion, Janney made qualitative judgments as to the significance and relevance of each analysis and factor considered by it.  Accordingly, Janney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion.

          The following is a brief summary of the material factors considered and analyses performed by Janney and presented to the board of directors at its meeting on May 2, 2007.

Background

          In rendering its opinion, Janney reviewed and analyzed historical and projected financial information of CIMNET.  Janney noted to the Board that CIMNET’s reported financial results were affected by various non-recurring items, and that for analytical purposes it was appropriate to review financial performance both as reported on CIMNET’s financial statements and on an adjusted basis, i.e. after adjusting CIMNET’s reported results to (i) in 2006, add back CIMNET’s reported compensation cost for stock plans; (ii) in 2006, add back CIMNET’s reported loss on abandonment of leasehold improvements and scrapped equipment; and (iii) in 2006 and future years, calculate net income assuming a 39% income tax rate, without including the impact of CIMNET’s net operating loss carryforward.

Projections

          Janney analyzed CIMNET’s projections in support of its fairness opinion.  The projections were not reviewed by independent auditors and were not prepared in accordance with generally accepted accounting principles.  Such projections were based on numerous estimates and other assumptions and are inherently subject to significant uncertainties and contingencies.  There is no assurance that the projections will be achieved and the use thereof by Janney should not be regarded as an indication that CIMNET or any other person considers such estimates an accurate prediction of future events.

Analysis of Selected Publicly Traded Comparable Companies

          Using publicly available information, Janney compared the operating and financial performance, capitalization and stock market valuation for CIMNET with respective corresponding data and ratios of certain similar publicly traded companies.  Janney selected these companies from the universe of possible companies based upon Janney’s view as to the comparability of financial and operating characteristics of these companies to CIMNET.  With respect to each such analysis, Janney made such comparisons among the following companies: American Software Inc.; Descartes Systems Group Inc.; Epicor Software Corp.; I2 Technologies, Inc.; JDA Software Group Inc.; Logility Inc.; Manhattan Associates, Inc.; and MSC Software Corp. (the “Comparable Companies”).

          Among other multiples calculated and reviewed by Janney were the Comparable Companies’ (a) common stock equity market value (“Equity Value”) multiples to historical and estimated net income and (b) Equity Value adjusted for debt and cash (“Enterprise Value”) multiples to historical and estimated revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”).  The financial information used in connection with the multiples set forth below assumed 7,414,044 shares of Common Stock outstanding, 746,965 Convertible Preferred shares (assumed converted to common stock at a 1-to-1 ratio), 2,277,500 outstanding Options and Warrants with an average exercise price per share of $1.51, net debt of CIMNET of $245,324, and was based on the latest reported 12 month period as derived from publicly available information and on estimated EPS for the Comparable Companies for calendar years 2007 and 2008.

          LTM Financial Performance and Multiples:  Janney noted that:  (i) the Enterprise Value of the Comparable Companies as a multiple of latest twelve months (“LTM”) revenue ranged from 1.6x to 4.0x, with a median of 2.1x; applying these multiples to CIMNET’s LTM revenue of $5.33 million results in low, high and median Enterprise Values of $8.68 million, $21.41 million and $11.11 million, respectively, and low, high and median per share values of $1.01, $2.23 and $1.24, respectively; (ii) the Enterprise Value of the Comparable Companies as a multiple of LTM EBITDA ranged from 8.4x to 18.6x, with a median of 11.7x; Janney applied these multiples to derive implied equity values per share of CIMNET’s common stock resulting in low, high and median per share values of $0.87, $1.70 and $1.13, respectively; (iii) the Equity Value of the Comparable Companies as a multiple of LTM Net Income ranged from 14.2x to 40.4x, with a median of 31.0x; applying these multiples to CIMNET’s LTM adjusted

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Net Income of $0.45 million results in low, high and median Equity Values of $6.34 million, $18.10 million and $13.86 million, respectively, and in low, high and median per share values of $0.81, $1.93 and $1.53, respectively.

          2007 Projected Financial Performance and Multiples:  Janney noted that:  (i) the Enterprise Value of the Comparable Companies as a multiple of estimated calendar year 2007 revenue ranged from 1.6x to 3.9x, with a median of 1.8x; applying these multiples to CIMNET’s 2007 projected revenue of $8.20 million results in low, high and median Enterprise Values of $12.74 million, $32.22 million and $14.40 million, respectively, and in low, high and median per share values of $1.40, $3.26 and $1.56, respectively; (ii) the Equity Value of the Comparable Companies as a multiple of estimated calendar year 2007 Net Income ranged from 12.3x to 35.7x, with a median of 20.1x; applying these multiples to CIMNET’s adjusted projection for calendar year 2007 Net Income of $1.32 million results in low, high and median Equity Values of $16.33 million, $47.28 million and $26.64 million, respectively, and in low, high and median per share values of $1.77, $4.73 and $2.75, respectively.

          2008 Projected Financial Performance and Multiples:  Janney noted that:  (i) the Enterprise Value of the Comparable Companies as a multiple of estimated calendar year 2008 revenue ranged from 1.4x to 3.5x, with a median of 1.7x; applying these multiples to CIMNET’s 2008 projected revenue of $12.58 million results in low, high and median Enterprise Values of $17.86 million, $44.15 million and $20.77 million, respectively, and in low, high and median per share values of $1.89, $4.41 and $2.17, respectively; (ii) the Equity Value of the Comparable Companies as a multiple of estimated calendar year 2008 Net Income ranged from 9.4x to 25.9x, with a median of 16.5x; applying these multiples to CIMNET’s projection for calendar year 2008 Net Income of $2.88 million results in low, high and median Equity Values of $26.94 million, $74.68 million and $47.48 million, respectively, and in low, high and median per share values of $2.78, $7.35 and $4.75, respectively.

          Based on the forgoing comparisons, Janney noted that the $2.43 per share value of the Merger Consideration represented an Equity Value which, as a multiple of CIMNET’s historical and projected financial results, was within the valuation range of the Comparable Companies and that this fact supported a determination that the Merger Consideration was fair to the holders of CIMNET’s common stock from a financial point of view.

          Analyses of Selected Comparable Transactions

          Janney reviewed the financial terms, to the extent publicly available, of sixteen transactions since January 1, 2005 which Janney deemed comparable to the Merger (the “Comparable Transactions”).   These Comparable Transactions included: IBS AG/ Siemens AG; Brooks Software/Applied Materials Inc.; Indus International Inc./MDSI Mobile Data Solutions Inc.; Click Commerce, Inc./Illinois Tools Works; MRO Software, Inc./International Business Machines Corp.; Onyx Software/M2M Holdings, Inc.; SSA Global Technologies Inc./Infor Global Solutions Inc.; Manugistics Group, Inc./JDA Software Group Inc.; MatrixOne Inc./Dassault Systems SA; Datastream Systems, Inc./Infor Global Solutions Inc.; Datasweep, Inc./Rockwell Automation Inc.; E.piphany Inc./SSA Global Technologies Inc.; Aspect Communications Corp./Concerto Software; Intentia International AB/Lawson Software Inc.; August Technology Corp./Rudolph Technologies, Inc.; and MAPICS Inc./Infor Global Solutions Inc.

          Because data from completed transactions must be evaluated in the context of market conditions prevailing at the time of the acquisition, Janney noted that a review of transactions completed before 2005 would be of more limited value.  Janney calculated various financial multiples based on publicly available information for each of the Comparable Transactions and applied these multiples to CIMNET’s financial results.  All multiples for the Comparable Transactions were based on information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which such transactions occurred.

          Janney noted that: (i) the Enterprise Value of the Comparable Transactions as a multiple of LTM revenue ranged from 1.3x to 2.6x, with a median of 1.8x; applying these multiples to CIMNET’s LTM revenue of $5.33 million results in low, high and median Enterprise Values of $6.70 million, $14.05 million and $9.37 million, respectively, and in low, high and median per share values of $0.82, $1.52 and $1.07, respectively; (ii) the Enterprise Value of the Comparable Transactions as a multiple of LTM EBITDA ranged from 7.9x to 34.2x, with a median of 11.6x; Janney applied these multiples to derive implied equity values per share of CIMNET’s common stock resulting in low, high and median per share values of $0.82, $2.98 and $1.13, respectively; (iii) the Enterprise Value of the Comparable Transactions as a multiple of LTM EBIT ranged from 12.3x to 25.0x, with a median of 16.9x; Janney applied these multiples to derive implied equity values per share of CIMNET’s common stock resulting in low, high and median per share values of $1.08, $2.01 and $1.42, respectively.

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          Based on the forgoing comparisons, Janney noted that the $2.43 per share value of the Merger Consideration represented an Equity Value which, as a multiple of CIMNET’s historical financial results, was within the range of the Comparable Transactions and that this fact supported a determination that the Merger Consideration was fair to the holders of CIMNET’s common stock from a financial point of view.

Discounted Cash Flow Analysis

          Janney prepared a discounted cash flow analysis of the future unleveraged free cash flows that CIMNET’s operations could be expected to generate during various periods using projections provided to Janney by CIMNET.  Unleveraged free cash flows of CIMNET were projected over a period ending December 31, 2011.  A terminal value was calculated utilizing an exit multiple between 1.5x and 3.0x projected revenue in 2011.  Such terminal values were based upon a review of the trading characteristics of the common stock of selected publicly traded companies, including the Comparable Companies.  The estimated future unleveraged free cash flows and the terminal value were discounted to present values using a range of discounted rates from between 16% and 24%.  Janney arrived at such discount rates based on its judgment of the weighted average cost of capital of selected publicly traded companies.  After subtracting the present value of payments due to debtholders and accounting for the effects of dilutive securities, Janney arrived at a range of estimated per share values for the common stock of between $2.26 and $4.03.

          Based on the forgoing analysis, Janney noted that the $2.43 per share value of the Merger Consideration represented an Equity Value which was within the valuation range of the Discounted Cash Flow Analysis, and that this fact supported a determination that the Merger Consideration was fair to the holders of  CIMNET’s common stock from a financial point of view.

Historical Stock Price Performance

          Janney reviewed and analyzed the reported daily closing market prices and trading volume of CIMNET’s common stock over the three years ending May 2, 2007.  During that period, the common stock closed at a high of $2.80 per share on November 23, 2006 and November 24, 2006, and closed at a low of $0.33 per share on May 24, 2004.  The last date on which the common stock closed at or above $2.43 per share was May 2, 2007.  Janney noted that the average closing prices per share of CIMNET’s common stock for the one-week, one-month, three-month, six-month and one-year period prior to May 2, 2007 were $2.34, $2.22, $2.28, $2.27, and $1.84, respectively.  Janney further noted that the closing price per share of CIMNET’s common stock increased during the week prior to May 2, 2007 from $2.23 per share on April 25, 2007 to $2.55 on May 2, 2007, and that during such period the average trading volume of the common stock was 860 shares per day.

          Janney also compared the movement of the closing prices of CIMNET’s common stock with the movement of (i) the NASDAQ Composite (“NASDAQ”) and (ii) a peer group composite average consisting of the Comparable Companies.  On a relative basis, CIMNET’s common stock outperformed the NASDAQ and the Comparable Companies since May 2, 2004.  The historical stock price performance review was presented to the board of directors to provide background information and to add context to the other analyses performed by Janney, as described above.

Premiums Paid Analysis

          Janney reviewed certain publicly available information regarding the premiums paid over the six months preceding May 2, 2007, by acquirers of publicly traded companies with enterprise values ranging from $25 million to $125 million.  Janney’s review calculated the price paid as a multiple of the price of the target’s stock price one day, one week and one month prior to the announcement of the acquisition.  Janney noted that the median one-day, one-week and one-month premiums were 15.4%, 15.4% and 14.3%, respectively, and that the one-day, one-week and one-month premiums to be paid in the Merger were (4.7%), 8.0% and 15.7%.  Janney noted that CIMNET’s closing per share stock price increased during the week prior to the announcement of the Merger from $2.23 to $2.55, or by 14%, and that the increase was based on an average trading volume for CIMNET’s common stock of 860 shares per day.  The review of premiums paid was presented to the board of directors to provide background information and to add context to the other analyses performed by Janney, as described above.

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Engagement

          Janney is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. The Board retained Janney to act as its financial advisor based on Janney’s qualifications, reputation and experience.  Neither the Board nor CIMNET had previously engaged Janney.  Pursuant to the terms of Janney’s engagement, the fee payable to Janney is $100,000, and this amount is not contingent on the consummation of the Merger nor is it contingent on the conclusion reached by Janney in its opinion.  In addition, CIMNET has agreed to reimburse Janney for its reasonable out-of-pocket expenses and to indemnify Janney for certain costs, expenses and liabilities related to or arising out of Janney’s rendering of services under its engagement as financial advisor, or to contribute to payments Janney may be required to make in respect thereof.

Interests of Certain Persons in the Merger

          In considering the recommendation of CIMNET’s board of directors in favor of the Merger, you should be aware that there are provisions of the Merger Agreement, the Voting Agreement and other existing agreements that will result in certain benefits to CIMNET’s directors and executive officers that are not available to stockholders generally. CIMNET’s board of directors was aware of, and considered the interests of, its directors and executive officers and the potential conflicts arising from such interests in its deliberations of the merits of the Merger and in adopting and approving the Merger Agreement and the Merger. Other than the provisions of the Merger Agreement and the Voting Agreement described below, the arrangements described below were in existence before the discussions about the Merger began. Stockholders should take these benefits into account in deciding whether to vote for approval of the Merger Agreement.

          Stock Options and Warrants.  In connection with the Merger, the CIMNET board of directors authorized the acceleration of the vesting of options and warrants to purchase shares of CIMNET common stock held by certain executive officers of CIMNET and gave the chief executive officer the authority to accelerate such options. As of May 11, 2007, no such options have been accelerated.

          In addition, upon the completion of the Merger, all CIMNET stock options and warrants will immediately vest and become exercisable. All outstanding stock options and warrants will be converted at the effective time into the right to receive a cash payment equal to the excess, if any, of $2.43 over the exercise price of such stock option or warrant multiplied by the number of shares subject to such stock option or warrant. The following table sets forth as of May 11, 2007, the number of shares of CIMNET common stock subject to options and warrants held by CIMNET’s executive officers and directors, the number of shares of CIMNET common stock subject to options held by such persons that will vest as a result of the Merger and the estimated cash payment such persons will receive in connection with the Merger with respect to their options and warrants.

Name	Shares of Common Stock Subject to Outstanding Options		Shares of Common Stock Subject to Outstanding Options that Vest as a Result of the Merger	Weighted Average Exercise Price Per Share of All Options	Weighted Average Exercise Price Per Share of Options that Vest as a Result of the Merger	Realizable Value of Options that Vest as a Result of the Merger at the Closing of the Merger	Realizable Value of All Option s at the Closing of the Merger

Tony Crouch	200,000		—	$1.30	—	—	$226,000.00
Jason Dietrich	200,000		—	$0.59	—	—	$369,000.00
William Nyman	440,000		—	$1.02	—	—	$619,200.00
Keith Frantz	40,000		—	$0.05	—	—	$95,200.00
Karl Gerhart	137,500		—	$0.96	—	—	$202,250.00
J. Jeffrey Fox	45,000		—	$0.70	—	—	$77,725.00
David Birk	40,000		—	$0.84	—	—	$63,575.00
Sundar Ramayya	25,000		—	$0.47	—	—	$49,125.00
John Richardson	200,000	(1)	—	$1.00	—	—	$286,000.00

(1)	Includes warrants exercisable for 200,000 shares of Common Stock owned by Mr. Richardson’s wife.

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Note:	The table does not include stock options and warrants with an exercise price exceeding $2.43 per share of CIMNET common stock.

           Stock Ownership. Many of CIMNET’s officers and directors also beneficially own shares of CIMNET common stock. For a further description of these stock holdings, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 39.  CIMNET’s officers and directors will receive the same $2.43 per share for their shares that all other stockholders will receive pursuant to the Merger.

           Indemnification of Directors and Executive Officers and Insurance. The Merger Agreement provides that Invensys will cause CIMNET, as the surviving corporation in the Merger, to indemnify the individuals who were at or prior to the Closing Date directors or officers of CIMNET with respect to actions or omissions by them as such at any time prior to the Closing Date to the fullest extent permitted by (i) CIMNET’s certificate of incorporation or bylaws in effect as of May 2, 2007, (ii) any applicable contract in effect as of May 2, 2007 and (iii) applicable law; provided that such persons shall not be indemnified for any criminal conduct, fraud or breach of the Merger Agreement. The Merger Agreement further provides that, after the Merger, Invensys will, or will cause CIMNET as the surviving corporation to provide, for a period not less than six years, directors’ and officers’ liability insurance covering those persons who were, as of the date of the Merger Agreement, covered by CIMNET’s directors’ and officers’ liability insurance policy, on terms no less favorable than those in effect on the date of the Merger Agreement. Invensys, however, will not be required to pay an annual premium for such insurance that exceeds 150% of the annual premium that CIMNET currently pays for such insurance.

           Indemnification Obligations of Chief Executive Officer.  The Merger Agreement provides that our Chief Executive Officer, John D. Richardson, has agreed to personally indemnify Invensys Systems, Inc. and CIMNET against any and all costs and fees (excluding extraordinary costs or fees relating to among other things, litigation expenses and appraisal share amounts) paid or incurred by us after March 31, 2007 in connection with the Merger and other transactions contemplated by the Merger Agreement that exceed, in the aggregate, $350.000.

           Employment Agreements.  Conditioned on the completion of the Merger, Invensys Systems, Inc. has offered each of John D. Richardson, III, our Chief Executive Officer, Jason Dietrich, our Vice President of Sales and Chief Operating Officer, and Tony Crouch, our Chief Technology Officer, employment agreements providing for base, bonus and other incentive compensation:

•

Mr. Richardson’s offer letter provides for an annual base salary of $250,000 which will be subject to review on July 1, 2008 and annually thereafter.  Mr. Richardson will also be entitled to additional compensation under the Invensys Executive Bonus Plan for fiscal year 2008, with a bonus target of 35% of salary and a performance range of 0% to 70% of salary.  In addition, Invensys has agreed to seek approval of Mr. Richardson’s inclusion in the 1998 Senior Executive Long-Term Incentive Plan (providing for restricted grants of Invensys plc stock).  In the event that Mr. Richardson is terminated without cause or should he terminate the agreement for good reason within three years from the commencement of employment, then he will be entitled to 6 months of salary as severance.

•

Mr. Dietrich’s offer letter provides for an annual base salary of $185,000 which will be subject to review on July 1, 2008 and annually thereafter.  Mr. Dietrich will also be entitled to additional compensation under Wonderware’s Sales Incentive Plan (“SIP”) based on a 60%/40% split, with the base salary representing the 60% (i.e., $185,000) and the SIP representing the 40% (which means that during the first year of the agreement, the SIP at 100% achievement is $123,333).  Invensys has guaranteed the 40% (i.e., $123,333) SIP component for the first year of Mr. Dietrich’s employment, which makes Mr. Dietrich’s compensation in the first year of employment $308,333). In addition, Invensys has agreed to seek approval of Mr. Dietrich’s inclusion in the 1998 Senior Executive Long-Term Incentive Plan (providing for restricted grants of Invensys plc stock).  In the event that Mr. Dietrich is terminated without cause or should he terminate the agreement for good reason, then he will be entitled to 6 months of salary as severance.

•

Mr. Crouch’s offer letter provides for an annual base salary of $185,000 which will be subject to review on July 1, 2008 and annually thereafter.  Mr. Crouch will also receive a Sign-On bonus of $92,500 and certain cost of living adjustments in order to assist his move to California.  In addition, Mr. Crouch will be eligible to participate in the Executive Bonus Plan for the fiscal year

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2008, with a bonus target of 20% of salary and a performance range of 0% to 40% of salary.  In addition, Invensys has agreed to seek approval of Mr. Crouch’s inclusion in the 1998 Senior Executive Long-Term Incentive Plan (providing for restricted grants of Invensys plc stock).  In the event that Mr. Crouch is terminated without cause or should he terminate the agreement for good reason within three years from the commencement of employment, then he will be entitled to 6 months of salary as severance.

Appraisal Rights

           As a stockholder of CIMNET, you have a right to demand appraisal of your shares in connection with the Merger and demand a determination by the Delaware Court of Chancery as to the fair value of your shares of common stock or preferred stock.  Exercising this right to demand appraisal of your shares could result, in the event the Merger in consummated, in your receiving an amount per share which is more than, the same as, or less than the amount per share ($2.43) payable in cash pursuant to the Merger Agreement.

           Notwithstanding any provision of the Merger Agreement to the contrary, any shares of common stock or preferred stock held by a stockholder who does not vote to approve the Merger and complies with all of the provisions of Section 262 of the General Corporation Law of the State of Delaware (the “Delaware Law”) concerning the right to demand appraisal for our stock from and require payment of fair value for his or her shares shall not be converted into the right to receive $2.43 per share pursuant to the Merger Agreement. Instead, such stockholder who demands appraisal shall only be entitled to receive such consideration as may be determined to be due to the holder pursuant to the Delaware Law. However, if you demand an appraisal of your shares of CIMNET stock under the Delaware Law but withdraw the demand or fail to perfect or otherwise lose your right to an appraisal, your shares of CIMNET stock will be deemed to be canceled and converted at the effective time of the Merger into the right to receive $2.43 per share pursuant to the Merger Agreement.

           The following is a summary of the principal provisions of Section 262 of the Delaware Law and does not purport to be a complete description. A copy of Section 262 is attached to this Proxy Statement as Annex D. Failure to take any action required by Section 262 will result in a termination or waiver of your rights under Section 262. Perfecting your appraisal rights can be complicated and costly.  The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Section 262 of the Delaware Law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware Law, which are attached hereto as Annex D.  This Proxy Statement constitutes notice to stockholders concerning the availability of appraisal rights under Section 262 of the Delaware Law.

           Only a holder of record of the CIMNET’s common stock or preferred stock is entitled to demand appraisal rights for common stock or preferred stock registered in that holder’s name. The demand must be executed by or for the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates. If stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity. If stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record. A holder of record, such as a broker, who holds stock as nominee for beneficial owners may exercise a holder’s right of appraisal with respect to stock held for all or less than all of such beneficial owners. In such case, the written demand should set forth the number of shares of stock covered by the demand. Where no number of shares of stock is expressly mentioned, the demand will be presumed to cover all shares of stock standing in the name of the holder of record.

           In order to demand appraisal of your shares in connection with the Merger, you (i) must not vote your shares for the Merger Agreement and the Merger and (ii) must deliver to CIMNET before the vote on the Merger is taken at the Special Meeting, a written demand for appraisal of your shares (the “Appraisal Demand”). Voting against the Merger, by itself, is not sufficient to preserve your appraisal rights.  Your Appraisal Demand will be sufficient if it is in writing and reasonably informs CIMNET of your identity and that you intend thereby to demand the appraisal of your shares. A proxy or vote against the Merger will not constitute such a demand. Furthermore, you must elect to demand an appraisal rights by an Appraisal Demand separate from any

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proxy or ballot. The Appraisal Demand must be delivered or mailed to CIMNET at 925 Berkshire Boulevard, Wyomissing, PA 19610; attn: Corporate Secretary and must be received prior to the Special Meeting.

           Within ten days after the effective time of the Merger, CIMNET, as the surviving corporation, will send notice of the effectiveness of the Merger to each person who prior to the effective time of the Merger satisfied these conditions.

           Within 120 days after the effective time of the Merger (but not thereafter), CIMNET as the surviving corporation or any stockholder who has satisfied the foregoing conditions and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock held by all stockholders entitled to appraisal. CIMNET does not intend to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that CIMNET will file a petition to appraise the value of their stock or that CIMNET will initiate any negotiations with respect to the “fair value” of such stock. Accordingly, holders of the common stock or preferred stock should initiate all necessary action to perfect their appraisal rights within the time periods prescribed in Section 262 of the Delaware Law.

           Within 120 days after the effective time of the Merger (but not thereafter), any stockholder who has complied with the requirements for exercise of appraisal rights in Section 262 of the Delaware Law, as discussed above, is entitled, upon written request, to receive from CIMNET, a statement setting forth (i) the aggregate number of shares of common stock or preferred stock not voted in favor of the Merger and with respect to which demands for appraisal have been received and (ii) the aggregate number of holders of such shares of stock. CIMNET, as the surviving corporation of the Merger, is required to mail such statement within ten days after it receives a written request to do so, or within ten days after expiration of the period for delivery of demands for appraisal under Section 262, whichever is later.

           If a petition for an appraisal is timely filed and a copy is delivered to CIMNET as the surviving corporation, CIMNET must within 20 days after receipt of such petition file with the Delaware Court of Chancery in which the petition was filed a list of the names and addresses of all stockholders who have demanded appraisal rights and with whom agreements as to the value of their shares have not been reached by CIMNET. After notice to CIMNET and those stockholders, the Court can conduct a hearing to determine the stockholders entitled to appraisal rights. The Court may require stockholders who have demanded appraisal rights for their shares to submit their stock certificates to the Court for a notation thereon, and if any stockholder fails to comply with this requirement, the Court may dismiss the proceedings as to such stockholder.

           At a hearing on the petition, the Court will determine the stockholders entitled to appraisal rights and will appraise the shares of stock owned by such stockholders, determining their “fair value” exclusive of any element of value arising from the accomplishment or expectation of the Merger and will determine the amount of interest, if any, to be paid upon the value of the shares of stock of the stockholders entitled to appraisal. In determining such “fair value,” the Court shall take into account all relevant factors. Any such judicial determination of the “fair value” of CIMNET stock could be based on considerations other than or in addition to the price paid in the Merger and the market value of the common stock or preferred stock, including asset values, the investment value of the common stock or preferred stock and any other valuation considerations generally accepted in the investment community. The value so determined for the common stock or preferred stock could be more than, less than or the same as the Merger Consideration paid pursuant to the Merger Agreement. The Court may, in its discretion, order that all or a portion of any stockholder’s expenses incurred in connection with an appraisal proceeding, including, without limitation, reasonable attorney’s fees and fees and expenses of experts, be charged pro rata against the value of all the shares of the common stock or preferred entitled to an appraisal, but a stockholder demanding appraisal must be prepared to pay his or her own expenses in connection with the proceeding.

           Any stockholder who has demanded an appraisal in compliance with Section 262 will not, from and after the effective time of the Merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to dividends or other distributions on those shares (other than those payable or deemed to be payable to stockholders of record at a date which is prior to the effective time of the Merger).

           Holders of common stock or preferred stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if a stockholder delivers a written withdrawal of such stockholder’s demand for an appraisal to CIMNET, except that any such attempt to withdraw made more than 60 days after the effective time of the Merger requires CIMNET’s written approval. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the $2.43 per share cash consideration otherwise payable pursuant to the Merger Agreement.

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           If an appraisal proceeding is timely instituted, such proceeding may not be dismissed without the approval of the Delaware Court of Chancery as to any stockholder who has perfected a right of appraisal.

           Failure to take any required step to perfect appraisal rights may result in termination of your appraisal rights. Because the appraisal provisions of the Delaware law are complex, if you are considering exercising your appraisal rights under Section 262 of the Delaware law you should consult with your own legal advisors.

           VOTING AGAINST THE MERGER AND THE MERGER AGREEMENT WILL NOT PROTECT YOUR RIGHT TO DEMAND APPRAISAL IN THE ABSENCE OF YOUR DELIVERING A SEPARATE WRITTEN APPRAISAL DEMAND ON A TIMELY BASIS. ANNEX D TO THIS PROXY STATEMENT CONTAINS SECTION 262 OF THE DELAWARE LAW REGARDING APPRAISAL RIGHTS. IF YOU INTEND TO DEMAND APPRAISAL, YOU SHOULD CAREFULLY REVIEW THIS PROXY STATEMENT AND ANNEX D AND YOU ARE URGED TO CONSULT WITH YOUR OWN LEGAL ADVISORS.

Deregistration of CIMNET Common Stock

           If the Merger is completed, CIMNET common stock will no longer be quoted on the OTC Bulletin Board and will be deregistered under the Securities Exchange Act of 1934.

U.S. Federal Income Tax Treatment

           The following is a discussion of certain material federal income tax consequences of the Merger to holders of CIMNET common stock and preferred stock. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this Proxy Statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The following discussion is limited to the material United States federal income tax aspects of the Merger to a stockholder of CIMNET who is a citizen or resident of the United States and who, on the date on which the Merger is completed, holds shares of CIMNET common or preferred stock as a capital asset. The following discussion does not address taxpayers subject to special treatment under federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of CIMNET common stock upon the exercise of employee stock options or otherwise as compensation for services or who hold their shares as part of a hedge, straddle or conversion transaction.

           The following discussion does not address potential foreign, state, local or other tax consequences of the Merger. You are urged to consult your own tax advisor regarding the United States federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of your shares in the Merger.

           With respect to CIMNET stockholders and for United States federal income tax purposes, the Merger will be treated as a taxable sale or exchange of CIMNET common or preferred stock for cash by each CIMNET stockholder. Accordingly, the United States federal income tax consequences to the CIMNET stockholders receiving cash will generally be as follows:

•	The stockholder will recognize a capital gain or loss upon the disposition of the stockholder’s shares of CIMNET common and preferred stock pursuant to the Merger.

•

The capital gain or loss, if any, will be long-term with respect to shares of CIMNET common and preferred stock that have a holding period for tax purposes in excess of twelve months at the time such CIMNET stock is disposed of.

•

The amount of capital gain or loss recognized by each stockholder will be measured by the difference between the amount of cash received by the stockholder in connection with the Merger and the stockholder’s adjusted tax basis in the shares of CIMNET common and preferred stock at the effective time of the Merger.

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           Cash payments made pursuant to the Merger will be reported to CIMNET stockholders and the IRS to the extent required by the Code and applicable regulations. These amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of the tax at applicable rates may apply to a stockholder who fails to supply CIMNET or the paying agent selected by Invensys with the stockholder’s taxpayer identification number or has received notice from the IRS of a failure to report all interest and dividends required to be shown on the stockholder’s federal income tax returns, or in certain other cases. Accordingly, each CIMNET stockholder will be asked to provide a correct taxpayer identification number on a Substitute Form W-9 which is to be included in the appropriate letter of transmittal for the shares of CIMNET common stock and preferred stock. Certain CIMNET stockholders will be asked to provide additional tax information in the appropriate letter of transmittal for the shares of CIMNET common and preferred stock.

           The foregoing discussion of certain material United States federal income tax consequences is included for general informational purposes only and is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of CIMNET common or preferred stock. CIMNET urges you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local, foreign and other tax laws) of the receipt of cash in exchange for shares of CIMNET common and preferred stock pursuant to the Merger.

Accounting Treatment

           The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Federal or State Regulatory Filings Required in Connection with the Merger

           There are no federal or state regulatory filings required in connection with the Merger.

MERGER AGREEMENT AND OTHER RELATED AGREEMENTS

           This section of this Proxy Statement provides a summary of the Merger Agreement, which is the definitive agreement governing the Merger, and certain other agreements relating to the Merger. This summary, however, may not contain all of the information that is important to you. CIMNET urges you to carefully read the Merger Agreement, which appears as Annex A to this Proxy Statement.

Merger Consideration

           Upon completion of the Merger, each outstanding share of CIMNET common stock and preferred stock will be converted into the right to receive $2.43 in cash, without interest. The price of $2.43 per share was determined through arm’s-length negotiations between CIMNET and Invensys. Upon completion of the Merger, no shares of CIMNET common or preferred stock will remain outstanding and all shares will automatically be canceled and will cease to exist.

Conversion of Shares; Procedures for Exchange of Certificates

           Your right to receive $2.43 per share in cash, without interest, will arise automatically upon completion of the Merger. Prior to the effective time of the Merger, Invensys will enter into an agreement with a bank or trust company selected by Invensys to act as the paying agent under the Merger Agreement. Invensys will deposit with the paying agent cash amounts sufficient to enable the paying agent to pay the aggregate Merger Consideration to the holders of shares of CIMNET common stock, preferred stock, CIMNET stock options and CIMNET warrants.

           Promptly after the effective time of the Merger, the paying agent will mail to each record holder of shares, a letter of transmittal and instructions for use in surrendering certificates in exchange for the Merger Consideration. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a letter of transmittal, duly executed, the holder of such certificate will be entitled to receive the Merger Consideration into which the number of shares of common or preferred stock previously represented by such stock certificate(s) shall have been converted pursuant to the Merger Agreement, without any interest thereon. The certificates so surrendered will be canceled.

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           In the event of a transfer of ownership of shares of common stock which is not registered in CIMNET’s transfer records, payment may be made with respect to such shares to the transferee if the stock certificate representing such shares is presented to the paying agent, accompanied by all documents reasonably required by the paying agent to evidence such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

           If your stock certificate has been lost, stolen or destroyed, the paying agent will deliver to you the applicable merger consideration for the shares represented by that certificate:

•	if you make an affidavit claiming such certificate has been lost, stolen or destroyed; and

•

if requested by Invensys or the paying agent, you post a bond in a reasonable amount as indemnity against any claim that may be made with respect to that certificate against Invensys or the paying agent.

         Stockholders should not send their certificates now and should send them only pursuant to instructions set forth in the letter of transmittal to be mailed to stockholders promptly after the effective time of the Merger. In all cases, the Merger Consideration will be provided only in accordance with the procedures set forth in this Proxy Statement and such letter of transmittal.

           One hundred and eighty days after the effective time of the Merger, the paying agent will deliver to the surviving corporation any funds made available to the paying agent which have not been disbursed to holders of CIMNET stock certificates. Any holders of certificates who have not complied with the above-described procedures to receive payment of the Merger Consideration during such one hundred and eighty day period may thereafter look only to the surviving corporation for payment of the merger consideration to which they are entitled.

           The cash paid to you upon conversion of your shares of CIMNET stock will be issued in full satisfaction of all rights relating to the shares of CIMNET common and preferred stock.

Effect on CIMNET Stock Options

           The vesting of each stock option or warrant to acquire CIMNET common stock outstanding at the effective time of the Merger will be accelerated, such that upon the completion of the Merger, all such options and warrants will be fully vested and exercisable. Each outstanding stock option or warrant to acquire CIMNET common stock will be converted at the effective time of the Merger into the right to receive, as soon as practicable after the effective time of the Merger, a cash payment equal to the product of (1) the excess of the Merger Consideration over the per share exercise price of such stock option or warrant, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option or warrant, whether or not then vested or exercisable.  The paying agent will make the payments contemplated by this paragraph.

Effective Time of the Merger

           The Merger will become effective upon the filing of articles of merger with the Delaware Secretary of State or at such later time as is agreed upon by Invensys and CIMNET and specified in the articles of merger. The filing of the articles of merger will occur on the closing date (the “Closing Date”). Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub, a wholly-owned subsidiary of Invensys and a party to the Merger Agreement, will merge with and into CIMNET. CIMNET will survive the Merger as a wholly-owned Delaware subsidiary of Invensys. If the Merger Agreement is approved by CIMNET’s stockholders, the Merger will be completed as soon as all of the other conditions to the Merger set forth in the Merger Agreement have been satisfied or waived by Invensys or CIMNET, as applicable. These conditions are described below under the heading “Merger Agreement and Other Related Agreements — Conditions to Closing.”

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Representations and Warranties

           The Merger Agreement contains representations and warranties of each party to the agreement. These representations and warranties will expire upon completion of the Merger.

           The Merger Agreement contains customary representations and warranties of CIMNET as to, among other things:

•	CIMNET’s organization, good standing and corporate power;

•	CIMNET’s capitalization; subsidiaries;

•	authorization, noncontravention;

•	governmental approvals;

•	CIMNET’s SEC documents, financial statements, the absence of undisclosed liabilities;

•	accuracy of information in this Proxy Statement;

•	absence of certain changes or events;

•	legal proceedings;

•	contracts;

•	compliance with laws;

•	environmental matters;

•	employee benefits and labor matters;

•	tax matters;

•	title to assets, leases;

•	intellectual property;

•	products;

•	accounts receivables;

•	approval and adoption requirements;

•	suppliers and customers;

•	state takeover statutes;

•	insurance;

•	inventory;

•	sufficiency of assets;

•	brokers and other advisors;

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•	opinion of financial advisor;

•	insolvency; and

•	books and records.

          In addition, the Merger Agreement contains representations and warranties by Invensys and Merger Sub as to, among other things, Invensys having the necessary corporate power and authority, and access to sufficient funds to complete the transactions contemplated by the Merger Agreement.

           The representations and warranties in the Merger Agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the Merger Agreement entitled “Representations and Warranties of CIMNET” and “Representations and Warranties of Invensys and Merger Sub” in Annex A to this Proxy Statement.

Covenants of the Parties

           Conduct of CIMNET’s Business

           CIMNET agreed in the Merger Agreement that, unless Invensys otherwise consents in writing, CIMNET will carry on its business in the ordinary course, consistent with past practice, comply in all material respects with all applicable laws and the requirements of all material contracts and permits, make all voluntary disclosures deemed appropriate to governmental authorities and use commercially reasonable efforts to (i) maintain and preserve intact CIMNET’s business organization, assets and intellectual property rights and the goodwill of those having significant business relationships with CIMNET, and (ii) retain the services of its present officers and key employees.

           In addition, CIMNET has agreed that, subject to specified exceptions, CIMNET may not, without Invensys’ prior written consent:

           •           declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or other assets) in respect of, any of its capital stock, or other equity or voting interests, except for the payment of dividends then due in respect of outstanding shares of preferred stock;

           •           split, combine or reclassify any of its capital stock, or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or other equity or voting interests;

           •           purchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting interests, or any other securities of CIMNET or any warrants, options or other rights to acquire any such shares or other securities; or

           •           take any action that could result in any amendment, modification or change of any term of any debt security of CIMNET;

           •           issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any warrants, options or other rights to acquire or receive, any such shares, interests or securities or any “phantom” stock, “phantom” stock rights or awards, stock appreciation rights, stock-based performance units or any other rights that are linked in any way to the price of company stock or the value of CIMNET or any part thereof (other than the issuance of shares of common stock upon the conversion of the preferred stock or the warrants, or the exercise of stock options;

           •           amend or propose to amend its Certificate or Incorporation or Company By-laws;

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           •           acquire or agree to acquire by merging or consolidating with, or by purchasing assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets with a value individually or in the aggregate with a value in excess of $50,000;

           •           sell, lease, license, mortgage, sell or leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interest therein, to a third party with an aggregate value in excess of $50,000, except for sales of inventory or excess or obsolete assets in the ordinary course of business consistent with past practice, or allow any assets or properties to become subject to any lien other than permitted liens;

           •           incur or commit to incur any debt obligations or issue or sell any debt securities or warrants, options or other rights to acquire any debt securities of CIMNET;

           •           repurchase or prepay any debt obligations or debt securities of CIMNET or any third person;

           •           guarantee any indebtedness or debt securities of another person or enter into any “keep well” or other contract to maintain any financial statement condition of another person;

           •           make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than CIMNET;

           •           incur or commit to incur any capital expenditure, or any obligations or liabilities in connection therewith, except as set forth in the capital expenditure budget provided to Invensys;

           •           pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice, or for an immaterial amount of money;

           •           waive, release, grant or transfer any right of a material value, other than in the ordinary course of business consistent with past practice, or waive any material benefits of, agree to modify in a manner materially adverse to CIMNET, fail to enforce or consent to any matter with respect to which its consent is required under any confidentiality, standstill or similar contract to which CIMNET is a party;

           •           grant to any director, officer, employee or consultant of CIMNET any increase in compensation, bonus or other benefits or severance or termination pay, in each case, except as required by any plan or benefit agreement;

           •           enter into, amend or terminate any CIMNET plan or company benefit agreement, accelerate, fund or secure the vesting or payment of compensation or benefits under any CIMNET plan benefit agreement, in each case except as required by any company plan or company benefit agreement, or adopt, enter into, demand or terminate any collective bargaining contract or other labor union contract;

           •           except as required by GAAP or applicable Law, make any change in its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles or practices;

           •           make any election with respect to taxes (other than elections that are consistent with past practice) or enter into any settlement or compromise of any material tax liability or refund;

           •           enter into any lease of real property;

           •           modify, amend, terminate or permit the lapse of any contract relating to the lease of any real property, any reciprocal easement agreement or any operating agreement pertaining to, real property;

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           •           maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

           •           take any action if such action is reasonably likely to result in any representation and warranty of CIMNET set forth in the Merger Agreement that is qualified as to materiality becoming untrue, any such representation and warranty that is not so qualified becoming untrue in any material respect;

           •           become guarantor, surety, endorser or otherwise liable for the debts or obligations (direct or indirect, known or unknown, absolute or contingent) of any other person;

           •           alter through merger, liquidation, reorganization, restructuring, sale of shares or in any other fashion the corporate structure or ownership of CIMNET or adopt any plan with respect to any of the foregoing; or

           •           propose, resolve, authorize, agree or commit to take any of the foregoing actions.

Other Covenants

          The Merger Agreement contains a number of other covenants, including covenants relating to:

•	preparation of this Proxy Statement and holding of the Special Meeting;

•

use of reasonable best efforts to consummate the Merger as promptly as practicable, including reasonable best efforts to obtain regulatory clearance and, in connection therewith, to vigorously defend any challenge by regulatory authorities to the completion of the Merger;

•	public announcements;

•	access to information;

•	notification of communications from governmental authorities or claims relating to the Merger or breaches of representations and warranties, breaches of covenants and certain other matters;

•	indemnification, exculpation and insurance;

•	fees and expense; and

•	employee matters.

No-Shop Provisions

          CIMNET has agreed, prior to the Merger becoming effective, to certain limitations on CIMNET’s ability to take action with respect to other potential acquisition transactions.  In addition, except as set forth below, CIMNET has agreed to not directly or indirectly:

•

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal (as defined below);

•	participate in any discussions or negotiations with any third party regarding any Takeover Proposal;

•	furnish or disclose to any third party any information with respect to or take any other action that could reasonably lead to any Takeover Proposal;

•	enter into any agreement related to any Takeover Proposal or any agreement or understanding requiring it to abandon, terminate or fail to consummate the Merger; or

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•	approve, endorse or recommend, or propose publicly to approve or recommend, any Takeover Proposal.

          Notwithstanding these Limitations:

•

If CIMNET’s board of directors receives an unsolicited, bona fide written Takeover Proposal and the board of directors determines in good faith that such Takeover Proposal is a Superior Proposal (as defined below) and with respect to which the board determines in good faith, after consulting with legal counsel, that the failure to take the following action would be likely to constitute a breach its fiduciary duties to CIMNET’s stockholders under Delaware law, then CIMNET may after providing Invensys written notice of CIMNET’s intention to take such actions:  (1) request information from the person making such Takeover Proposal, (2) furnish information to the person making such Takeover Proposal, but only after such person enters into a customary confidentiality agreement with CIMNET that is no more favorable in any material respect to that person than its confidentiality agreement with Invensys, provided that such confidentiality agreement shall not prohibit disclosure to Invensys of the terms and conditions of such takeover proposal, and (3) engage in discussions and negotiations with such person regarding such Takeover Proposal; and

•

If CIMNET’s board of directors receives an unsolicited, bona fide written Takeover Proposal that was made in circumstances not involving a breach of the Merger Agreement and that the board determines in good faith constitutes a Superior Proposal, the board of directors may, in response to such Superior Proposal and within a set timeframe, (i) withdraw or modify its recommendation that its stockholders approve the Merger Agreement, or recommend a Takeover Proposal, if the board determines in good faith, after reviewing applicable provisions of Delaware law and after consulting with and receiving advice from outside counsel, that the failure to make such withdrawal, modification or recommendation would be inconsistent with its fiduciary duties to CIMNET’s stockholders under Delaware law, and (ii) cause CIMNET to terminate the Merger Agreement and enter into a definitive agreement with respect to such Superior Proposal; however, in such circumstances, CIMNET would be required to pay a $1,000,000 termination fee to Invensys as described below under “Merger Agreement and Other Related Agreements — Fees and Expenses” and CIMNET would be required to reimburse Invensys for its transaction costs and expenses (up to a maximum amount of $500,000).

          Prior to responding to an unsolicited Takeover Proposal, CIMNET must give Invensys’ notice of the Takeover Proposal. CIMNET must also provide Invensys’ with copies of any written materials received from or on behalf of the person making the Takeover Proposal and shall keep Invensys fully informed of all material developments regarding the Takeover Proposal. CIMNET must furnish Invensys with simultaneous copies of any non-public information that CIMNET provides to the person that made such unsolicited Takeover Proposal.

          Under the Merger Agreement:

                    (i)          “Takeover Proposal” means any inquiry, proposal or offer from any person other than Invensys or its subsidiaries, affiliates or representatives relating to any acquisition, purchase, lease, sale, issuance or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise of substantially all of the assets of CIMNET or at least a majority of the voting power represented by the equity securities of CIMNET, any tender offer or exchange offer that if consummated would result in any person beneficially owning at least a majority of the voting power represented by the equity securities of CIMNET, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving CIMNET, or any combination of the foregoing, other than the transactions contemplated by the Merger Agreement; and

                    (ii)          “Superior Proposal” means any bona fide Takeover Proposal submitted to the CIMNET or its board of directors (or any committee thereof) which did not result from a breach of the Merger Agreement and which the board of directors (or any committee thereof) concludes in good faith after (A) taking into account all relevant factors, facts and circumstances, including (x) the respective terms, conditions and structure of the transaction contemplated by the Merger Agreement and the transaction contemplated by such Takeover Proposal, including pricing terms, the type of consideration, financing conditions and contingencies, regulatory conditions and impediments, other conditions, termination rights, break-up or similar fees, expense reimbursement obligations and the timing of the closing of the transaction, (y) the likelihood that each such transaction will be consummated and (z) any

34

changes to the terms of the Merger Agreement which have been proposed by Invensys, and (B) consulting with its outside legal advisors, is, given all relevant factors, more favorable to the CIMNET’s stockholders from a financial point of view than the terms of the transactions contemplated by the Merger Agreement (including any changes to the terms of the Merger Agreement which have been proposed by Invensys).

Conditions to Closing

          The parties’ obligations to complete the Merger are subject to the following conditions:

•	the approval of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding total voting stock of CIMNET;

•

no (i) temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority, or (ii) law, injunction, judgment or ruling shall be in effect that has the effect of preventing the consummation of the Merger.

Invensys’ and Merger Sub’s obligations to complete the Merger are subject to the following conditions:

•

CIMNET’s representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below) shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case, as of May 2, 2007 and as of the Closing Date, with the same effect as if made as of the Closing Date (or, if given as of a specific date, as of such date), and CIMNET shall have given a certificate to such effect signed on behalf of CIMNET by the chief executive officer and the chief financial officer;

•

CIMNET shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Invensys shall have received a certificate signed on behalf of CIMNET by the chief executive officer and the chief financial officer of CIMNET to such effect;

•	since the date of the Merger Agreement, there must not have been any Material Adverse Effect (as defined below) on CIMNET;

•

there must not be any pending action, investigation, proceeding or litigation pending or threatened by any governmental entity, to (1) challenge, restrain, enjoin, or prohibit the completion of the Merger, (2) prohibit or limit the ownership or operation by CIMNET or Invensys of the properties, assets or any portion of any business of CIMNET or Invensys or to require either to dispose of other assets or businesses, in each case as a result of the Merger impose limitations on the ability of Invensys’ to effectively exercise full rights of ownership of CIMNET, or (3) prohibit Invensys or any of its affiliates from effectively controlling the properties or other assets or any portion of the business of CIMNET;

•	appraisal rights shall not have been exercised by CIMNET stockholders with respect to more than 612,075 shares of CIMNET common stock immediately prior to the Closing Date;

•	each of the officers and directors of CIMNET listed in the Merger Agreement shall have resigned there positions;

•

neither John Richardson nor Jason Dietrich shall have died or suffered any injury, sickness or mental illness or other condition which has resulted in, or is reasonably likely to result in, his disability (as defined in CIMNET’s executive disability insurance plan) and the employment agreements of Messrs. Richardson, Dietrich and Crouch with Invensys shall continue and remain in full force and effect; and

35

•

with respect to CIMNET’s Wyomissing lease, the lease shall have been amended in accordance with the Merger Agreement and Invensys shall have obtained a subordination, non-disturbance and attornment agreement from the landlord’s lender that is reasonably satisfactory to Invensys.

          The Merger Agreement provides that a “material adverse effect” on CIMNET means any state of facts, change, development, effect, condition or occurrence (any such item, an “Effect”) that is or is reasonably likely to (A) adversely affect in a material respect the business, assets, liabilities, properties, condition (financial or otherwise), results of operations of CIMNET or (B) impair in any material respect the ability of CIMNET to perform its obligations under the Merger Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated hereby; provided that, solely with respect to clause (A) of this definition, the following shall not be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a “Material Adverse Effect”: (1) any change, event, occurrence or state of facts relating to the U.S. or global economy, financial markets or political conditions (in each case, in general), including such changes thereto as are caused by terrorist activities, entry into or material worsening of war or armed hostilities, or other national or international calamity (in each case under this clause (1), other than any such change, event, occurrence or state of facts that has a disproportionate effect on CIMNET or its customers); (2) any change, event, occurrence or state of facts that directly arises out of or results from the announcement or pendency of the Merger Agreement or any of the transactions contemplated hereby; (3) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or failure to take an action, by CIMNET with Invensys’ express written consent or in accordance with the express written instructions of Invensys or as otherwise expressly required or specifically permitted to be taken by CIMNET pursuant to the terms of the Merger Agreement; (4) any change in CIMNET’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that this clause (4) shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute or contribute to a Material Adverse Effect); and (5) any change, event, occurrence or state of facts arising out of any change in GAAP or applicable accounting requirements or principles which occur or become effective after the date of the Merger Agreement.

          CIMNET’s obligation to complete the Merger is also subject to the following conditions:

•

Invensys’ and Merger Sub’s representations and warranties, disregarding all qualifications and exceptions contained therein relating to materiality, must be true and correct as of the date of the Merger Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to impair in any material respect the ability of each of Invensys and Merger Sub to perform their obligations under the Merger Agreement or prevent or materially impeded, interfere with, hinder or delay the consummation of the Merger.  CIMNET shall have received a certificate signed on behalf of Invensys by an executive officer of Invensys to such effect; and

•

Invensys and Merger Sub must have performed in all material respects all of their respective obligations under the Merger Agreement.  CIMNET shall have received a certificate signed on behalf of Invensys by an executive officer of Invensys to such effect.

Termination

          The Merger Agreement may be terminated at any time prior to the closing of the Merger:

•	by mutual written consent of CIMNET and Invensys;

•	by either CIMNET or Invensys if:

36

•

If (i) the Merger is not consummated within a 120 days of the date of the Merger Agreement, or (ii) a temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority, or a law, injunction, judgment or ruling shall be in effect that has the effect of preventing the consummation of the Merger is in effect and is final and nonappealable, in each case provided that a party may not so terminate the Merger Agreement if the Merger shall not have been completed due to a party’s material failure to fulfill its obligations under the Merger Agreement; or

•	the required vote of CIMNET stockholders is not obtained to approve the Merger Agreement at a meeting of its stockholders duly convened therefore or at any adjournment thereof.

by Invensys if:

•

CIMNET breaches a representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty shall have become untrue, subject to specified materiality thresholds and CIMNET’s ability to cure such breach;

•

If CIMNET or its board of directors: (1) enters into an agreement relating to a Takeover Proposal, (2) withdraws or modifies, in a manner adverse to Invensys, its recommendation that its stockholders approve the Merger Agreement or its approval of the Merger, (3) approves or recommends to its stockholders a Takeover Proposal, (4) announces a neutral position with respect to any Takeover Proposal and does not reject such Takeover Proposal within five business days of the announcement of such neutral position, or (5) fails to reaffirm its unconditional approval and recommendation of the Merger and the Merger Agreement within five business days of Invensys’ request for such reaffirmation;

•	If CIMNET shall have received from the holders of more than 612,075 shares of CIMNET common stock, notice of intention to demand appraisal of their shares pursuant to Section 262 of Delaware Law;

•	Upon the occurrence of a Material Adverse Effect with respect to CIMNET.

by CIMNET if:

•

(1) CIMNET has effected a change of recommendation with respect to the Merger, provided it has not materially breached its non-solicitation covenant and has followed the procedures set forth in Section 5.02(d) of the Merger Agreement (including paying Invensys the termination fee and expense reimbursement described below), or (2) Invensys materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, subject to specified materiality thresholds and Invensys’ ability to cure such breach.

Fees and Expenses

          Pursuant to the Merger Agreement, whether or not the Merger is completed, all fees and expenses incurred in connection with the Merger Agreement, the Principal Stockholders’ Agreement, the Merger and the transactions related thereto shall be paid by the party incurring such fees or expenses.   However, CIMNET must pay to Invensys a termination fee and/or an expense reimbursement, as applicable, as discussed in more detail below.

Termination Fee and Expense Reimbursement

          CIMNET must pay to Invensys a termination fee of $1,000,000 along with an expense reimbursement of an amount up $500,000 to reimburse Invensys for the expenses it has incurred in connection with the contemplated transactions, if the Merger Agreement is terminated for any of the following reasons:

•

following the receipt of an unsolicited Takeover Proposal received by the Company before the Closing that is a Superior Proposal, the Board of Directors (or a committee thereof) causes CIMNET to terminate the Merger Agreement;

37

•

by Invensys if (i) CIMNET, or its board of directors, as the case may be, shall have (A) entered into any Alternative Acquisition Agreement, (B) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Invensys, its approval and recommendation of the Merger and the Merger Agreement, (C) approved or recommended, or proposed to approve or recommend, any Takeover Proposal other than the Merger or (D) announced a neutral position with respect to any Takeover Proposal other than the Merger and does not reject such Takeover Proposal within five (5) Business Days of the announcement of such neutral position, (ii) CIMNET’s board of directors or any committee thereof shall have failed to reaffirm its unconditional approval and recommendation of the Merger and the Merger Agreement within five (5) Business Days of Invensys’ request for such reaffirmation, or (iii) CIMNET or its board of directors or any committee thereof shall have resolved to do any of the foregoing;

•

if (1) the Merger Agreement is terminated by CIMNET or Invensys (except for a termination by CIMNET resulting from Invensys’ material failure to fulfill any of its obligations under the Merger Agreement which is the sole cause of or resulted in the failure of the Merger to occur on or before the Outside Date) and (2) a bona fide Takeover Proposal has been submitted to CIMNET or its board of directors (or any committee thereof) after the date of the Merger Agreement but prior to the Outside Date, and (3) within twelve (12) months of the date of such termination the CIMNET enters into an Alternative Acquisition Agreement with the same person or entity (or any Affiliate thereof) that made such bona fide Takeover Proposal;

Expense Reimbursement

          CIMNET must pay to Invensys an expense reimbursement of an amount up $500,000 to reimburse Invensys for the expenses it has incurred in connection with the contemplated transactions, if the Merger Agreement is terminated:

•

by Invensys, (i) if CIMNET shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of certain conditions in the Merger Agreement, and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but CIMNET is not reasonably attempting, or has ceased to reasonably attempt, to diligently cure such breach or failure after its receipt of written notice thereof from Invensys.

Voting Agreement

          In connection with the execution of the Merger Agreement and with the consent of CIMNET’s board of directors, Invensys and the Principal CIMNET Stockholders (who collectively own a total of 4,118,458 shares of CIMNET common stock, or approximately 50.5% of the outstanding voting shares of CIMNET stock) entered into a Principal Stockholder Agreement dated as of the date of the Merger Agreement (the “Principal Stockholder Agreement”) pursuant to which the Principal CIMNET Stockholders agreed to vote their shares of CIMNET common stock as follows:

•	in favor of approval of the Merger Agreement and the Merger;

•	against approval of any proposal made in opposition or in competition with consummation of the merger;

•	against any Takeover Proposal (as defined herein) from any party other than Invensys or an affiliate of Invensys;

•	against any extraordinary corporate transaction other than the Merger;

•	against any proposal or action which could reasonably be expected to impede or prohibit there Merger;

•

against any amendment of CIMNET’s certificate of incorporation or bylaws or other action that is intended or could reasonably be expected to impede, frustrate, prevent, prohibit, delay interfere with, or discourage the consummation of the Merger; and

38

•	against any dissolution, liquidation or winding up of CIMNET.

          A copy of the Principal Stockholder Agreement is attached as Annex C to this Proxy Statement.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as of May 11, 2007, with respect to the beneficial ownership of the outstanding shares of CIMNET common stock by (i) each person known by CIMNET to beneficially own five percent (5%) or more of the outstanding shares; (ii) CIMNET’s officers and directors; and, (iii) CIMNET’s officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Series A Preferred Stock(2)	Percentage (%) of Class	Amount and nature of Beneficial Ownership of Common stock(2)	Percentage (%) of Class(3)

John D. Richardson(4)	—	*	3,460,000(5)	45.4%
David Birk(6)	—	*	45,000(7)	*
William Nyman(8)	—	*	451,200(9)	5.7%
Keith Frantz(10)	—	*	42,800(11)	*
Jason Dietrich(12)	—	*	259,677(13)	3.4%
Anthony Crouch(14)	—	*	625,312(15)	8.2%
J. Jeffrey Fox (16)	—	*	75,000(17)	*
Karl Gerhart(18)	—	*	263,500(19)	3.5%
Sundaresh Ramayya (20)	—	*	25,000(21)	*
General Electric Company 2200 Wildwood Parkway Atlanta, Georgia 30339	746,965	100%	846,965(22)	10.4%
All executives officers and directors as a Group (9 persons) (11)(13)(15)(17)(19)(21)	—	*	5,247,489(5)(7)(9)	60.0%

*	represents less than 1% of the total number of shares of the CIMNET’s common stock outstanding

1.	Unless noted otherwise, the address for such person is c/o CIMNET, Inc., 925 Berkshire Boulevard, Wyomissing, PA 19610.
2.

Unless noted otherwise, all shares indicated as beneficially owned are held of record by and the right to vote and transfer such shares lies with the person indicated. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.  Each share of common stock and each share of preferred stock is entitled to one (1) vote per share at the Special Meeting of Stockholders.

3.	Calculated based upon 7,414,044 shares of common stock outstanding as of the Record Date.
4.	Mr. Richardson is the founder, Chairman of the Board and Chief Executive Officer of CIMNET.
5.

Includes (i) 200,000 shares of common stock, and (ii) 200,000 shares of CIMNET’s common stock issuable upon the exercise of warrants, held by Mr. Richardson’s wife.  Mr. Richardson disclaims beneficial ownership of these securities.

6.	Mr. Birk is a director of CIMNET.
7.	Includes 40,000 shares of CIMNET’s common stock issuable upon the exercise of stock options.
8.	Mr. Nyman is a director and the Vice President of Integration Services of CIMNET.
9.	Includes 440,000 shares of CIMNET’s common stock issuable upon the exercise of stock options.
10.	Mr. Frantz is the Vice President of Development of CIMNET.
11.	Includes 40,000 shares of CIMNET’s common stock issuable upon the exercise of stock options.
12.	Mr. Dietrich is the Chief Operating Officer and Vice President - Sales of CIMNET.
13.	Includes 200,000 shares of CIMNET’s common stock issuable upon the exercise of stock options.

39

14.	Mr. Crouch is the Chief Technology Officer of CIMNET.
15.	Includes 200,000 shares of CIMNET’s common stock issuable upon the exercise of stock options.
16.	Mr. Fox is a director of CIMNET.
17.	Includes (i) 25,000 shares of CIMNET’s common stock issuable upon the exercise of stock options and (ii) 20,000 shares of CIMNET’s common stock issuable upon the exercise of warrants.
18.	Mr. Gerhart is a director of CIMNET.
19.	Includes (i) 37,500 shares of CIMNET’s common stock issuable upon the exercise of stock options and (ii) 100,000 shares of CIMNET’s common stock issuable upon the exercise of warrants.
20.	Mr. Ramayya is a director of CIMNET.
21.	Includes 25,000 shares of CIMNET’s common stock issuable upon the exercise of stock options.
22.	Includes 746,965 shares of common stock issuable upon conversion of 746,965 shares of Series A Preferred Stock owned thereby.

MARKET FOR COMMON STOCK; DIVIDEND POLICY

          Our shares of common stock were quoted since May 28, 1998 on the OTC Bulletin Board under the symbol “WTNR” and since July 2, 1999 under the symbol “CIMK”. However, the trading market for our common stock is extremely limited.  CIMNET, Inc. has not historically paid dividends on shares of its common stock and does not anticipate paying dividends on its shares of common stock during the next year.

          The following table sets forth the range of high and low bid quotations for our common stock, for the two year period ended December 31, 2006, as reported by the OTC Bulletin Board.  The quotes represent inter-dealer prices without adjustment for mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.  In the future, the trading volume of our common stock may be extremely limited (or non-existent).  As a result, the liquidity of an investment in our common stock may be adversely affected.

Common Stock

2006	High	Low	2005	High	Low

Quarter ended March 31, 2006	$1.45	$0.60	Quarter ended March 31, 2005	$0.80	$0.40
Quarter ended June 30, 2006	$1.45	$1.25	Quarter ended June 30, 2005	$0.82	$0.55
Quarter ended September 30, 2006	$1.60	$1.20	Quarter ended September 30, 2005	$0.95	$0.61
Quarter ended December 31, 2006	$2.80	$1.51	Quarter ended December 31, 2005	$0.90	$0.52

          On June 1, 2007, the final quoted prices as reported by the OTC Bulletin Board was $2.37 for each share of common stock.  As of May 11, 2007, there were 7,414,044 shares of common stock outstanding, held of record by approximately 68 record holders.

40

OTHER MATTERS

          As of this time, the CIMNET board of directors knows of no other matters to be brought before the meeting.

Adjournments

           The Special Meeting may be adjourned without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of CIMNET common and preferred stock present, in person or by proxy, and entitled to vote at the Special Meeting.

EXPENSES AND SOLICITATION

           The cost of solicitation of proxies will be borne by CIMNET. In addition to soliciting stockholders by mail, certain of CIMNET’s directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. CIMNET will not pay these individuals for their solicitation activity but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and CIMNET will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers and employees of CIMNET may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation.

WHERE YOU CAN FIND MORE INFORMATION

           CIMNET files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that CIMNET files with the SEC at the SEC’s public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. CIMNET’s SEC filings are also available to the public from the SEC’s Internet site at “http://www.sec.gov”.  In addition, these materials may be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

           All information contained in this Proxy Statement relating to CIMNET has been supplied by CIMNET and all information contained herein relating to Invensys and Merger Sub has been supplied by Invensys.

           You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated June 1, 2007. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. Neither the mailing of this Proxy Statement to stockholders nor the issuance of cash in the Merger creates any implication to the contrary.

By Order of the Board of Directors

/s/ JOHN D. RICHARDSON, III

John D. Richardson, III
Chief Executive Officer

Wyomissing, Pennsylvania
June 5, 2007

41

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of May 2, 2007

Among

INVENSYS SYSTEMS, INC.,

SIDUS ACQUISITION CORP.

And

CIMNET, INC.

i

Section 9.10	Specific Enforcement	56

Section 9.11	Severability	57

Exhibit A	Principal Stockholders’ Agreement
Exhibit B	Employment Agreements
Exhibit C	Wyomissing Lease Amendment

Table of Defined Terms:

Section
Affected Employees	6.07(a)
Affiliate	9.03(a)
Affiliated group	3.15(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.02(a)
Anti-Bribery Laws	3.11(b)
Appraisal Shares	2.02(d)
Business Day	9.03(b)
Certificate	2.02(c)
Certificate of Merger	1.03
Change of Recommendation	5.02(d)
Change of Recommendation Notice	5.02(d)(ii)
Claims	3.12
Closing	1.02
Closing Date	1.02
COBRA	3.13(d)
Code	2.03(g)
Common Stock Merger Consideration	2.02(c)
Company	Preamble
Company Benefit Agreements	3.08(d)
Company By-laws	3.01
Company Certificate	3.01
Company Common Stock	2.02
Company Disclosure Letter	Article III
Company Notice	5.02(c)
Company Plans	3.14(a)
Company Preferred Stock	2.02
Company Property	3.12
Company SEC Documents	3.06(a)
Company Stock	2.02
Company Stockholders Meeting	3.05
Company Stock Options	3.03(b)
Company Stock Plans	2.04(a)
Company Transaction Costs	9.03(c)
Competition Law	9.03(d)
Contract	3.04(b)
Customer Agreements	9.03(e)
Debt Obligations	3.10(a)(ii)
DGCL	1.01
Documentation	9.03(f)
Effect	9.03(k)
Effective Time	1.03
Employees	3.13(a)
Employment Agreements	Recitals

v

Environmental Claims	3.12
Environmental Laws	3.12
ERISA	3.14(a)
ERISA Affiliates	9.03(g)
Exchange Act	3.06(a)
Exchange Fund	2.03(a)
Expense Reimbursement	6.05(b)
Expenses	9.03(h)
Executives	Recitals
Filed Company SEC Document	3.06(a)
GAAP	3.06(a)
Governmental Authority	3.05
Hazardous Materials	3.12
Indemnitee	6.04(a)
Intellectual Property Rights	3.17(e)
Interested Acquiror	5.02(a)
Investment Grade Securities	2.03(e)
IRS	3.14(c)
Knowledge	9.03(i)
Laws	3.11(a)
Leased Real Property	3.16(b)
Liens	9.03(j)
Major Business Partner	3.10(a)(iii)
Major Customers	3.23
Major Suppliers	3.23
Material Adverse Effect	9.03(k)
Material Contracts	3.10(a)
Merger	Recitals
Merger Sub	Preamble
Off the Shelf Licenses	3.17(a)
Outside Date	8.01(b)
Parent	Preamble
Paying Agent	2.03(a)
Permits	3.11(a)
Permitted Liens	9.03(l)
person	9.03(m)
Preferred Stock Merger Consideration	2.02(c)
Principal Company Stockholders	Recitals
Principal Stockholders’ Agreement	Recitals
Products	3.18(a)
Proxy Statement	3.05
Restraints	7.01(b)
Run-Off Insurance	6.04(c)
SEC	3.05
Section 203	3.21
Section 262	2.02(d)

Securities Act	3.06(a)
SOX	3.06(a)
Stockholder Approval	3.20
Subsidiary	9.03(n)
Superior Proposal	5.02(f)(ii)
Surviving Corporation	1.01
Takeover Proposal	5.02(f)(i)
taxes	3.15(o)
tax Returns	3.15(g)
Termination Fee	6.05(b)
Total Merger Consideration	2.01
WARN	3.13(b)
Warrants	2.04(b)
Wachovia Facility	9.03(o)
Wyomissing Lease	9.03(p)

AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 2, 2007, among INVENSYS SYSTEMS, INC., a Massachusetts corporation (“Parent”), SIDUS ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and CIMNET, INC., a Delaware corporation (the “Company”).

          WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, John D. Richardson, Lynn Richardson, Anthony Crouch, Jason Dietrich, Bill Nyman, Grant Kelly, Alan N. Forman and Jocelyn Forman (as joint tenants), David Birk, J. Jeffrey Fox, and Karl Gerhart (collectively, the “Principal Company Stockholders”), the Company and Parent are entering into an agreement (the “Principal Stockholders’ Agreement”) pursuant to which each of the Principal Company Stockholders agrees, among other things, to take certain actions in furtherance of the Merger, including voting their respective shares to approve this Agreement and the Merger at the special stockholders meeting to be called to approve this Agreement and the Merger;

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and each of John D. Richardson, Anthony Crouch and Jason Dietrich (the “Executives”) are entering into agreements (the “Employment Agreements”) pursuant to which each of the Executives agrees, among other things, to continue his employment with the Company after the Effective Time and not to have certain relationships with third parties after the Effective Time; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER

          Section 1.01          The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company as of the Effective Time pursuant to Section 251 of the DGCL.  As of the Effective Time, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

          Section 1.02          Closing.  Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “ Closing”) will take place at 10:00 a.m. (New York, New York local time) on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at such time), at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, New York 10105-0106, unless another time, date or place is agreed to in writing by Parent and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

          Section 1.03          Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, as promptly as practicable after the Closing and on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL, and, as promptly as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL.  The Merger shall become effective as of such time that the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or as of such subsequent time or date as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time and date at which the Merger becomes effective being the “Effective Time”).

          Section 1.04          Effects of the Merger.  From and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Section 259 thereof.  Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time, all the properties, assets, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.05          Certificate of Incorporation and By-laws.

                         (a)          Subject to Section 6.04, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as the Certificate of Incorporation of Merger Sub read immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be CIMNET, Inc.

                         (b)          Subject to Section 6.04, the by-laws of the Surviving Corporation shall be amended so as to read in their entirety as the by-laws of Merger Sub read immediately prior to the Effective Time, until thereafter amended in accordance with applicable law, except references to Merger Sub’s name shall be replaced by references to CIMNET, Inc.

          Section 1.06          Directors.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.07          Officers.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES;
COMPANY STOCK OPTIONS AND WARRANTS

          Section 2.01          Total Merger Consideration.  The total Merger consideration shall be $23,271,177 cash (the “Total Merger Consideration”) and shall be used for: (i) payment of the Common Stock Merger Consideration and the Preferred Stock Merger Consideration pursuant to Section 2.02(c) upon surrender of Certificates, (ii) the cancellation of Company Stock Options pursuant to Section 2.04(a), and (iii) the cancellation of the Warrants pursuant to Section 2.04(b).

          Section 2.02          Effect on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), any shares of preferred stock, par value $0.0001 per share, of the Company (“Company Preferred Stock” and together with Company Common Stock, “Company Stock”), or any shares of capital stock of Merger Sub:

                         (a)          Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

                         (b)          Cancellation of Treasury Stock, and Parent-Owned Stock.  Each share of Company Common Stock and Company Preferred Stock that is owned by the Company, Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                         (c)          Conversion of Company Common Stock and Company Preferred Stock.  Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.02(b) and Appraisal Shares) shall be converted into the right to receive $2.43 in cash (assuming 7,414,044 shares of Company Common Stock outstanding), without interest (the “Common Stock Merger Consideration”).  Each issued and outstanding share of Company Preferred Stock (other than shares to be canceled in accordance with Section 2.02(b) and Appraisal Shares) shall be converted into the right to receive $2.43 in cash (assuming 746,965 shares of Company Preferred Stock outstanding), without interest (the “Preferred Stock Merger Consideration”).  All such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Preferred Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as applicable.

                         (d)          Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock  issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the consideration payable as provided in Section 2.02(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262.  As of the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262.  Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall have become, the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration as provided in Section 2.02(c), as the case may be.  The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or Company Preferred Stock, and Parent shall have the right to participate in and, subject to applicable Law, after consultation with the Company, direct all negotiations and proceedings with respect to such demands.  None of the Company and its Subsidiaries shall, without the written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                         (e)          Certain Adjustments.  If, between the date of this Agreement and the Effective Time, the outstanding Company Common Stock or Company Preferred Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Total Merger Consideration shall be appropriately adjusted to provide to the holders of Company Common Stock or Company Preferred Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event.  If, between the date of this Agreement and the Effective Time, the assumed number of outstanding shares of Company Common Stock or Company Preferred Stock (as described in Section 2.02(c)) changes, then the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as the case may be, shall be adjusted so that the Total Merger Consideration remains $23,271,177.

          Section 2.03          Exchange of Certificates.

                         (a)          Paying Agent.  Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”) reasonably acceptable to the Company to receive the Total Merger Consideration and to act as agent for payment of: (i) the Common Stock Merger Consideration and the Preferred Stock Merger Consideration pursuant to Section 2.02(c) upon surrender of Certificates, (ii) the cancellation of Company Stock Options pursuant to Section 2.04(a), and (iii) the cancellation of the Warrants pursuant to Section 2.04(b).  As of or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the Total Merger Consideration in exchange for all outstanding shares of Company Common Stock and Company Preferred Stock (such cash being hereinafter referred to as the “Exchange Fund”).

                         (b)          Exchange Procedures.  As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and which shall be in such form as Parent and the Company may reasonably agree to use) and (ii) instructions for use in surrendering Certificates in exchange for the cash amounts specified in Section 2.02(c).  Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of record of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificate shall have been converted pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name a Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 2.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash such holder shall be entitled to receive pursuant to Section 2.02(c).  No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

                         (c)          No Further Ownership Rights in Company Common Stock or Company Preferred Stock.  All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock previously represented by such Certificates.  As of the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock, in each case that were outstanding immediately prior to the Effective Time.  If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, such Certificates shall be canceled and exchanged as provided in this Article II.

                         (d)          No Liability.  None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  Any portion of the cash included in the Exchange Fund that remains undistributed to the holders of Certificates for one year after the Effective Time shall be returned to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of such funds to which such holder may be due pursuant to Section 2.02(c).

                         (e)          Investment of Exchange Fund.  Parent may cause the Paying Agent to invest in any Investment Grade Securities, as directed by Parent in its sole discretion, any cash included in the Exchange Fund, and any capital gain, interest or other income resulting from such investments shall inure to the benefit of Parent and shall be paid to Parent from time to time by the Paying Agent.  For purposes of this Section 2.03(e), “Investment Grade Securities” shall mean any of the following: (i) obligations of or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) money market accounts, certificates of deposit, bank repurchase agreements or banker’s acceptances of, or demand deposits with, commercial banks having a combined capital and surplus of at least $1,000,000,000 (based on the most recent financial statements of such bank which are publicly available), or (iii) commercial paper obligations rated P-1 or A-1 or better by Standard & Poor’s Corporation or Moody’s Investor Services, Inc.

                         (f)          Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any successful claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the amount of cash which such holder would be entitled pursuant to Section 2.02(c).

                         (g)          Withholding Rights.  The Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock, shares of Company Preferred Stock, or Company Stock Options pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign tax Law.  To the extent that such amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

          Section 2.04          Company Stock Options; Warrants.

                         (a)          Options.  Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions and take all such other actions as may be necessary to provide that each Company Stock Option granted under the Company’s 1999 Stock

Option Plan or the 2002 Stock Option Plan (together, the “Company Stock Plans”), as the case may be, outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled as of the Effective Time in exchange for a lump sum payment in cash payable at the time of cancellation equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option and (B) the Common Stock Merger Consideration over (ii) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option and (y) the per share exercise price of such Company Stock Option, without interest and less any required withholdings as specified in Section 2.03(g).  All payments with respect to canceled Company Stock Options shall be made by the Paying Agent (or such other agent designated by Parent and the Company prior to the Effective Time) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts in accordance with Section 2.03(a).  Prior to the Effective Time, as reasonably directed by Parent, the Company shall take any all actions necessary to effectuate this Section 2.04(a), including, without limitation, adopting any plan amendments and using reasonable best efforts to obtain any required consents; provided, however, that no action by the Company shall be required to be irrevocable until immediately prior to the Effective Time.

                         (b)          Warrants.  Section 2.04(b) of the Company Disclosure Letter sets forth each vested and unexpired warrant to purchase Company Common Stock that is outstanding as of the Effective Time (the “Warrants”), the number of shares of Company Common Stock subject to each such Warrant, the grant dates and exercise prices and vesting schedule of each such Warrant, and the names of the holder of each such Warrant.  With respect to such Warrants, the Company shall use its reasonable best efforts to obtain such consents or amendments as are necessary under the Warrants to amend such Warrants in order to provide for the cancellation of the Warrants immediately prior to the Effective Time in exchange for the right to receive an amount in cash equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to the applicable Warrant and (B) the Common Stock Merger Consideration over (ii) the product of (x) the number of shares of Company Common Stock subject to the applicable Warrant and (y) the per share exercise price of such Warrant, without interest and less any required withholdings as specified in Section 2.03(g).  All payments with respect to canceled Warrants shall be made by the Paying Agent (or such other agent designated by Parent and the Company prior to the Effective Time) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts in accordance with Section 2.03(a).  No action by the Company with respect to the Warrants shall be required to be irrevocable until immediately prior to the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the disclosure letter delivered by the Company to Parent dated as of the date hereof certified by a duly authorized officer of the Company (the “Company Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), the Company represents and warrants to Parent and Merger Sub as follows:

          Section 3.01          Organization, Standing and Corporate Power.  The Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and (ii) has all requisite corporate power and authority to carry on its business as now being conducted.  The Company is duly qualified or licensed to do business and is in good standing in the jurisdictions set forth in Section 3.01 of the Company Disclosure Letter, which jurisdictions are all of the jurisdictions in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably likely to have a Material Adverse Effect.   The Company has provided to Parent true and complete copies of the certificate of incorporation of the Company as in effect on the date hereof (“Company Certificate”) and the By-laws of the Company as in effect on the date hereof (“Company By-laws”) and, provided the Parent access to all minutes taken at the meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since April 1, 2002.  Section 3.01 of the Company Disclosure Letter sets forth the officers and directors of the Company.

          Section 3.02          Subsidiaries.  The Company does not have any Subsidiaries.  The Company does not beneficially own, directly or indirectly, any capital stock of, or other equity or voting interests or investment (whether equity or debt) in, any person, nor is the Company subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any person.

          Section 3.03          Capital Structure.

                         (a)          The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock.  As of the close of business on April 30, 2007: (i) 7,414,044 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (ii) 746,965 shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock or Company Preferred Stock were held by the Company in its treasury, (iv) 746,965 shares of Company Common Stock were reserved for issuance pursuant to conversion of the Company Preferred Stock, (v) 820,000 shares of Company Common Stock were reserved for issuance pursuant to conversion of Warrants, (vi) 2,900,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 1,457,000 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans), and (vii) no shares of Company Stock will be (x) subject to a right of repurchase by the Company, (y) subject to forfeiture back to the Company or (z) subject to transfer or lock-up restrictions, in each of cases (x), (y) and (z), following the consummation of the Merger.

                         (b)          Section 3.03(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all outstanding options to purchase Company Common Stock (collectively, “Company Stock Options”), the number of shares of Company Common Stock subject to each such Company Stock Option or other such right, the grant dates and exercise prices and vesting schedule of each such Company Stock Option, or other right and the names of the holder of each such Company Stock Option or other right.  There are no options to purchase Company Preferred Stock.  Except as set forth in Section 3.03(a) of this Agreement, (i) there are not issued, reserved for issuance or outstanding any (A) shares of capital stock of, or other equity or voting interests in, the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or (C) options, warrants or other rights to acquire from the Company any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company and (ii) as of the date of this Agreement, there exists no obligation of the Company to issue any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company.  Except as set forth in Section 3.03(a) of this Agreement, there are no outstanding stock appreciation rights, phantom stock awards, rights to receive shares of Company Stock on a deferred basis or otherwise or other similar rights that are linked in any way to the value of Company Stock or any part thereof.  Except as set forth in Section 3.03(b) of the Company Disclosure Letter, during the period from the close of business on December 31, 2006, to the date hereof, there have been no issuances by the Company of (i) shares of capital stock of, or other equity or voting interests in, the Company (other than issuances pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement), (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or (iii) options, warrants or other rights to acquire from the Company any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company.

                         (c)          All outstanding shares of capital stock of the Company are, and all shares which may be issued upon exercise of the Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  Except as set forth in Section 3.03(a) and Section 3.03(b) of this Agreement, there are no (i) Contracts of any kind to which the Company or any of its Subsidiaries is a party or is bound that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire shares of capital stock of, or other equity or voting interests in, the Company or (ii) options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable for capital stock of, or other equity or voting interests in, the Company.  Other than the Principal Stockholders’ Agreement or as set forth in Section 3.03(c) of the Company Disclosure Letter, the Company is not a party to any voting Contract with respect to the voting of any such securities. Other than the Principal Stockholders’ Agreement or as set forth in Section 3.03(c) of the Company Disclosure Letter, to the Company’s Knowledge, there are no irrevocable proxies and no voting Contracts (or Contracts to execute a written consent or a proxy) with respect to any shares of Company Stock or any other voting securities of the Company.

                         (d)          Section 3.03(d) of the Company Disclosure Letter sets forth a true and complete list of all outstanding Debt Obligations of the Company and all guarantees by the Company of any Debt Obligations of any person.

          Section 3.04          Authority; Noncontravention.

                         (a)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval.  The execution and delivery of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby or thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect).  The Board of Directors of the Company, at a meeting duly called and held, at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving, adopting and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that the Merger and the other transactions contemplated hereby are in the best interests of the stockholders of the Company, (iii) fixing the record date to determine the stockholders entitled to consent to the adoption of this Agreement and approve the Merger and the other transactions contemplated hereby, which date is the date hereof, (iv) directing that this Agreement be submitted to the stockholders promptly following the execution and delivery of this Agreement by each of the parties hereto for such stockholders to consider whether to adopt this Agreement and approve the Merger and other transactions contemplated hereby and (v) recommending that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

                         (b)          The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company under (i) the Company Certificate or the Company By-laws, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, obligation, option, undertaking, concession, franchise or license, binding arrangement or binding understanding (each, including all amendments thereto, a “Contract”) to which the Company is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which the Company has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 3.05, any Law applicable to the Company or its properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

          Section 3.05          Governmental Approvals.  Except as set forth in Section 3.05 of the Company Disclosure Letter, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any domestic or foreign (whether supernational, national, Federal, state, provincial, local or otherwise) government or any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (each, a “Governmental Authority”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby or thereby, except for: (a) the filing with the Securities and Exchange Commission (“SEC”) of (i) a preliminary and definitive proxy statement relating to the stockholders meeting (the “Company Stockholders Meeting”) for the Stockholder Approval pursuant to Regulation 14A of the Exchange Act (as amended or supplemented from time to time, the “Proxy Statement”) and (ii) such reports under the Exchange Act as may be required after the date hereof in connection with this Agreement, the Principal Stockholders’ Agreement, the Merger and the other transactions contemplated hereby and thereby, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required after the date hereof under state securities, takeover or “blue sky” laws of various states.

          Section 3.06          Company SEC Documents; Financial Statements; No Undisclosed Liabilities.

                         (a)          The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 2002 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”).  As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder (“SOX”), applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date hereof (“Filed Company SEC Document”) has been revised, amended, supplemented or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in Section 3.06(a) of the

Company Disclosure Letter, the financial statements (including the related notes thereto) of the Company included in the Company SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The Company has not made any filings or any amendments or modifications to any Company SEC Documents which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with the Securities Act or the Exchange Act, as the case may be.  As used in this Section 3.06, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available in writing to the SEC.

                         (b)          The Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether known or unknown), except for (i) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company’s annual report for the fiscal year ended December 31, 2006 on Form 10-KSB filed with the SEC on March 30, 2007, (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 2006, (iii) liabilities under Material Contracts, Contracts filed as exhibits to the Filed Company SEC Documents and Contracts set forth on Section 3.16(b) of the Company Disclosure Letter, in each case, that relate to obligations that have not yet been performed, and are not required to be performed, as of the date hereof, and (iv) liabilities and obligations set forth in Section 3.06(b) of the Company Disclosure Letter.

                         (c)          The principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications were at the time they were made, and are, true and accurate.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.  Except as set forth in Section 3.06(c) of the Company Disclosure Letter, the Company has no outstanding, or has not arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

                         (d)          The Company is not a party to, or has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

                         (e)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                         (f)          The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

                         (g)          As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to any of the Filed Company SEC Documents.  The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company, on the other hand, since January 1, 2004 through the date of this Agreement.

                         (h)          Except as set forth in of Section 3.06(h) of the Company Disclosure Letter, since January 1, 2004, the Company has not received any notification of (i) a “significant deficiency” or (ii) a “material weakness” in the Company’s internal controls.  For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

          Section 3.07          Information Supplied.  None of the information provided by the Company included or incorporated by reference in the Proxy Statement will, on the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information provided by the Company contained in the Proxy Statement is complete and accurate and will comply as to form in all material respects with the requirements of the Exchange Act.

          Section 3.08          Absence of Certain Changes or Events.  Since December 31, 2006, the Company has conducted its businesses only in the ordinary course, and except as disclosed in the Filed Company SEC Documents, or as set forth in Section 3.08 of the Company Disclosure Letter, there has not been:

                         (a)          any Effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect;

                         (b)          (i)          any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or other assets) in respect of any of the Company’s capital stock, or other equity or voting interests, (ii) any split, combination or reclassification of any of the Company’s capital stock, or other equity or voting interests, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, or other equity or voting interests, (iii) any purchase, redemption or other acquisition of any shares of capital stock, or other equity or voting interests or any other securities of the Company or any warrants, options or other rights to acquire any such shares or other securities, or (iv) any issuance of Company Stock Options or restricted shares of the capital stock of the Company;

                         (c)          any granting by the Company to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company of any increase in compensation, bonus or other benefits or any such granting of any type of compensation, bonus or other benefits to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company not previously receiving or entitled to receive such type of compensation, bonus or other benefit, except for increases of cash compensation (i) in the ordinary course of business consistent with past practice or, (ii) as was required under any Company Plan or Company Benefit Agreement listed in Section 3.14(a) of the Company Disclosure Letter;

                         (d)          any entering into, or any amendment or termination of, any employment, deferred compensation, supplemental retirement, severance, retention, “change in control” or other similar Contract (“Company Benefit Agreements”) or any collective bargaining Contract or other labor union Contract or any Company Plan;

                         (e)          any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP;

                         (f)          any material election with respect to taxes by the Company or any settlement or compromise of any tax liability or refund;

                         (g)          any revaluation by the Company of any material assets of the Company;

                         (h)          any sale, lease, license or other disposition of, or subjecting to any Lien, any assets of the Company (including Intellectual Property Rights), except in the ordinary course of business consistent with past practice;

                         (i)          any damage or destruction to or loss of Company property, not covered by insurance, in excess of $25,000;

                         (j)          any material incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money; or

                         (k)          Contract or agreement to take any of the actions described in Sections 3.08(a) through 3.08(j).

          Section 3.09          Litigation.  Except as set forth in Section 3.09 of the Company Disclosure Letter, there is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any its properties or other assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, the Company.

          Section 3.10          Contracts.

                         (a)          The Company is not a party or bound or otherwise does not have any rights or benefits under, and none of the Company’s properties or other assets is bound by or subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any such Contract that is filed as an exhibit to the Filed Company SEC Documents.  Except for Contracts filed as exhibits to the Filed Company SEC Documents and purchase orders entered into in the ordinary course of business consistent with past practice (but not the Contracts pursuant to which such purchase orders were issued), Section 3.10 of the Company Disclosure Letter sets forth (with specific reference to the subsection to which it relates), as of the date hereof, a true and complete list of, and the Company has provided the Parent access to true and complete copies of (collectively, the Contracts required to be listed in the Company Disclosure Letter, “Material Contracts”):

                             (i)          each Contract of the Company involving aggregate annual payments by or to the Company, of more than $40,000, other than any Contract set forth on Section 3.13, 3.14(a) or 3.16(b) of the Company Disclosure Letter;

                             (ii)         (A)     all Contracts pursuant to which any of the following indebtedness of the Company is outstanding or may be incurred: borrowed money, bonds, finance or capitalized leases, sureties, letters of credit or other credit agreements (collectively, “Debt Obligations”), (B) all Contracts of or by the Company guaranteeing any Debt Obligations of any other person (other than the Company), including the respective aggregate principal amounts outstanding as of the date hereof, and (C) all Contracts involving any “keep well” arrangements or pursuant to which the Company has agreed to maintain any financial statement condition of another person;

                             (iii)        all Contracts between the Company and any vendor or supplier of the Company to whom the Company has paid or has an annual payment obligation to, and each customer of the Company who has paid or is obligated to pay the Company, in excess of $40,000 in either 2006 or to date in 2007 (each such vendor, supplier or customer, a “Major Business Partner”);

                             (iv)        (A)    all Contracts pursuant to which the Company has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company to compete with any person in any business or in any geographic area or to engage in any business or other activity, including any restrictions relating to “exclusivity” or any similar requirement in favor of any person other than the Company or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging, and (B) all Contracts pursuant to which the Company has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company to solicit or to hire any person for positions in which annual compensation would be expected to exceed $75,000 to work for the Company (either as an employee or as an independent contractor or other agent) or pursuant to which any benefit is required to be given or lost as a result of so soliciting or hiring;

(v) all Contracts of the Company granting the other party to such Contract or a third party “most favored nation” or similar status;

                             (vi)        all Contracts to which the Company is party granting any license to, or franchise in respect of, any material right, property or other asset (except for customer rights pursuant to existing Customer Agreements);

(vii) all joint venture, limited liability company, partnership or other similar Contracts (including all amendments thereto) in which the Company holds an interest;

                             (viii)      all confidentiality, standstill or similar Contracts to which the Company is a party that would impose restrictions on the activities of Parent or any of its Subsidiaries, including the Surviving Corporation;

(ix) all Contracts by the Company that restrict the payment of dividends or the repurchase of securities; and

(x) all Contracts by the Company that relate to the making of any loan to or investment in any person;

(xi) all Contracts providing for indemnity (including an obligation to advance funds for expenses other than Customer Agreements that do not constitute Material Contracts) by the Company;

(xii) all sales, agency or distributorship Contracts;

(xiii) all Contracts for leases, subleases, rental arrangements, Contracts of sale tenancies or licenses of real property;

(xiv) all outstanding powers of attorney executed on behalf of the Company;

                             (xv)      all Contracts providing for the services of consultants or independent contractors, including, but not limited to, Contracts relating to design, development, advertising or engineering, that, in each case, involve future expenditures of the Company in excess of $40,000;

(xvi) all Contracts providing a warranty period that is greater than twelve months (other than Customer Agreements that do not constitute Material Contracts);

                             (xvii)     all Contracts involving a guarantee by the Company to a third-party customer that such customer will achieve a specified level of cost avoidance or efficiency through utilization of the Company’s Products;

                             (xviii)    all other Contracts (other than Customer Agreements that do not constitute Material Contracts) that are not cancelable by the Company on notice of ninety (90) calendar days or less without liability or penalty; or

                             (xix)      any Contract providing an indemnity that (i) includes incidental damages, special or exemplary damages, consequential damages, damages for lost profits, or damages based upon diminution in the value, and (ii) is not capped at the applicable Contract’s value.

          The Company is not in material violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or is bound or by which it or any of its properties or other assets is bound by or subject to or otherwise under which the Company has any rights or benefits.  Except as set forth in Section 3.10 of the Company Disclosure Letter, no approval or consent of, or notice to, any person is needed in order that each Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

                         (b)          Since January 1, 2006, no person that was a Major Business Partner has terminated (including delivering a notice to the Company having such effect) any Material Contract or any of its existing relationships with the Company or failed to renew or requested any amendment to any Material Contract that is adverse to the Company.

          Section 3.11          Compliance with Laws.

                         (a)          Except with respect to Environmental Laws and taxes, which are the subject of Sections 3.12 and 3.15, respectively, the Company is, and since January 1, 2003, has been, in compliance with (a) all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority (collectively, “Laws”) applicable to it, its personnel, properties or other assets or its business or operations, and (b) all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, “Permits”) issued to the Company, other than any instances of noncompliance with any Laws or Permits that are capable of being remedied (including payment of fines and penalties), individually or in the aggregate, for less than $50,000.  The Company has not received, since January 1, 2002, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to it, its personnel, properties or other assets or its businesses or operations.  The Company has in effect all Permits necessary for them to own, lease or operate their properties and other assets and to carry on their businesses operations as now conducted.  All Permits are listed on Section 3.11 of the Company Disclosure Letter.  There is no event that has occurred that has resulted in or, to the Knowledge of the Company, is reasonably likely to result in the revocation, cancellation, non-renewal or adverse modification of any Permit.

                         (b)          The Company is in compliance in all material respects with all statutory and regulatory requirements under (i) the anti-bribery provisions of the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1 and 78dd-2), (ii) the books and records provisions of the Foreign Corrupt Practices Act as they relate to any payment in violation of the anti-bribery provisions of the Foreign Corrupt Practices Act, (iii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and (iv) local anti-corruption and bribery laws in jurisdictions in which the Company is operating (collectively, the “Anti-Bribery Laws”).  The Company has not received any communication that alleges that the Company or any agent thereof is, or may be, in violation of, or has, or may have, any material liability under, the Anti-Bribery Laws.

          Section 3.12          Environmental Matters.  Except as disclosed in the Company SEC Documents or as set forth in Section 3.12 of the Company Disclosure Letter, to the Knowledge of the Company (i)  Hazardous Materials (as hereinafter defined) have not at any time been generated, used, treated or stored on, or transported to or from or released or disposed of on any Company Property (as hereinafter defined) or, to the knowledge of the Company, any property adjoining or adjacent to any Company Property, except in material compliance with Environmental Laws (as hereinafter defined) and so as not to give rise to an Environmental Claim (as hereinafter defined), (ii) the Company is in compliance with all Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any Company Property, (iii) there are no past, pending or threatened Environmental Claims against the Company or any Company Property, (iv) there are no facts or circumstances, conditions or occurrences regarding any Company Property that are reasonably likely (A) to form the basis of an Environmental Claim against the Company or any Company Property or (B) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, (v) there are not now and never have been any underground storage tanks located on any Company Property and (vi) no Company Property is listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. or state equivalent lists and laws.

                    For purposes of this Agreement, the following terms shall have the following meanings: (i) “Company Property” means any real property and improvements at any time owned, leased, used, operated or occupied by the Company; (ii) “Hazardous Materials” means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (B) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority; (iii) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the date hereof and the Effective Time, and any judicial or administrative interpretation thereof as of the date hereof and the Effective Time, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3808 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 - 678 (1999); and the Oil Pollution Act, 33 U.S.C. §§ 2701 - 2706 (1999); and (iv) “Environmental Claims means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of this subclause (iv), “Claims”) or any permit issued under any such Environmental Law, including (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          Section 3.13          Employees and Labor.

                         (a)          Section 3.13 of the Company Disclosure Letter sets forth (i) a true and complete list of all collective bargaining Contracts and similar labor union Contracts to which the Company is a party or is otherwise bound, (ii) a true and complete list of all current or pending arbitrations to which any collective bargaining Contract or similar labor union Contract is applicable or relating to any labor union or similar organization or any member thereof.   No other collective bargaining Contracts or similar labor union Contracts with the employees or their representatives and/or the trade unions exist and/or are applied with the Company other than those disclosed in Section 3.13 of the Company Disclosure Letter.  Except to the extent covered by a collective bargaining Contract or similar labor union Contract as set forth on Section 3.13 of the Company Disclosure Letter, (A) none of the employees of the Company (the “Employees”) is represented in his or her capacity as an Employee by any labor union or similar organization, (B) the Company has not recognized any labor organization as the collective bargaining agent of any Employees with respect to employment with the Company and (C) after January 1, 2002, no labor union or similar organization has attempted to organize or otherwise made a claim to represent the Employees and no such action is pending or threatened.  After January 1, 2002, the Company has not experienced any lockout or work slowdown or stoppage, and  there is no labor dispute or work slowdown or stoppage pending, or, to the Knowledge of the Company, threatened, against or affecting the Company.

                         (b)          (i) The Company is, and at all times since January 1, 2003, has been, in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, (ii) no unfair labor practice complaint against the

Company is pending, or to the Knowledge of the Company, threatened before the National Labor Relations Board, and (iii) the Company has not experienced any material labor difficulty since January 1, 2003, (iv) there has been no “mass layoff” or “plant closing” by the Company as defined in the Federal Workers Adjustment Retraining And Notification Act (“WARN) or any state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or any state law equivalent, within (90) days prior to the Effective Time.

                         (c)          No liability has been incurred by the Company for breach of any employment agreement, plant agreement, collective bargaining Contract, or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employment or for any other liability accruing from the termination or variation of any contract of employment or for services or from the violation of any statutory labor law, including the applicable laws regarding the protection of disabled persons.

                         (d)          The Company has no obligations (including the obligation to restore employment relationships that have been terminated) arising from the termination or cancellation of any of its employment agreements with any current or former director, officer, employee or consultant of the Company, except the obligation to provide continuity coverage to a former employee under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and at the sole expense of the former employee.

                         (e)          All salaries, wages, bonuses, commissions and other emoluments relating to the directors, officers and employees of the Company have always been paid when due and to the extent this is not the case are reflected and accrued in the records of the Company.

                         (f)          All foreign nationals employed with the Company hold valid work permits, if necessary, and are in compliance with any rules or regulations imposed by the relevant country.

                         (g)          No independent contractor of the Company may be characterized as an employee in connection with the determination to provide or pay any benefits in respect of such person or to pay or withhold any taxes or required withholdings.

          Section 3.14          Employee Benefit Plans.

                         (a)          Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of (i) all “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other material employee benefit or compensation plans, programs, policies, arrangements or payroll practices maintained or required to be maintained by the Company or to which the Company contributed or is obligated to contribute thereunder for any current or former director, officer, employee or consultant of the Company (the “Company Plans”) and (ii) all Company Benefit Agreements. The Company has not incurred or is reasonably likely to incur any liability under Section 412 of the Code or Title IV of ERISA with respect to any ongoing, frozen or terminated employee benefit plan.  Except as set forth in Section 3.14(a) of the Company Disclosure Letter, none of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA, and at the sole expense of the participant or the participant’s beneficiary.

                         (b)          Neither the Company nor any of its ERISA Affiliates has (or had during the most recent six year period) any obligation to contribute to (or any other obligation or liability, including current or potential withdrawal liability, with respect to) any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                         (c)          The Company has provided Parent access to true and complete copies of the following documents, with respect to each of the Company Plans and Company Benefit Agreements: (i) such Company Plan or Company Benefit Agreement, all amendments thereto and related trust documents and amendments thereto, (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any, (iii) the most recent Internal Revenue Service (the “IRS”) determination letter and any communication from or with the IRS relating to such letter or the subject matter thereof and (iv) summary plan descriptions.

                         (d)          Each Company Plan has been maintained in all material respects in accordance with its terms and, together with the Company, is in compliance in all material respects with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Laws with respect to such Company Plan.  There is no pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding relating to any Company Plan or Company Benefit Agreement.  To the Knowledge of the Company, no “prohibited transaction”, breach of fiduciary duty or similar action or omission has resulted in or is reasonably likely to result in the imposition of any material liability, tax or penalty on the Company under ERISA, the Code or other applicable Law.  During the five years preceding the date hereof, no Company Plan has been terminated and there has been no “reportable event” (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement was not waived.

                         (e)          The Company Plans intended to qualify under Section 401 of the Code are so qualified, and the trusts maintained pursuant thereto are exempt from Federal income taxation under Section 501 of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the Company Plans that has caused or is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                         (f)          All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established under a Company Plan or in connection therewith have been made by the due date thereof (including any valid extensions).

                         (g)          Each Company Plan that is an employee welfare benefit plan may be amended or terminated on or after the Closing Date, on notice provided as set forth in Section 3.14(g) of the Company Disclosure Letter, without the incurrence of any material cost or liability by the Company.

                         (h)          Except as set forth in Section 3.14(h) of the Company Disclosure Letter, no current or former director, officer, employee or consultant of the Company is entitled to any compensation or benefit that could become payable or be provided to such person under the Company Plans and Company Benefit Agreements if such person’s employment were terminated immediately after the Closing Date.  Except as set forth in Section 3.14(h) of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement, neither the execution and delivery of this Agreement or the Principal Stockholders’ Agreement nor the consummation of the Merger or any other transaction contemplated hereby or thereby will (i) entitle any current or former director, officer, employee or consultant of the Company to, or increase any, severance, change in control, termination or other compensation or benefits (whether alone or in coordination with any other event) or (ii) except pursuant to the Company Stock Plans with respect to Company Stock Options, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or trigger any other material obligation pursuant to, any Company Plan or Company Benefit Agreement.

                         (i)          Any amount or economic benefit that could be received (whether in cash or property or in respect of the vesting of property) as a result of the Merger or any other transaction contemplated by this Agreement or the Principal Stockholders’ Agreement (alone or in combination with any other event) by any person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would not be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no such person is entitled to receive any additional payment from the Company or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such person.

                         (j)          No deduction by the Company in respect of any “applicable employee remuneration” (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

                         (k)          The Company does not have any material liability or obligations, including under or pursuant to any Company Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company and treating such persons as consultants or independent contractors and not as employees of the Company.

                         (l)          Except as set forth in Section 3.14(1) of the Company Disclosure Letter, the Company has no obligations with respect to pension payments or contributions for current or former employees or directors except as reflected in the Filed Company SEC Documents.

                         (m)          The Company has no formal plans or commitments to create any additional pension plan or to modify or change any existing pension plan, nor has the Company communicated any such plans or commitments to any employee.

          Section 3.15          Taxes.

                         (a)          The Company and any consolidated, combined, unitary, affiliated or aggregate group of which the Company is a member (an “affiliated group”) has timely filed

(taking into account any extension of time within which to file) all Federal, state, local and foreign income and franchise tax returns and all other tax returns required to be filed by it, all taxes shown due on such tax returns and, except as set forth in Section 3.15(a) of the Company Disclosure Letter all other taxes as are due, have been paid, and all such tax returns are true and complete in all material respects.  The Company has withheld or collected all taxes it was required to withhold and collect, and has timely paid to the proper authorities such taxes withheld or collected to the extent due and payable.

                         (b)          Except as set forth in Section 3.15(b) of the Company Disclosure Letter, the Company has not been the subject of an audit or other examination of taxes by any taxing authority nor has the Company received any notices from any taxing authority relating to any issue which could reasonably be expected to affect the tax liability of the Company.  No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any affiliated group that are still pending and no Liens for taxes exist with respect to any property or other assets of the Company, except for statutory Liens for taxes not yet due or payable or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company’s books and records reflecting the full amount of such contested taxes.

                         (c)          All assessments for taxes due with respect to such completed and settled examinations or to any concluded litigation have been fully paid or have been adequately reserved on the most recent financial statements included in the Filed Company SEC Documents in accordance with GAAP.

                         (d)          The Company has provided Parent access to true and complete copies of (i) all income and franchise tax returns of the Company and affiliated groups for the preceding three taxable years and (ii) any audit report issued since January 1, 2004 (or otherwise with respect to any audit or proceeding in progress) relating to taxes of the Company or any affiliated group.

                         (e)          The Company has not constituted either a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years preceding the date hereof or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                         (f)          The Company (i) has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, (ii) is not presently contesting the tax liability of the Company before any court, tribunal or agency or (iii) has not applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company.

                         (g)          The Company has not received written notice of any claim ever being made by any taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction.

                         (h)          There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any predecessor or affiliate thereof and any other party under which the Company could reasonably be expected to be liable for any taxes of any person.

                         (i)          The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could reasonably be expected to result, separately or in the aggregate, in the payment of (x) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign tax law) and (y) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign tax law).

                         (j)          The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                         (k)          The Company has disclosed on its federal income tax returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code or a reportable transaction understatement within the meaning of Section 6662A of the Code.  The Company has not engaged in a transaction that would be reportable by or with respect to the Company pursuant to Sections 6011, 6111, or 6112 of the Code.  The Company has not entered into any transactions that required or will require the filing of Internal Revenue Service Form 8886.

                         (l)          The Company (x) has not been a member of an affiliated group filing a consolidated federal income tax return or (y) has no liability for the taxes of any person (other than itself) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                         (m)          The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or the Effective Time as a result of any:  (A) change in method of accounting for a taxable period ending on or before the Closing Date or the Effective Time; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign tax law) executed on or before the Closing Date or the Effective Time; (C) inter-company transaction or excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provision of state, local or foreign tax law); (D) installment sale or open transaction disposition made on or before the Closing Date or the Effective Time; or (E) prepaid amount received on or before the Closing Date or the Effective Time.

                         (n)          The Company complies and has duly complied with all actions required pursuant to the applicable rules for employment taxes for all employees, officers and directors.  The Company has withheld from each payment made to any of its directors, officers and employees the amount of all taxes and contributions required to be withheld and has paid the same together with the Company’s share of the same, if any, to the proper tax and other receiving offices within the time required under applicable law.

                         (o)          For purposes of this Agreement, (i) “taxes” shall mean all Federal, state and local (whether domestic or foreign) income, employment, withholding, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Authority, including any liability for the payment of any amounts of the type described above as a result of being a member of an affiliated group or a party to any tax sharing Contract or as a result of any  obligation to indemnify any other person with respect to the payment of any tax, and (ii) “tax returns” shall mean any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 3.16          Title to Assets; Leases.

                         (a)          The Company does not own, nor has it owned during the past 6 years, any real property.

                         (b)          Section 3.16(b) of the Company Disclosure Letter sets forth a true and complete list of all leases for real property and interests in real property leased by the Company (each, a “Leased Real Property”).  The Company has provided Parent access to true and complete copies of all such leases and agreements.  The Company has complied with the terms of all leases of the Leased Real Properties to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.  The Leased Real Property is all of the property used or held for use by the Company.

                         (c)          The Company has valid leasehold interests (or, with respect to any such assets located outside the United States, its equivalent in such other location(s)) in its Leased Real Properties, and good and marketable title or valid leasehold interests (or, with respect to any such assets located outside the United States, its equivalent in such other location(s)) in the other assets reflected in the Company’s consolidated balance sheet, except for such as have been disposed of in the ordinary course of business.  All such Leased Real Properties and other assets are free and clear of all Liens other than Permitted Liens.

                         (d)          The Company has not received any written notice, and the Company does not have Knowledge, that any entity or Governmental Authority considers the operation, use or ownership of the Leased Real Property to have violated any zoning, land use or similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto, or that any investigation has been commenced regarding such possible violation.  The present use and operation of the Leased Real Property is in compliance with all existing zoning, land use and similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto.  No condemnation or eminent domain proceeding against any part of the Leased Property is pending or, to the Knowledge of the Company, threatened.  All operating facilities located on the Leased Real Property are supplied with utilities and other services, assuming the operation of such utilities, in such amounts as are reasonably necessary for the current operation of such facilities, including gas, electricity, water, waste water, irrigation, drainage, and similar reasonably required services.

                         (e)          This Section 3.16 does not relate to any matters with respect to intellectual property, which are addressed in Section 3.17.

                         (f)          The Company is not in violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any lease relating to the Leased Real Property to which it is a party.  Except as set forth in Section 3.16(b) of the Company Disclosure Letter, no approval or consent of, or notice to, any person is needed in order that each such lease shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

                         (g)          The buildings, machinery, equipment, and other tangible assets that the Company owns or leases are and have been maintained in accordance with the Company’s prior practice, and are in good operating condition and repair (subject to normal wear and tear).  The assets, properties and rights of the Company as of the Closing Date and after giving effect to the transactions contemplated hereby will be sufficient to conduct the business of the Company as a going concern on a basis consistent with past practice.

          Section 3.17          Intellectual Property.

                         (a)          Section 3.17 of the Company Disclosure Letter sets forth a true and complete list of all trademarks (registered or unregistered), trade mark applications, trade names, domain names, service marks, service mark applications, brand names, registered copyrights and applications therefor, patents and patent applications, if any, in each case, owned by or licensed to the Company (other than Off the Shelf Licenses).  The Company owns, or is validly licensed or otherwise has the exclusive right to use all Intellectual Property Rights that are material to the conduct of the business of the Company, in each case free and clear of all Liens other than the Permitted Liens.  All of the Intellectual Property Rights owned by the Company are to the Knowledge of the Company valid, subsisting and enforceable and no such Intellectual Property Rights have been abandoned or cancelled (excepting any expirations in the ordinary course), or are subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company’s rights thereto.  For the purposes of this Section 3.17(a), “Off the Shelf Licenses” shall mean any license or other agreement for the perpetual use by the Company of software in the capacity of an end user only, which software is generally available in “off the shelf” commercial packages or by internet distribution, for less than $5,000 per copy licensed, or $10,000 in the aggregate for all copies of such software licensed, and as to which the Company has fully paid all applicable license fees.

                         (b)          Except as set forth in Section 3.17 of the Company Disclosure Letter and to the Knowledge of the Company, no person other than the Company has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any Intellectual Property Rights owned by the Company.  To the Knowledge of the Company, the Company has not infringed upon or misappropriated any Intellectual Property Rights of any other person.  No suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding is pending alleging that the Company has violated any Intellectual Property Rights of any other person and, to the Knowledge of the Company, no claim has been threatened or asserted against the Company alleging a violation of any Intellectual Property Rights of any other person.

                         (c)          To the Company’s Knowledge, no person or persons are infringing the rights of the Company with respect to any Intellectual Property Rights owned by the Company.  No claims are pending or, to the Company’s Knowledge, threatened against the Company with regard to the ownership by the Company of any of its Intellectual Property Rights.

                         (d)          The Company is not in material violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any agreement with respect to Intellectual Property Rights to which it is a party.  Except as set forth in Section 3.17 of the Company Disclosure Letter, no approval or consent of, or notice to, any person is needed in order that each such agreements shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

                         (e)          As used in this Agreement, “Intellectual Property Rights” shall mean all intellectual property rights arising from or in respect of the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction: patents, trademarks (registered or unregistered), trade names, trade secrets, domain names, service marks, brand names, trade dress, and other indications of origin, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; computer programs, technical know-how, and confidential information and rights to limit the use or disclosure thereof by any person; registrations or applications for registration of copyrights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing, including all rights in and privileges with respect to customer databases, ideas, discoveries, inventions, conceptions, processes, formulae, copyrights and original works of authorship; and licenses.

          Section 3.18          Products.

                         (a)          Except as set forth in Section 3.18(a) of the Company Disclosure Letter, the Company is the sole and exclusive owner of the computer software products marketed, sold, licensed, supported, serviced or maintained by the Company, together with all modifications, updates, corrections and enhancements to past and current versions of such products, in existence as of the date hereof, and versions of such products currently under development, and any and all English and foreign language versions of such products, in each case, to the extent applicable, including the source code and object code versions of such computer software, and all Documentation relating thereto (the “Products”).

                         (b)          The Current Versions of the Products meet all material contractual terms and materially comply with all warranties provided to any customers who purchase or license, or have purchased or licensed, such Current Versions of the Products from the Company or its agents, provided that such customers are using a Current Version and have a current maintenance or support agreement in effect.  The Current Versions of the Products do not contain any viruses, Trojan horses or other computer instructions, intentional devices or techniques that are designed to threaten, infect, disrupt, damage, disable or infiltrate a computer system or any component of such computer system.

                         (c)          The source code for the Current Versions of the Products will compile into executable object code and such executable object code is capable of performing the material functions described in the applicable Documentation.  The Company has neither disclosed to any other person nor placed in escrow the source code for the Current Versions of the Products.

                         (d)          The Company has taken commercially reasonable steps (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees, and other persons with access to the Current Versions of the Products) to protect the source code for the Current Versions of the Products as trade secrets of the Company.  With respect to the license of the Products to customers, the Company has executed Contracts protecting the confidentiality and proprietary nature of the Products (and all related assets including the source code) from improper use or disclosure.

                         (e)          No person has a license to use or the right to acquire a license to use any future version of the Products, except for customer rights to obtain licenses to future versions of the Products pursuant to existing Customer Agreements.

                         (f)          No Customer Agreement or other agreement currently in force obligates the Company to develop or provide any specific improvement, enhancement, change in functionality or other alteration in the performance of the Products, other than Customer Agreements that provide for Product support services entered into in the ordinary course of business consistent with past practice.

                         (g)          To the Knowledge of the Company, the Products do not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any other person.

          Section 3.19          Accounts Receivable.  All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice.

          Section 3.20          Approval and Adoption Requirements.  The only approval or consent of the holders of any class or series of capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby is the affirmative vote of the holders of a majority of outstanding votes attributed to the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class (the “Stockholder Approval”).

          Section 3.21          State Takeover Statutes.  Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary, assuming the accuracy of the representations given by the Parent and Merger Sub in Section 4.07, to render inapplicable to this Agreement, the Principal Stockholders’ Agreement, the Merger and the other transactions contemplated hereby and thereby, the provisions of Section 203 of the DGCL (“Section 203”) to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Principal

Stockholders’ Agreement, the Merger and the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Principal Stockholders’ Agreement, the Merger or the other transactions contemplated hereby or thereby.

          Section 3.22          Transactions with Affiliates.  Section 3.22 of the Company Disclosure Letter sets forth, (i) a true and complete list of all Contracts between, among or involving the Company, on the one hand, and any director or officer of the Company or any of the Affiliates thereof, on the other hand and (ii) a description of all payments (including dividends, distributions, loans, service or trade payments, salary, bonuses, payments under any management, consulting, monitoring or financial advisory Contract, advances or otherwise) made to or received from the Company, on the one hand, and any Affiliate of the Company, on the other hand, after January 1, 2004.  Except as expressly disclosed in Section 3.22 of the Company Disclosure Letter, no such payments have been so made or received since January 1, 2004, or are required to be so received as of or after the date hereof.  Except as expressly disclosed in Section 3.22 of the Company Disclosure Letter, none of the Contracts between the Company, on the one hand, and any Principal Company Stockholder or any of the Affiliates thereof, on the other hand, will continue in effect subsequent to the Closing, and all obligations of the Company thereunder will have been satisfied.

          Section 3.23          Suppliers and Customers.  Section 3.23 of the Company Disclosure Letter contains a list of the top ten suppliers and customers of the Company (by volume in dollars of purchases) for the two fiscal years ended December 31, 2005 and December 31, 2006 (the “Major Suppliers” and “Major Customers”, respectively).  Except as set forth in Section 3.23 of the Company Disclosure Letter, the Company has no Knowledge that a Major Supplier or Major Customer will stop or materially reduce the aggregate volume of its supply or purchase of materials, products or services to or from the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise), that a Major Supplier intends significant price increases, that a Major Customer has received or intends to seek significant price decreases or that the relationship between the Company with the Major Suppliers and Major Customers would otherwise be materially affected.

          Section 3.24          Insurance.  Section 3.24 of the Company Disclosure Letter lists all policies of fire, liability, workmen’s compensation, life, property and casualty and other insurance owned or held by the Company.  Except as set forth in Section 3.24 of the Company Disclosure Letter, all such policies of insurance (a) are in full force and effect and (b) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.  The Company is not in default with respect to its obligations under any of such insurance policies, nor has the Company received any notice of cancellation of any insurance policy.  No insurance carrier has denied coverage for any claim asserted by the Company since January 1, 2004, nor has any insurance carrier declined to provide any coverage to the Company since January 1, 2004.

          Section 3.25          Inventory.  Except as set forth in Section 3.25 of the Company Disclosure Letter, the inventory of the Company (a) is usable or salable in the ordinary course of business, except to the extent of reserves for obsolescence recorded in the December 31, 2006 balance sheet; (b) is sufficient but not excessive in kind or amount for the conduct of the Company as it is presently being conducted; (c) meets the quality control standards of the Company; (d) is not held on consignment from third parties; (e) is not subject to any Lien; and (f) is carried on the books of the Company at an amount which reflects valuations not in excess of the lower of cost or market determined in accordance with generally accepted accounting principles applied on a consistent basis.

          Section 3.26          Sufficiency of Assets.  The tangible assets of the Company are in all material respects sufficient to conduct the business of the Company as it is presently being conducted, are suitable and adequate for the purposes for which such assets are currently used and are in good condition and repair for their present use by the Company in operation of its business.

          Section 3.27          Brokers and Other Advisors.  No broker, investment banker, financial advisor or other person, other than Janney Montgomery Scott LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.  The Company has delivered to Parent true and complete copies of all Contracts under which such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the persons to whom such fees or expenses are payable.  The compensation arrangement of the Company with Janney Montgomery Scott LLC has been disclosed to Parent.

          Section 3.28          Opinion of Financial Advisor.  The Company’s Board of Directors has received the opinion of Janney Montgomery Scott LLC in customary form, to the effect that, as of the date of such opinion, the consideration to be received in the Merger by the stockholders of the Company is fair from a financial point of view to such stockholders, a complete and correct signed copy of which has been delivered to Parent by the Company.  The Company has been authorized by Janney Montgomery Scott LLC to permit the inclusion of such fairness opinion (or a reference thereto) in the Proxy Statement.

          Section 3.29          Insolvency.  No procedure relating to bankruptcy, insolvency, moratorium or equivalent procedure relating to the Company has been commenced and the Company does not have Knowledge of any circumstances which may give rise to any right to commence such proceedings.

          Section 3.30          Books and Records.  True, correct and complete copies of the minutes that were taken at all meetings of the stockholders, the Board of Directors, or any committee of the Board of Directors of the Company held since April 1, 2002 have been provided to Parent, and such minutes are complete and accurate.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Each of Parent and Merger Sub represents and warrants to the Company as follows:

          Section 4.01          Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

          Section 4.02          Authority; Noncontravention.

                         (a)          Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of Parent, the Principal Stockholders’ Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby.  The execution and delivery of this Agreement by Parent and Merger Sub and the Principal Stockholders’ Agreement by Parent and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by Parent and Merger Sub, as the case may be, with the provisions of this Agreement and the Principal Stockholders’ Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby and thereby.  This Agreement and the Principal Stockholders’ Agreement have been duly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, such agreements constitute legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with each of their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect).

                         (b)          The execution and delivery of this Agreement and the Principal Stockholders’ Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent or Merger Sub under (i) the certificate of incorporation or by-laws of each of Parent and Merger Sub, (ii) any Contract to which Parent or Merger Sub is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which Parent or Merger Sub has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 4.03, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate are not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          Section 4.03          Governmental Approvals.  No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Principal Stockholders’ Agreement by Parent and Merger Sub, as applicable, or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing with the SEC of such reports or schedules under the Exchange Act as may be required in connection with this Agreement, the Principal Stockholders’ Agreement, the Merger and the other transactions contemplated hereby and thereby and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

          Section 4.04          Information Supplied.  None of the information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.05          Litigation.  There is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or Merger Sub that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding, or, to the Knowledge of Parent, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, Parent or Merger Sub that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          Section 4.06          Ownership and Operations of Merger Sub.  Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities other than in connection with the transactions contemplated hereby.

          Section 4.07          Interested Stockholder.  Neither Parent nor Merger Sub, nor any of their “affiliates” or “associates” have been “interested stockholders” of the Company at any time within the three years prior to the date of this Agreement, as those terms are used in Section 203 of the DGCL.

          Section 4.08          No Capital Ownership.  Neither Parent nor Merger Sub owns any shares of capital stock of the Company.

          Section 4.09          Brokers and Other Advisors.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          Section 4.10          Financial Position of Parent.  As of the date of this Agreement, Parent has cash resources available to it that are greater than or equal to the amount of the Total Merger Consideration and Parent’s financial position is otherwise sufficient to enable Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 5.01          Conduct of Business.

                         (a)          Conduct of Business by the Company.  During the period from the date hereof to the Effective Time, except as provided in Section 5.01 of the Company Disclosure Letter, as consented to in writing by Parent or as specifically and expressly required or permitted by this Agreement, the Company shall (i) carry on its businesses and operations in the ordinary course consistent with past practice, (ii) continue all advertising, pricing, sales, inventory, receivables, payables, customer credit practices, in the ordinary course consistent with past practice (to the extent consistent with this Section 5.01(a)) and (iii) use all commercially reasonable efforts to preserve intact its assets, brands, licenses, technology, Intellectual Property Rights and business organizations, keep available the services of its current officers and employees and preserve in accordance with past practice its relationships with suppliers, licensors, licensees, distributors, customers and others having business dealings with it and maintain its franchises, rights, Contracts and Permits, with the intention that its goodwill and ongoing business shall be unimpaired as of the Effective Time.  Without limiting the generality of the foregoing, during the period from the date hereof to the Effective Time, except as consented to in writing by Parent, as provided in Section 5.01 of the Company Disclosure Letter or as specifically and expressly required or permitted by this Agreement, the Company shall not:

                             (i)          (A)  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or other assets) in respect of, any of its capital stock, or other equity or voting interests, except for the payment of dividends then due in respect of outstanding shares of Series A Convertible Preferred Stock pursuant to the Company Certificate, (B) split, combine or reclassify any of its capital stock, or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting interests, or any other securities of the Company or any warrants, options or other rights to acquire any such shares or other securities or (D) take any action that could result in any amendment, modification or change of any term of any debt security of the Company;

                             (ii)         issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any warrants, options or other rights to acquire or receive, any such shares, interests or securities or any “phantom” stock, “phantom” stock rights or awards, stock appreciation rights, stock-based performance units or any other rights that are linked in any way to the price of Company Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the conversion of the Company Preferred Stock or the Warrants, or the exercise of Company Stock Options on the date hereof in accordance with their terms on the date hereof);

(iii) amend or propose to amend the Company Certificate or Company By-laws;

                             (iv)        acquire or agree to acquire by merging or consolidating with, or by purchasing assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets with a value individually or in the aggregate with a value in excess of $50,000;

                             (v)         sell, lease, license, mortgage, sell or leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interest therein, to a third party with an aggregate value in excess of $50,000, except for sales of inventory or excess or obsolete assets in the ordinary course of business consistent with past practice, or allow any assets or properties to become subject to any Lien other than Permitted Liens;

                             (vi)        (A)  incur or commit to incur any Debt Obligations (other than any draws on the Wachovia Facility in the ordinary course of business) or issue or sell any debt securities or warrants, options or other rights to acquire any debt securities of the Company, (B) repurchase or prepay any Debt Obligations or debt securities of the Company or any third person, (C) guarantee any indebtedness or debt securities of another person or enter into any “keep well” or other Contract to maintain any financial statement condition of another person or (D) make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than the Company;

(vii) incur or commit to incur any capital expenditure, or any obligations or liabilities in connection therewith, except as set forth in the capital expenditure budget provided to Parent;

                             (viii)          (A)  pay, discharge, settle or satisfy any claims (including claims of any stockholders of the Company and any stockholder litigation relating to this Agreement, the Principal Stockholders’ Agreement, the Merger or any other transaction contemplated hereby or thereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (x) in the ordinary course of business consistent with past practice, or (y) for an immaterial amount of money or (z) with the proceeds of any insurance recoveries in respect of such claims, liabilities or obligations under insurance policies of the Company (provided that payments, discharges, settlements and satisfactions under subsections (x), (y) and (z) shall not have and shall not be reasonably likely to have a material and adverse effect or include the admission of liability), or (B) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or (C) waive any material benefits of, agree to modify in a manner materially adverse to the Company, fail to enforce or consent to any matter with respect to which its consent is required under any confidentiality, standstill or similar Contract to which the Company is a party;

                             (ix)          grant to any director, officer, employee or consultant of the Company any increase in (A) compensation, bonus or other benefits or (B) severance or termination pay, in each case, except as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof;

                             (x)         (A)  enter into, amend or terminate any Company Plan or Company Benefit Agreement, (B) accelerate, fund or secure the vesting or payment of compensation or benefits under any Company Plan or Company Benefit Agreement, in each case except as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof or (C) adopt, enter into, amend or terminate any collective bargaining Contract or other labor union Contract;

                             (xi)        except as required by GAAP or applicable Law, make any change in its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles or practices;

(xii) make any election with respect to taxes (other than elections that are consistent with past practice) or enter into any settlement or compromise of any material tax liability or refund;

(xiii) enter into any lease of real property;

                             (xiv)      modify, amend, terminate or permit the lapse of any Contract relating to the lease of any real property, any reciprocal easement agreement or any operating agreement pertaining to, real property;

(xv) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

                             (xvi)      take any action if such action is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

(xvii) enter into any Contract of the type described in Section 3.10(a);

(xviii) become guarantor, surety, endorser or otherwise liable for the debts or obligations (direct or indirect, known or unknown, absolute or contingent) of any other person;

(xix) alter through merger, liquidation, reorganization, restructuring, sale of shares or in any other fashion the corporate structure or ownership of the Company; or

(xx) propose, resolve, authorize, agree or commit to take any of the foregoing actions.

                         (b)          Litigation.  The Company shall promptly provide to Parent written notice and copies of all pleadings and correspondence in connection with any claim, suit, action, investigation or other proceeding before or by a Governmental Authority against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders’ Agreement.  Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders’ Agreement.

                         (c)          Certain Tax Matters.  During the period from the date hereof to the Effective Time, the Company shall cause any and all existing tax sharing Contracts, tax indemnity obligations and similar Contracts, arrangements and practices with respect to taxes to which the Company is a party or by which the Company is otherwise bound to be terminated as of the Closing Date so that after such date the Company shall not have any further rights or liabilities thereunder.

                         (d)          Advice of Changes.  The Company shall promptly advise Parent orally and in writing of (i) any Effect that has had or is reasonably likely to have a Material Adverse Effect and (ii) upon obtaining Knowledge thereof, any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          Section 5.02          No Solicitation by the Company.

                         (a)          No Solicitation.  From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, except as described in this Section 5.02, the Company shall not, and it shall cause its officers, directors or employees or the investment bankers, financial advisors, attorneys, accountants or other representatives retained by it not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined in Section 5.02(f)(i)); (ii) participate in any way in any discussions or negotiations regarding any Takeover Proposal; (iii) furnish or disclose to any person (other than Parent) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) approve, endorse or recommend any Takeover Proposal; or (v) enter into any agreement related to any Takeover Proposal (an “Alternative Acquisition Agreement”) or any agreement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any transaction contemplated by this Agreement.  The Company shall cease each of the foregoing actions, and shall cause its officers, directors, employees, financial advisors, attorneys and other advisors to cease, any and all such existing actions.  Notwithstanding the foregoing, the Company shall not be deemed to have acted in violation of the provisions of this Section 5.02(a) if (i) it shall respond to an unsolicited Takeover Proposal by doing nothing more than providing the party making such unsolicited Takeover Proposal (the “Interested Acquiror”) copies of this Agreement prior to the time that this Agreement is publicly filed with the SEC, (ii) in response to a specific request made by an Interested Acquiror, the Company’s legal counsel engages in non-substantive discussions with the Interested Acquiror for the sole purpose of clarifying the procedural requirements set forth in Sections 5.02, 6.05, and 8.01 of this Agreement to be followed by the Interested Acquiror, the Company, and the Company’s Board of Directors as a condition precedent to consummation by such Interested Acquiror of a Takeover Proposal, or (iii) the Company shall provide financial information or other information regarding the Company pursuant to contractual obligations of the Company existing as of the date hereof and set forth in Section 5.02(a) of the Company Disclosure Letter, if and only if the party receiving such information from the Company is a party to such contractual obligation and such party is not a person making a Takeover Proposal; provided, however, that the Company shall provide Parent as promptly as reasonably practicable (and, in any event, within 24 hours) with oral and written notice of any actions taken pursuant to the last sentence of this Section 5.02(a).

                         (b)          Notification of Takeover Proposals.  As promptly as reasonably practicable (and, in any event, within 24 hours) after receipt by the Company of any Takeover Proposal or any written request for nonpublic information or inquiry relating to a Takeover Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Takeover Proposal, request or inquiry, and the identity of the person making such Takeover Proposal, request or inquiry and a copy of all written materials provided from the person making such Takeover Proposal in connection with such Takeover Proposal, request or inquiry.  The Company shall provide Parent as promptly as reasonably practicable (and, in any event within 24 hours) copies of all correspondence and other written materials reasonably relating to the Takeover Proposal, request or inquiry and the status and details thereof (including material amendments or proposed material amendments) and notice of all changes in the aggregate amount of consideration contemplated by the Takeover Proposal.  The Company shall promptly provide oral updates to Parent, upon request by Parent, regarding all material developments with respect to such Takeover Proposal.

                         (c)          Superior Proposals.  Notwithstanding anything to the contrary contained in this Section 5.02, in the event that (i) the Company receives an unsolicited written bona fide Takeover Proposal and the Board of Directors (or a committee thereof) has in good faith concluded that such Takeover Proposal is, or could reasonably be expected based on the written contents of such Takeover Proposal to lead to, a Superior Proposal (as defined in Section 5.02(f)(ii)), and (ii) the Board of Directors (or a committee thereof) concludes in good faith following consultation with its outside legal counsel that the failure to do any of the following would be likely to constitute a breach of its fiduciary duties to the Company’s stockholders under applicable law, then, (x) after providing written notice of its decision to take such action to Parent (the “Company Notice”) and (y) on or before the fifth (5th) Business Day following the date on which a person making a Takeover Proposal has made its first Takeover Proposal (which the Board of Directors (or a committee thereof) has in good faith concluded is, or could reasonably be expected to lead to, a Superior Proposal) which is received by the Company following the execution hereof and on or before the Closing, it may:

              (A)        request information from the person making such Takeover Proposal for the purpose of the Board of Directors informing itself about the Takeover Proposal that has been made and the person that made it;

              (B)        furnish information with respect to the Company to the person making such Takeover Proposal pursuant to a customary confidentiality agreement the benefits of the terms are which no more favorable to the person making such Takeover Proposal than the Confidentiality Agreement in any material respect; provided that such confidentiality agreement shall not prohibit disclosure to Parent of the terms and conditions of such Takeover Proposal, including the identity of the person making such Takeover Proposal and any material changes thereto; and

(C) engage in discussions or negotiations with the person making such Takeover Proposal regarding such Takeover Proposal.

                         (d)          Change of Recommendation.  Following the receipt of an unsolicited Takeover Proposal received by the Company before the Closing that is a Superior Proposal, the Board of Directors (or a committee thereof) may cause the Company to terminate this Agreement pursuant to Section 8.01(d)(i) and either (x) enter into or seek to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or (y) in the case of a Superior Proposal that is a tender offer or exchange offer made directly to its stockholders, recommend that its stockholders accept the tender or exchange offer (any such termination, whether caused by the Board of Directors or a committee thereof, and actions described under clause (x) or (y) above, a “Change of Recommendation”); provided, however, that the Company shall not terminate this Agreement pursuant to this Section 5.02(d) or Section 8.01(d)(i), and any purported termination pursuant to such sections shall be void and of no force and effect, unless concurrently with such termination pursuant to this Section 5.02(d) or Section 8.01(d)(i), the Company satisfies all of the following conditions:

(i) the Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal;

                             (ii)         the Company has (A) provided to Parent five (5) Business Days’ prior written notice (a “Change of Recommendation Notice”) which shall state expressly (x) that it has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the person making the Superior Proposal, and (z) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent all materials and information made available to the person making the Superior Proposal in connection with such Superior Proposal not otherwise made available to Parent, and (C) during such five (5) Business Day period, if requested by Parent, engaged in good faith negotiations to amend this Agreement in such a manner that the Takeover Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal (for purposes of such determination, if the consideration offered in a Superior Proposal is other than cash, Parent shall be deemed to have “matched” such Superior Proposal for purposes of the amount of consideration of such Superior Proposal if the aggregate consideration offered by Parent has a value that is not less than the value of the consideration offered in the Superior Proposal, as determined in good faith by the Board of Directors (or a committee thereof), after consultation with and taking into account the advice of its outside legal counsel);

(iii) the Company shall have paid to Parent the Termination Fee and the Expense Reimbursement referred to in Section 6.05(b); and

(iv) the Company shall have complied with this Section 5.02(d) and shall not have breached in any material respect any of the other provisions set forth in this Section 5.02.

                         (e)          Compliance with Tender Offer Rules.  Nothing contained in this Section 5.02 or in Section 6.06 shall prohibit the Company from taking and disclosing to its stockholders a position with respect to a Takeover Proposal by a third party to the extent required by Rule 14d-9(a) or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders required by law; provided, however, neither the Company nor the Board of Directors nor any committee thereof shall, except as in accordance with Section 5.02(d), effect or propose publicly to effect a Change of Recommendation.

                         (f)          Definitions.  For purposes of this Agreement:

                             (i)          “Takeover Proposal” means any inquiry, proposal or offer from any person other than Parent or its subsidiaries, affiliates or representatives relating to any acquisition, purchase, lease, sale, issuance or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise of substantially all of the assets of the Company or at least a majority of the voting power represented by the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning at least a majority of the voting power represented by the equity securities of the Company, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any combination of the foregoing, other than the transactions contemplated by this Agreement.

                             (ii)         “Superior Proposal” means any bona fide Takeover Proposal submitted to the Company or the Board of Directors (or any committee thereof) which did not result from a breach of this Section 5.02 and which the Board of Directors (or any committee thereof) concludes in good faith after (A) taking into account all relevant factors, facts and circumstances, including (x) the respective terms, conditions and structure of the transaction contemplated by this Agreement and the transaction contemplated by such Takeover Proposal, including pricing terms, the type of consideration, financing conditions and contingencies, regulatory conditions and impediments, other conditions, termination rights, break-up or similar fees, expense reimbursement obligations and the timing of the closing of the transaction, (y) the likelihood that each such transaction will be consummated and (z) any changes to the terms of this Agreement which have been proposed by Parent, and (B) consulting with its outside legal advisors, is, given all relevant factors, more favorable to the Company’s stockholders from a financial point of view than the terms of the transactions contemplated by this Agreement (including any changes to the terms of this Agreement which have been proposed by Parent).

                         (g)          Immediately following a request by Parent, the Company shall request each person or entity which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person or entity by or on behalf of the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

          Section 6.01          Preparation of the Proxy Statement.

                         (a)          As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form pursuant to Regulation 14A promulgated under the Exchange Act.  Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable following the date hereof.  Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement.  The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, agents and advisors, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the consent of Parent.

                         (b)          If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company, or with respect to other information regarding the Company in the Proxy Statement or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event promptly shall be so described by the Company to Parent or by Parent to the Company, as the case may be, and such amendment or supplement shall be promptly filed by the Company with the SEC and, as required by law, disseminated to the holders of Company Stock.

                         (c)          The Company shall promptly notify Parent of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and the other transactions contemplated hereby or for additional information, and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto.  The Company shall use its commercially reasonable efforts to respond to any comments of the SEC with respect to the Proxy Statement as promptly as reasonably practicable after the receipt thereof.  Parent shall cooperate with the Company and provide to the Company all information about Parent reasonably necessary to prepare the Proxy Statement.

                         (d)          Subject to Sections 5.02(c) and (d), the Company shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC, duly call, give notice of, convene and hold the Company Stockholders Meeting in accordance with the DGCL, the Company Certificate and the Company By-laws, as applicable.  Subject to Sections 5.02(c) and (d), the Company shall take all other lawful action reasonably necessary and reasonably desirable to obtain the Stockholder Approval as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.

                         (e)          The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the Merger, this Agreement and the other transactions contemplated hereby, subject to Sections 5.02(c) and (d).

          Section 6.02          Access to Information; Confidentiality.  Subject to applicable Laws relating to the exchange of information, the Company shall afford, upon reasonable advance notice, to Parent and Parent’s representatives, agents and advisors, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its properties and other assets, books, contracts, commitments, records, directors, officers, employees, attorneys, accountants, and auditors and other advisors and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.  Parent shall hold, and shall cause its representatives, agents and advisors to hold, all confidential information received from the Company, directly or indirectly, under this Agreement or otherwise in confidence.

          Section 6.03          Commercially Reasonable Efforts.

                         (a)          Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use, except as otherwise provided below, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Authorities and the making of all necessary registrations, declarations and filings (including filings with Governmental Authorities, if any), and the taking of all acts as may be necessary to obtain any such action, non-action, waiver, consent, approval, order or authorization, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                         (b)          Parent and the Company shall take any and all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any Competition Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Effective Time to occur as promptly as reasonably practicable and to avoid any suit or proceeding that would otherwise have the effect of preventing or delaying the Effective Time; provided, however, that Parent shall not be required to, and the Company shall not, without the written consent of Parent, agree or proffer to divest or hold separate, enter into any licensing or similar arrangement with respect to, or take any other action with respect to (A) any of the properties, other assets (whether tangible or intangible) or any portion of any business of Parent or any of its Affiliates or (B) any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company.  Each party hereto shall (x) promptly notify the other party of any written communication to that party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing, (y) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority with respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat, and (z) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives, agents and advisors, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Merger.  The cost and expense of any filings (or similar fees) required to be made with any Governmental Authority under any Competition Law shall be borne by Parent.

          Section 6.04          Indemnification, Exculpation and Insurance.

                         (a)          Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring as of or prior to the Effective Time (and any rights relating to the advancement of expenses) existing as of the date hereof in favor of the current or former directors, officers, employees or agents of the Company (each, an “Indemnitee”) as provided in the Company Certificate and the Company By-laws and indemnification Contracts in existence as of the date hereof between the Company and any of them shall be assumed by the Surviving Corporation, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law.  In addition, the Surviving Corporation shall pay any related expenses of any Indemnitee under this Section 6.04(a) as incurred to the fullest extent permitted under applicable Law (including expenses incurred to determine whether indemnification or exculpation is available), provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Parent shall take any and all actions necessary to ensure that the Surviving Corporation complies with and honors the foregoing obligation as in effect on the date hereof, including providing funds, if necessary, to permit the Surviving Corporation to comply with its obligations under this Section 6.04(a).

                         (b)          For a period of at least six (6) years after the Effective Time, Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Company Certificate and the Company By-laws, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

                         (c)          For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, obtain and maintain director’s and officers’ liability insurance with respect to acts, errors or omissions occurring prior to the Effective Time (“Run-Off Insurance”). Such Run-Off Insurance shall (i) solely be negotiated and implemented by the Parent or its agents, (ii) provide coverage for each person or entity covered by the Company’s current directors and officers liability insurance policy as in effect on the date hereof, (iii) not be cancelable by the Parent, its agents or the Surviving Corporation during the six year term of such Run-Off Insurance and (iv) be no less favorable with respect to coverage terms and amounts in any material respect than the Company’s current directors’ and officers’ liability insurance policy as in effect on the date hereof; provided, however, that in no event shall Parent, any of its Subsidiaries or the Surviving Corporation be obligated or required to pay aggregate premiums for insurance under this Section 6.04(c) in any annual coverage period in excess of 150% of the amount of the aggregate premiums paid by the Company for the period from November 1, 2006 to, and including, October 31, 2007, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $17,000); provided that Parent shall nevertheless be obligated to provide such coverage in any annual coverage period as may be obtained for such 150% amount. Subject to this Section 6.04(c), Parent or its agents shall have the right to substitute the insurance company providing the Company’s current director’s and officer’s liability insurance policy with another financially sound insurance company.

                         (d)          The provisions of this Section 6.04 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnitee and his or her heirs and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                         (e)          In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case as a condition precedent to the Surviving Corporation or any of its successors or assigns entering into such consolidation or merger, Parent shall cause proper provision to be made so that the successor and assign of the Surviving Corporation, as the case may be, assumes the obligations set forth in this Section 6.04.

                         (f)          The obligations of Parent and the Surviving Corporation under this Section 6.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.04 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.04 applies shall be third party beneficiaries of this Section 6.04).

          Section 6.05          Fees and Expenses.

                         (a)          Except as provided in Section 6.05(b), all fees and expenses incurred in connection with this Agreement, the Principal Stockholders’ Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger or any such other transaction is consummated.

                         (b)          (i)  The Company will reimburse Parent in immediately available funds for all Expenses up to a maximum reimbursement of $500,000 (“Expense Reimbursement”) and a termination fee in an amount equal to $1,000,000 (“Termination Fee”):

(A) if this Agreement is terminated by the Company pursuant to Section 5.02(d) or Section 8.01(d)(i);

              (B)          if this Agreement is terminated by Parent pursuant to Section 8.01(e) (or by the Company for any reason at any time after Parent becomes entitled to terminate this Agreement pursuant to Section 8.01(e)); or

              (C)          if (1) this Agreement is terminated by Parent or the Company (except for a termination by the Company resulting from Parent’s material failure to fulfill any of its obligations under this Agreement which is the sole cause of or resulted in the failure of the Merger to occur on or before the Outside Date) pursuant to Section 8.01(b)(i), and (2) a bona fide Takeover Proposal has been submitted to the Company or the Board of Directors (or any committee thereof) after the date of this Agreement but prior to the Outside Date, and (3) within twelve (12) months of the date of such termination the Company enters into an Alternative Acquisition Agreement with the same person or entity (or any Affiliate thereof) that made such bona fide Takeover Proposal.

(ii) The Company will pay the Parent the Expense Reimbursement (but not the Termination Fee) if this Agreement is terminated by Parent pursuant to Section 8.01(c)(i).

                             (iii)        The Company shall make any payments required by this Section 6.05(b) in immediately available funds (A) as a condition precedent to terminating this Agreement pursuant to Section 5.02(d) or Section 8.01(d)(i), (B) within 3 Business Days of the date of termination in the case of termination pursuant to Section 8.01(e) or Section 8.01(c)(i), or (C) the date of the execution of such Alternative Acquisition Agreement under the circumstances contemplated by Section 6.05(b)(i)(C).

                             (iv)         If the Termination Fee and/or the Expense Reimbursement becomes due and owing, such Termination Fee and/or Expense Reimbursement, as applicable, shall constitute liquidated damages and the sole and exclusive remedy for Parent and Merger Sub for any and all claims arising from the Company’s failure to consummate the transactions contemplated by this Agreement.

          Section 6.06          Public Announcements.  Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Principal Stockholders’ Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement without the consent of the other party, such consent not to be unreasonably withheld or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.  The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form mutually agreed to by the parties.

          Section 6.07          Employee Matters.

                         (a)          Employees who continue their employment after the Effective Time (“Affected Employees”) shall receive employee benefits substantially comparable in the aggregate to the Company Plans listed on Section 3.14(a) of the Company Disclosure Letter according to their terms as in effect immediately prior to the Effective Time (excluding for all purposes stock-based plans and other equity-based compensation arrangements).

                         (b)          For purposes of any applicable waiting period, vesting eligibility and benefit entitlement (but excluding benefit accruals under any defined benefit pension plan), following the Effective Time, Parent shall, or shall cause its Affiliates to, recognize each Affected Employee’s service with the Company prior to the Effective Time as service with Parent and its Affiliates in connection with any tax-qualified pension plan, 401(k) savings or other retirement plan and welfare benefit plan (including paid time off, vacations and holidays) maintained by Parent or any of its Affiliates in which such Affected Employee participates, but only (i) to the extent such service was recognized under a comparable plan of the Company immediately prior to the Effective Time and (ii) to the extent the recognition of such service would not result in a duplication of benefits.  Parent shall, or shall cause its Affiliates to, waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision under any of the welfare plans maintained by Parent or any of its Affiliates in which Affected Employees participate following the Effective Time to the extent such limitations and restrictions were waived or satisfied under the applicable Company Plan immediately prior to the Effective Time.  In addition, Affected Employees shall receive credit for any co-payments, deductibles and annual out-of-pocket expenses incurred under the welfare plans of the Company or any of its Affiliates during the calendar year in which the Effective Time occurs, but prior to the Effective Time, for purposes of the corresponding co-payments, deductibles and annual out-of-pocket expenses under welfare plans of Parent or any of its Affiliates for the calendar year in which the Effective Time occurs.

                         (c)          Nothing contained in this Section 6.07 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Affected Employee or any change in the particular employee benefits available to any such individual Affected Employee or the amendment or termination of any particular Company Plan or Company Benefit Agreement in accordance with the terms of such Company Plan or Company Benefit Agreement.

          Section 6.08          Principal Stockholders’ Agreement.  Concurrently herewith, the Principal Stockholders entered into the Principal Stockholders’ Agreement with Parent in substantially the form attached hereto as Exhibit A.

          Section 6.09          Executives’ Employment Agreements.  Concurrently herewith, the Executives entered into the Employment Agreements with Parent in substantially the form attached hereto as Exhibit B, such Employment Agreements to become effective at the Effective Time.

          Section 6.10          Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act any dispositions of securities of the Company (including derivative securities with respect to securities of the Company, including any Company Preferred Stock or Company Stock Options) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.

          Section 6.11          Stock Plans.  The Board of Directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and the Company shall amend the Company Stock Plans and take the actions described in Section 6.11 of the Company Disclosure Letter to effectuate the treatment of each outstanding Company Stock Option at the Effective Time as contemplated by Section 2.04(a). The Board of Directors (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other action as may be necessary to terminate, as of the Effective Time, any plan, program or arrangement providing for the prospective issuance or grant of any interest in respect of the capital stock of the Company.

          Section 6.12          Indemnification Obligations of John D. Richardson as an Individual.  John D. Richardson agrees to indemnify the Parent and the Company against any and all Company Transaction Costs that exceed, in the aggregate, $350,000 (which excess costs shall be deducted from the portion of the Common Stock Merger Consideration payable to John D. Richardson).

ARTICLE VII

CONDITIONS PRECEDENT

         Section 7.01          Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver by such party on or prior to the Closing Date of the following conditions:

                         (a)          Stockholder Approval.  The Stockholder Approval shall have been obtained.

                         (b)          No Injunctions or Restraints.  No (i) temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority or (ii) Law that, in either case, has the effect of preventing the consummation of the Merger (collectively, “Restraints”) shall be in effect.

          Section 7.02          Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                         (a)          Representations and Warranties.

                             (i)          The representations and warranties of the Company contained in Article III that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date, with the same effect as if made as of the Closing Date (or, if given as of a specific date, as of such date); and

(ii) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of the preceding clause (i).

                         (b)          Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                         (c)          No Litigation.  (i) There shall not be pending any claim, suit, action, investigation or other proceeding, whether judicial or administrative, brought or threatened in writing by any Governmental Authority (A) challenging or seeking to restrain or prohibit the consummation of the Merger, (B) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective Affiliates of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company or Parent and its Subsidiaries or to require any such person to dispose of or hold separate any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company or Parent and its Subsidiaries, in each case, as a result of the Merger or (C) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the properties, other assets (whether tangible or intangible) or any portion of any business of the Company.

                         (d)          Appraisal Rights.  The Company shall not have received from the holders of more than 612,075 shares of Company Common Stock, notice of intention to demand appraisal of their shares pursuant to Section 262(d) of the DGCL.

                         (e)          Resignations.  Each of the officers and directors of the Company listed in Section 3.01 of the Company Disclosure Letter shall have resigned such positions as of the Effective Time.

                         (f)          Executives; Employment Agreements.  Neither John D. Richardson nor Jason Dietrich shall have died or suffered any injury, sickness or mental illness or other condition which has resulted in, or is reasonably likely to result in, his “disability” (as defined in the Company’s executive disability insurance plan).  The Employment Agreements shall continue and remain in full force and effect.

                         (g)          Material Adverse Effect.  There shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                         (h)          Lease Amendment.  The Wyomissing Lease shall have been amended in the form attached hereto as Exhibit C.

                         (i)          Non-Disturbance Agreement.  With respect to the Wyomissing Lease, Parent shall have obtained a subordination, non-disturbance and attornment agreement from the landlord’s lender that is reasonably satisfactory to Parent.

          Section 7.03          Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                         (a)          Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform their obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.  The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                         (b)          Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          Section 7.04          Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts, as the case may be, to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

          Section 8.01         Termination.  This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

                         (a)          by mutual written consent of Parent and the Company;

                         (b)          by either Parent or the Company, (i) if, for any reason, the Merger shall not have been consummated on or before the date that is 120 days after the execution of the Merger Agreement (the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this clause 8.01(b)(i) shall not be available to any party hereto whose material failure to fulfill any of its obligations under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date; or (ii) if any Restraint having the effect set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable, provided, however, that the right to terminate this Agreement under this clause 8.01(b)(ii) shall not be available to any party hereto whose material failure to fulfill any of its obligations under this Agreement has been the principal cause of or resulted in such Restraint;

                         (c)          by Parent, (i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b), and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but the Company is not reasonably attempting, or has ceased to reasonably attempt, to diligently cure such breach or failure after its receipt of written notice thereof from Parent; or (ii) if any Restraint having the effect of granting or implementing any relief referred to in Section 7.02(c) shall be in effect and shall have become final and nonappealable;

                         (d)          by the Company, (i) if the Board of Directors shall have effected a Change of Recommendation; provided, however, that it shall be a condition to the exercise of this right of termination that it shall have complied with the conditions to taking such action set forth in Section 5.02(d); or (ii) if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but Parent is not reasonably attempting, or has ceased to reasonably attempt, to diligently cure such breach or failure after its receipt of written notice thereof from the Company;

                         (e)          by Parent if (i) the Company, or its Board of Directors, as the case may be, shall have (A) entered into any Alternative Acquisition Agreement, (B) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent, its approval and recommendation of the Merger and this Agreement, (C) approved or recommended, or proposed to approve or recommend, any Takeover Proposal other than the Merger or (D) announced a neutral position with respect to any Takeover Proposal other than the Merger and does not reject such Takeover Proposal within five (5) Business Days of the announcement of such neutral position, (ii) the Company’s Board of Directors or any committee thereof shall have failed to reaffirm its unconditional approval and recommendation of the Merger and the Merger Agreement within five (5) Business Days of Parent’s request for such reaffirmation, or (iii) the Company or the Company’s Board of Directors or any committee thereof shall have resolved to do any of the foregoing;

                         (f)          by Parent if the Company shall have received from the holders of more than 612,075 shares of Company Common Stock, notice of intention to demand appraisal of their shares pursuant to Section 262(d) of the DGCL;

                         (g)          by either Parent or the Company, if Stockholder Approval shall not have been obtained upon a vote taken thereof at the Company Stockholders Meeting duly convened therefore (including any adjournment or postponement thereof); or

                         (h)          by Parent upon the occurrence of any Effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

          Section 8.02          Effect of Termination.  In the event of a valid termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.27, Section 4.09, the last sentence of Section 6.02, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination.

          Section 8.03          Amendment.  This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment without obtaining the further approval of the stockholders of the Company if such further approval is required by Law.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 8.04          Extension; Waiver.  At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be granted no extension or waiver without obtaining the further approval of the stockholders of the Company if such further approval is required by Law in connection with such extension or waiver.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent inaccuracy or noncompliance.  The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

          Section 8.05          Procedure for Termination, Amendment or Waiver.  A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver of any provision of this Agreement pursuant to Section 8.04 shall, in order to be effective, require (i) approval by the Board of Directors of each party hereto that is required to act in connection with such termination, amendment, extension or waiver pursuant to Section 8.01, 8.03 or 8.04, as the case may be, and (ii) to the extent required by Section 8.03 or 8.04, approval by the Company’s stockholders.

ARTICLE IX

GENERAL PROVISIONS

          Section 9.01          Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          Section 9.02          Notices.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) or transmitted by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Invensys Systems, Inc.
c/o Invensys plc
Portland House
Bressenden Place
London SW1E 5BF
Attention: Company Secretary
Facsimile No.: 44.207.821.3806

with copies to (which shall not constitute notice):

McGuireWoods LLP
One James Center
Richmond, VA 23219
Attention: Bryce D. Jewett III
Facsimile No.: 804.698.2249

and
Invensys Systems, Inc.
Wonderware Business Unit
26561 Rancho Parkway South
Lake Forest, CA 92630
Attention: Stephen F. Halsey
Facsimile No.: 949.639.1463

if to the Company, to:

CIMNET, Inc.
925 Berkshire Blvd.
Wyomissing, PA 19610
Attention: John D. Richardson, Chief Executive Officer
Facsimile No.: 610.736.0230

with a copy to (which shall not constitute notice):

Brown & Rudnick LLP
Seven Times Square
New York, New York 10036
Attention: Alan N. Forman
Facsimile No.: 212.938.2812

Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for and (iii) if sent by facsimile, upon receipt of confirmation of transmission to the facsimile number set forth above, if transmitted during normal business hours at the location to which it is transmitted or upon the opening of business on the next Business Day if transmitted other than during normal business hours at the location to which it is transmitted.

          Section 9.03          Definitions.  For purposes of this Agreement:

                         (a)          an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                         (b)          “Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in New York, New York are authorized or required by Law to be closed.

                         (c)          “Company Transaction Costs” means all costs and fees paid or incurred by the Company after March 31, 2007 in connection with the Merger and other transactions contemplated by this Agreement, including without limitation, investment banking fees and fairness opinion fees, accounting fees, and legal fees and associated expenses (excluding Appraisal Shares Amounts) and in each case determined after giving effect to any tax benefit to be received by the Company with respect to the payment of such costs and fees.  Company Transaction Costs shall not include any extraordinary costs or fees incurred by the Company after the date of this Agreement relating to any claim, suit, action or other proceeding arising out of the transactions contemplated by this Agreement.

                         (d)          “Competition Law” means any federal, state and foreign Law or order that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, antitrust or restraint of trade or lessening of competition.

                         (e)          “Customer Agreements” means any binding agreement between the Company on the one hand, and a customer of the Company on the other hand, with respect to a Product, under which the Company is currently receiving or has received revenue within the last 18 months.

                         (f)          “Documentation” means all documentation and written narratives of all procedures used in the operation or maintenance of, and customer support with respect to, any Product.

                         (g)          “ERISA Affiliates” means any entity, which, together with Parent, Merger Sub and the Company, as the case may be, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                         (h)          “Expenses” means documented and reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all filing fees, printing fees and reasonable fees and expenses of law firms, commercial banks, investment banking firms, accountants, experts and consultants to Parent.

                         (i)          “Knowledge” of any person that is not an individual means, with respect to any matter in question, (i) the knowledge of such person’s executive officers and other officers or employees having primary responsibility for such matter (which in the case of the Company shall mean only John D. Richardson, Jason Dietrich, Keith Frantz, William Nyman and Anthony Crouch) and (ii) those facts and other matters that the foregoing persons would reasonably been expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation (including a reasonable inquiry of both their direct subordinates or Affiliates who could reasonably be expected to have such knowledge) concerning the existence thereof.

                         (j)          “Liens” means all pledges, claims, liens, charges, options, rights of first refusal or similar rights, encumbrances and security interests of any kind or nature whatsoever.

                         (k)          “Material Adverse Effect” means any state of facts, change, development, effect, condition or occurrence (any such item, an “Effect”) that is or is reasonably likely to (A) adversely affect in a material respect the business, assets, liabilities, properties, condition (financial or otherwise), results of operations of the Company or (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated hereby; provided that, solely with respect to clause (A) of this definition, the following shall not be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a “Material Adverse Effect”: (1) any change, event, occurrence or state of facts relating to the U.S. or global economy, financial markets or political conditions (in each case, in general), including such changes thereto as are caused by terrorist activities, entry into or material worsening of war or armed hostilities, or other national or international calamity (in each case under this clause (1), other than any such change, event, occurrence or state of facts that has a disproportionate effect on the Company or its customers); (2) any change, event, occurrence or state of facts that directly arises out of or results from the announcement or pendency of this Agreement or any of the transactions contemplated hereby; (3) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or failure to take an action, by the Company with Parent’s express written consent or in accordance with the express written instructions of Parent or as otherwise expressly required or specifically permitted to be taken by the Company pursuant to the terms of this Agreement; (4) any change in the Company’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that this clause (4) shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute or contribute to a Material Adverse Effect); and (5) any change, event, occurrence or state of facts arising out of any change in GAAP or applicable accounting requirements or principles which occur or become effective after the date of this Agreement.

                         (l)          “Permitted Liens” means (i) Liens for current taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (ii) Liens as reflected in title records relating to real property owned or leased by the Company, and (iii) Liens that, individually or in the aggregate, do not and could not reasonably be expected to materially interfere with the conduct of the Company’s business as currently conducted and do not and could not reasonably be expected to adversely affect in any material respect the use or value of the Company’s assets as currently operated.

                         (m)        “person” means an individual, corporation, partnership, limited liability company, joint venture, joint stock company, Governmental Authority, association, trust, unincorporated organization or other entity.

                         (n)          A “Subsidiary” of any person means another person of which (i) an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or (ii) such first person is a general partner.

                         (o)          “Wachovia Facility” means that certain $1,000,000 revolving line of credit of the Company with Wachovia Bank, N.A. established on June 2, 2006 and renewed on February 12, 2007.

                         (p)          “Wyomissing Lease” means that certain real property lease effective as of the 24th day of January, 2007 by and between the Company and JNL Real Estate, LLC, a

Pennsylvania limited liability company, Eastwood Associates, LLC, a Pennsylvania limited liability company, and HBL Holdings, LLC, a Pennsylvania limited liability company, collectively trading and doing business as 925 Berkshire Boulevard Joint Venture, the fee simple owners of the real estate located at 925 Berkshire Boulevard, Wyomissing, Berks County, Pennsylvania 19610, Berks County, Pennsylvania.

          Section 9.04          Interpretation.  When a reference is made in this Agreement to an Article, a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.

          Section 9.05          Counterparts; Fax Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Signatures on this Agreement and certain other documents to be delivered in connection with this Agreement may be delivered by facsimile in lieu of an original signature, and Parent, Merger Sub and the Company agree to treat such signatures as original signatures and shall be bound thereby.

          Section 9.06          Entire Agreement; No Third-Party Beneficiaries.  This Agreement, the Confidentiality Agreement and the Principal Stockholders’ Agreement (i) constitute the entire agreement, and supercede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement, the Confidentiality Agreement and the Principal Stockholders’ Agreement and (ii) except for the provisions of Article II and Section 6.04, are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) or thereto (and their respective successors and assigns) any rights or remedies.

          Section 9.07          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

          Section 9.08          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 9.09          Jurisdiction; Waiver of Jury Trial.

                         (a)          Each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such court), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding.  Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 9.02 shall be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

                         (b)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATED TO THIS AGREEMENT.  EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.

          Section 9.10          Specific Enforcement.  Each of the parties hereto hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 9.11          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[Signature page follows]

                    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INVENSYS SYSTEMS, INC.

By:

Name:	Nathan Blackwell
Title:	Attorney In Fact

SIDUS ACQUISITION CORP.

By:

Name:	Nathan Blackwell
Title:	Attorney In Fact

CIMNET, INC.

By:

Name:	John D. Richardson
Title:	President and CEO

Acknowledged and agreed to with respect to Section 6.12 only:

John D. Richardson, individually

Exhibit A – Principal Stockholder’s Agreement

VOTING AGREEMENT

          This VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 2, 2007, by and among INVENSYS SYSTEMS, INC., a Massachusetts corporation (“Parent”), SIDUS ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), each undersigned stockholder (each, a “Stockholder”) of CIMNET, INC., a Delaware corporation (the “Company”), and, solely for the purposes of Section 4.3 hereof, the Company.  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (defined below).

W I T N E S S E T H:

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of even date herewith, by and among Parent, Merger Sub and the Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding capital stock of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which outstanding shares of capital stock of the Company will be converted into the right to receive, in the aggregate, the Total Merger Consideration;

          WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder has agreed to enter into this Agreement; and

          WHEREAS, each Stockholder is the record and legal owner of that number of shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company set forth opposite such Stockholder’s name on Exhibit A hereto (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2), being referred to herein as the “Subject Shares”).

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

          1.            Agreement to Retain Subject Shares.

          1.1          Prior to the Expiration Date (as defined below), each Stockholder agrees not to: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein (“Transfer”); (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares.  As used herein, the term “Expiration Date” shall mean the earlier to occur of (x) the Effective Time, or (y) termination of the Merger Agreement in accordance with the terms thereof.

          1.2          “New Shares” means:

                         (a)          any shares of capital stock or voting securities of the Company that a Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

                         (b)          any shares of capital stock or voting securities of the Company that a Stockholder becomes the beneficial owner of as a result of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock.

          2.            Agreement to Vote Subject Shares and Take Certain Other Action.

          2.1          Prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, each Stockholder shall vote or cause to be voted his/her Subject Shares:

                         (a)          in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby;

                         (b)          against approval of any proposal made in opposition to or competition with consummation of the Merger;

                         (c)          against any Takeover Proposal from any party other than Parent or an Affiliate of Parent;

                         (d)          against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, sale, lease or transfer of a material amount of the assets or securities of the Company (other than in connection with the Merger);

                         (e)          against any proposal or action which could reasonably be expected to, impede, frustrate, prevent, prohibit, delay or discourage any of the transactions contemplated by the Merger Agreement;

                         (f)          against any amendment of the Company Certificate or the Company By-laws, which has the effect of or which could reasonably be expected to impede, frustrate, prevent, prohibit, delay or discourage any of the transactions contemplated by the Merger Agreement; and

                         (g)          against any dissolution, liquidation or winding up of the Company.

          2.2          Prior to the Expiration Date, each Stockholder, as the holder of the Subject Shares set forth opposite his/her name on Exhibit A hereto, shall be present, in person or by proxy, at all meetings of stockholders of the Company at which the matters referred to in Section 2.1 are to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

          2.3          Between the date of this Agreement and the Expiration Date, each Stockholder agrees not to, and will not permit any entity under such Stockholder’s control (other than the Company) to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below) or (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.  For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (g) of Section 2.1; provided, however, that notwithstanding anything to the contrary contained herein, at any time prior to the Expiration Date, each Stockholder and his/her Representatives shall be permitted to participate in any discussions or negotiations with any Person regarding an Opposing Proposal to the extent that (x) such Stockholder’s participation is requested by the Company, and (y) such discussions or negotiations, if conducted by the Company, would then be permitted under the terms of the Merger Agreement.  For purposes of this Agreement, the term “Representative” means each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of any Stockholder).

          2.4          Nothing in this Agreement shall limit or restrict any Stockholder from (a) taking any action in such Stockholder’s capacity as a director of the Company, to the extent applicable, or (b) voting, in such Stockholder’s sole discretion, on any matter other than the matters referred to in Section 2.1 of this Agreement.

          3.            Grant of Irrevocable Proxy Coupled with an Interest.

          3.1           Each Stockholder hereby revokes any and all other proxies in respect of any Subject Shares and agrees that during the period commencing on the date hereof and ending on the Expiration Date, such Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as such Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote (or cause to be voted) the Subject Shares held of record by such Stockholder, in the manner set forth in Section 2.1, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company.  Parent may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

          3.2           Each Stockholder acknowledges that the proxy set forth in this Section 3 is irrevocable until the Expiration Date, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement.  Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and/or this Agreement.  The proxy granted herein is intended to comply with the requirements of Section 212 of the DGCL applicable to irrevocable proxies.

          3.3           The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder’s Subject Shares and a vote by Stockholder of Stockholder’s Subject Shares.

          4.             Representations, Warranties and Covenants of Stockholder.  Each Stockholder, severally and not jointly, hereby represents, warrants and covenants to Parent as follows:

          4.1           (a) Such Stockholder is the record owner of the Subject Shares; (b) the Subject Shares set forth opposite his/her name on Exhibit A hereto constitute such Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances; (d) such Stockholder has voting power and the power of disposition with respect to all of the Subject Shares set forth opposite his/her name on Exhibit A hereto outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by such Stockholder after the date hereof; and (e) such Stockholder’s principal residence or place of business is accurately set forth on Exhibit A hereto.

          4.2           Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform such Stockholder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.  The execution and delivery of this Agreement by such Stockholder does not, and the performance of Stockholder’s obligations hereunder will not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

          4.3           Each Stockholder hereby unconditionally and irrevocably instructs the Company not to and the Company shall not, (a) permit the Transfer of, or any grant of authority to vote with respect to, his/her Subject Shares, in violation of this Agreement on its books and records by such Stockholder, (b) issue a new certificate representing any such Subject Shares or (c) record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

          4.4           Each Stockholder shall, and shall cause each of his/her Representatives (each, a “Stockholder Representative”) to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and its Affiliates) with respect to any Takeover Proposal.  Each Stockholder shall not, nor shall it permit his/her Stockholder Representatives to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal or (ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, any Takeover Proposal.  Notwithstanding the foregoing, the Stockholder shall not be deemed to have acted in violation of the provisions of this Section 4.4 if (i) it shall respond to an unsolicited Takeover Proposal by doing nothing more than providing the party making such unsolicited Takeover Proposal (the “Interested Acquiror”) copies of the Merger Agreement prior to the time that the Merger Agreement is publicly filed with the SEC, (ii) in response to a specific request made by an Interested Acquiror, the Company’s legal counsel engages in non-substantive discussions with the Interested Acquiror for the sole purpose of clarifying the procedural requirements set forth in Sections 5.02, 6.05, and 8.01 of the Merger Agreement to be followed by the Interested Acquiror, the Company, and the Company’s Board of Directors as a condition precedent to consummation by such Interested Acquiror of a Takeover Proposal, or (iii) the Stockholder shall provide financial information or other information regarding the Company pursuant to contractual obligations of the Company existing as of the date hereof and set forth in Section 5.02(a) of the Company Disclosure Letter, if and only if the party receiving such information from the Company is a party to such contractual obligation and such party is not a person making a Takeover Proposal; provided, however, that the Stockholder shall provide Parent as promptly as reasonably practicable (and, in any event, within 24 hours) with oral and written notice of any actions taken pursuant to the penultimate sentence of this Section 4.4.  Without limiting the foregoing, it is agreed that any violation of the foregoing by the Stockholders or any Stockholder Representative shall be a violation of Section 5.02 of the Merger Agreement by the Company.

          4.5           Each Stockholder hereby agrees to notify Parent as promptly as practicable (an in any event within 24 hours after receipt) in writing of (i) the number of New Shares which the Stockholder acquires on or after the date hereof, and (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, the Stockholder or any of its Representatives with respect to any Takeover Proposal or any other matter referred to in Section 4.4 above (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be).  Each Stockholder will keep Parent informed on a reasonably current basis of material developments with respect to such Takeover Proposal.

          5.            Termination.  This Agreement and the proxy granted pursuant to Section 3 hereof and all obligations of each Stockholder hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

          6.            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          7.            Binding Effect and Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.  Any assignment in violation of the preceding sentence shall be void.

          8.            Amendment and Modification.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.            Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at Law for a violation of any of the covenants or agreements of each Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at Law or in equity and each such Stockholder hereby waives any and all defenses which could exist in his/her favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          10.            Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) or transmitted by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Invensys Systems, Inc.
c/o Invensys plc
Portland House
Bressenden Place
London SW1E 5BF
Attention: Company Secretary
Facsimile No.: 44.207.821.3806

with copies to (which shall not constitute notice):

McGuireWoods LLP
One James Center
Richmond, VA 23219
Attention: Bryce D. Jewett III
Facsimile No.: 804.698.2249

and

Invensys Systems, Inc.
Wonderware Business Unit
26561 Rancho Parkway South
Lake Forest, CA 92630
Attention: Stephen F. Halsey
Facsimile No.: 949.639.1463

if to the Company, to:

CIMNET, Inc.
925 Berkshire Blvd.
Wyomissing, PA 19610
Attention: John D. Richardson, Chief Executive Officer
Facsimile No.: 610.736.0230

with a copy to (which shall not constitute notice):

Brown & Rudnick LLP
Seven Times Square
New York, New York 10036
Attention: Alan N. Forman
Facsimile No.: 212.938.2812

          11.            Expenses.  Each party hereto shall pay their own expenses incurred in connection with this Agreement.

          12.            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

          13.            Submission to Jurisdiction.  Each party hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the State of Delaware or the Court of Chancery of the State of Delaware, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding.  Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts, in the manner provided for notice in Section 10 or otherwise. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 13.

          14.            No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with their obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of their right to exercise any such or other right, power or remedy or to demand such compliance.

          15.            Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

          16.            Counterparts; Fax Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Signatures on this Agreement and certain other documents to be delivered in connection with this Agreement may be delivered by facsimile in lieu of an original signature, and Parent, Merger Sub, each of the Stockholders and the Company agree to treat such signatures as original signatures and shall be bound thereby.

          17.            Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          18.            Several Liability.  The representations, warranties, covenants and agreements of each Stockholder are made and given severally only, and not jointly and severally, and no Stockholder shall have any liability to Parent, Merger Sub, the Company or any other person for any breach of this Agreement by any other Stockholder party hereto.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

INVENSYS SYSTEMS, INC.

By:

Name:	Nathan Blackwell
Title:	Attorney In Fact

SIDUS ACQUISITION CORP.

By:

Name:	Nathan Blackwell
Title:	Attorney In Fact

CIMNET, INC.
(solely for purposes of Section 4.3)

By:

Name:	John D. Richardson
Title:	President and CEO

STOCKHOLDERS:

John D. Richardson, individually

Lynn Richardson, individually

Jason Dietrich, individually

Anthony Crouch, individually

Bill Nyman, individually

David Birk, individually

Grant Kelly, individually

J. Jeffrey Fox, individually

Karl Gerhart, individually

Alan N. Forman and Jocelyn Forman, joint tenants

EXHIBIT A

Stockholder	Existing Shares	Address

John D. Richardson	3,060,000	925 Berkshire Blvd. Wyomissing, PA 19610

Lynne Richardson	200,000	56 Focht Road Robesonia, PA 19551

Jason Dietrich	59,677	925 Berkshire Blvd. Wyomissing, PA 19610

Anthony Crouch	425,312	925 Berkshire Blvd. Wyomissing, PA 19610

Billy Nyman	11,200	226 Maple Street Robesonia, PA 19551

David Birk	5,000	47 Downs Lake Circle Dallas, TX 75230

Grant Kelly	112,269	5A Central Avenue Como NSW 2226 Australia

J. Jeffrey Fox	20,000	309 Tucker Street Annapolis, MD 21401

Karl Gerhart	125,000	219 Farmstead Lane Lititz, PA 17543

Alan N. Forman and Jocelyn Forman	100,000	7 Times Square New York, NY 10036

Total:	4,118,458

Exhibit B – Employment Agreements

2 May  2007

Private and Confidential

John Richardson
56 Focht Road
Robesonia, Pennsylvania 19551

Dear John:

Conditioned on the Closing of the acquisition by Invensys of Cimnet, Inc., I am pleased to confirm our offer of employment to you as Vice President, MES and P&PM Business for the Wonderware Business Unit of Invensys Systems, Inc., reporting to me.  Under the terms of this offer, you will be located at the Wonderware facility in Wyomissing, Pennsylvania that Invensys will assume upon the Closing of the Cimnet acquisition.

Your compensation & benefits package includes:

Cash Compensation

An annual base salary of $250,000, paid at the semi-monthly rate of $9,615. Your salary will be subject to review on 1st July 2008 and annually thereafter during the time that you are employed at Invensys. All compensation shall be subject to income tax withholding and other payroll tax deductions required by applicable state and federal law or as otherwise authorized in writing by you.

Other Incentive Arrangements

[1] Executive Bonus Plan (“EBP”)
You will be eligible to participate in the EBP for FY 2008 with a bonus target of 35% of salary and a performance range of 0 to 70% of salary. You should note that bonus payments are non-pensionable.  The bonus plan year for FY2008 commenced on 1st April 2007.

As your commencement date of employment is later than the 1st April any bonus payment will be pro-rated for the number of months worked in the year.

The specific objectives are outlined on the Bonus Scorecard for Invensys Process Systems that will be sent to you shortly. You will note that the bonus award is contingent upon meeting a number of discretionary criteria that are listed on the scorecard and include achievement of your personal objectives.

The Company may vary or withdraw the scheme at any time and ongoing participation is dependent upon your personal performance and contribution; provided the Company will not vary or withdraw the scheme as represented to you for FY2008.

[2] Exceptional Turnaround Bonus Overlay Plan

Once the target level of performance is reached under the EBP, we also have approval to extend the opportunity to earn additional bonus during the FY2008. Your additional bonus under the Turnaround Bonus Plan will be zero at the target level of performance, rising to 200% of target bonus (35% of base salary) once stretch performance is reached. Please note that targets for FY 2008 have not been established, and that once established you will be subject to the same targets as other members of the senior management team of Wonderware

This additional bonus is paid in Company shares, and released in two tranches - 50% after one year following the end of the bonus year, and the remaining 50% after two years. The Turnaround Bonus Plan will not operate after FY 2008.

[3] Long-Term Incentive Plan
At the next permissible date following your first date of employment, the Company will seek approval from the Board Remuneration Committee to grant an award under the Company’s 1998 Senior Executive Long-Term Incentive Plan (“LTIP”).  This award will be based on a multiple of .75 of your basic salary at the time of the award. The number of shares is calculated by dividing the salary multiple by the Company-confirmed share price at the time of the award.

Vesting of awards under the LTIP is subject to the satisfaction of performance conditions over a 3-year performance period.  The performance conditions that will attach to your award include comparative Total Shareholder Return against a selected comparator group of similar industrial companies.  Once vested, 50% of the award is subject to a further one year holding period.

[4] Share Ownership Guidelines

To align your interests with those of our shareholders, we have introduced a share ownership requirement.  Individuals receiving share awards under the above programs or through personal share purchase will be expected to retain those shares (other than to meet any tax obligations) until the required share ownership level (xx% of salary as defined in the Share Ownership Guidelines has been reached.  Only upon reaching the required level can the excess shares be sold.

Further details on the Share Ownership Guidelines and the other incentive plans referred to above are attached.

However, you should be aware that the decision to grant Plan participation is always at the discretion of the CEO of Invensys plc and will depend upon your ongoing personal performance and contribution to the business. Nevertheless, for FY2008, your participation in the Plan has been approved by the CEO of Invensys. The Company reserves the right to amend or withdraw the Plan from year to year. Full details of the Plan will be issued separately.

               Other Terms

•

You will be entitled to 20 vacation days each calendar year, the actual dates of which will be subject to my approval.  Such vacation days will be in addition to normal public holidays observed at Wonderware’s offices in Wyomissing.

•	You will be eligible to participate in the Invensys Executive Deferred Compensation Plan immediately upon employment.

•

You will be eligible to participate in all standard benefits for employees of Invensys Wonderware, subject to the terms of participation in those plans.  Details of these benefits including medical, dental, life insurance and 401K programs have been sent to you separately.

•

You will also be entitled to sick leave in accordance with Wonderware’s written policy as maintained and amended by Wonderware from time to time.  Please note that you will not be paid for unused sick leave and any sick leave unused by the end of each calendar year will be forfeited.

Severance

You will be entitled to severance as follows:

•

If your employment is terminated for Cause (as defined below), no severance will be payable and your entitlement to salary, bonuses, benefits or other compensation shall cease upon termination of your employment; provided however, that you shall be paid (i) accrued and unpaid salary and bonus through the date of termination, (ii) accrued and unused vacation and sick pay solely accrued during your employment with the Company, and (iii) reimbursement of actual business expenses incurred by you (collectively, the “Termination Payments”).  To the extent that such Cause is remediable, termination for Cause shall only be effective if we provide you with (i) not less than 5 days prior written notice (the “Cause Notice”) that we intend to terminate you for Cause which written notice shall specify in reasonable detail the reasons or events constituting Cause, and (ii) an opportunity to address Wonderware’s senior executive management team to discuss the allegations set forth in the Cause Notice.

•

If you terminate your employment by resignation without Good Reason (as defined below), no severance will be payable and your entitlement to salary, bonuses, benefits or other compensation shall cease upon termination of your employment; provided however, that you shall be paid the Termination Payments.

•

If (i) your employment is terminated by the Company for other than Cause, or (ii) you terminate your employment for Good Reason, you will be entitled to the Termination Payments plus a lump sum payment equal to six (6) months of base salary as of the effective date of termination payable within 10 days following such date of termination. Additionally, Invensys will maintain your existing medical and dental coverage until the earlier of the date you begin employment with another employer or for no more than the duration of the six (6) month severance period.

“Cause” is defined as gross misconduct, unlawful conduct that adversely effects the Company, misappropriation of the Company’s assets, conviction of a misdemeanor involving moral turpitude or a felony, intentionally or negligently engaging in illegal business practices in connection with the Company’s business, or willful or consistent violation of company policies or procedures that materially and adversely effects the Company.

“Good Reason” shall mean the occurrence of any of the following without your prior written consent:  (i a material diminution in your title or authority unless such diminution is based on your poor performance; or (ii) any change in reporting responsibility so that you report to any person other than the President of the Wonderware business unit so long as there is a President of the Wonderware business unit, (iii) your relocation to any location more than 50 miles from the current office in Wyomissing, PA.

In consideration of and as a condition precedent to receiving any of the payments and benefits described in this “Severance” section you agree you will execute and deliver to Invensys and not revoke a release in the form attached as Appendix A.

Restrictions on Competition

During the term of employment with the Company, you shall not directly or indirectly compete against the Company or directly or indirectly divert or attempt to divert business from customers or potential customers of the Company.

If you are terminated for “Cause” as defined above or resign your position of employment prior to the completion of a date equal to three (3) years from the commencement of your employment with the Company (the “Three Year Date”), then for a period through the Three Year Date you will not, directly or indirectly, provide Restricted Services for or on behalf of any Competitive Business.   During the period prior to the Three Year Date, you also will not, directly or indirectly, provide any Competitive Business with any advice or counsel in the nature of the Restricted Services.

If you are terminated for other than “Cause”, or if you resign your position of employment for “Good Reason” as defined above, then for a period of twelve (12) months following the end of your employment with the Company you will not, directly or indirectly, provide accept employment or provide Restricted Services for or on behalf of any Competitive Business.   During such twelve (12) month period, you also will not, directly or indirectly, provide any Competitive Business with any advice or counsel in the nature of the Restricted Services.

The term “Restricted Services” means services of any kind or character comparable to those provided by you to the Company during employment with the Company.  The term “Competitive Business” means any entity (or division or subsidiary of any entity) which is/are engaged in the Industrial Software or MES Software market anywhere in the world.  “Competitive Businesses” include, but are not limited to, those divisions, affiliates or subsidiaries of Siemens, General Electric, Rockwell, SAP, OSI Software, Apriso, Microsoft or Schneider that are engaged in the Industrial Software or MES Software market.  You understand and agree that (i) the restrictions on competition described in this letter are fair and reasonable, and that these restrictions are ancillary to the sale of Cimnet, Inc., and are instituted as a material condition of the sale of Cimnet, Inc., for which you served as founder, CEO and material shareholder, and (ii) adequate consideration has been received by you for such restrictions.

No Solicitation of Company Employees

During the term of your employment and for a period of two (2) years following termination of your employment for any reason, you shall not directly or indirectly solicit, interfere with, induce or encourage any employee of Invensys to: (i) become employed by any Competitive Business; (ii) become a consultant or representative to any Competitive Business; or (iii) terminate his or her employment relationship with Invensys.

Prior to Your Start Date

This offer is contingent on

•	The Close of the acquisition of Cimnet, Inc. by Invensys pursuant to the Merger Agreement.
•

Your not having entered into a signed agreement with a previous employer that contains a non-competition clause that might affect your ability to accept employment with Invensys or any entity thereof.  If you have entered into such an agreement, you need to forward a copy of the agreement to my attention prior to any further action on this offer.

Please complete the attached “Legal and Ethical Policy/Code of Conduct” document and return to our office.

Orientation Information

In preparation for getting you on board smoothly:

•

Your ability to comply with Immigration and Naturalization Service requirements by providing verification of your employment eligibility in the United States is required.  Please bring the appropriate documents with you to orientation.  You may provide, but are not limited to, any of the following documents in order to establish your eligibility:

•	United States Passport
•	Certificate of Naturalization
•	INS Employment Authorization
•	Both a US social security card AND a driver’s license

•	If you qualify for any special tax handling, please note that you will be fully taxed per applicable laws until such time as you provide appropriate exemption documentation to the payroll department.

•	You will be required to sign a confidentiality and non-disclosure agreement upon your employment.

General Terms

The terms of this letter shall be interpreted, governed by and construed by the laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law provisions.   If any one or more provisions of this letter are held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby.

All disputes between parties in connection with arising out of the existence, validity, construction, performance and termination of this Agreement shall be finally settled by arbitration.  The arbitration shall be held in Philadelphia, PA in accordance with the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules and the award of such arbitrators shall be final and binding upon the Parties.  The non-prevailing party shall pay for all reasonable costs and actual reasonable expenses incurred in connection with such dispute, including filing and arbitrator fees as well as the reasonable costs and actual verifiable expenses of opposing legal counsel.

The terms and conditions of this Agreement shall terminate on the Three Year Date hereof.

To confirm your acceptance of this offer, please sign below and return the one copy to me as soon as possible.  The extra copy is for your files.

I am extremely excited that you have decided to join our team and look forward to working with you.  I am confident you will make a significant contribution and enjoy being an Invensys executive.

Sincerely,

Michael S. Bradley, Sr.
President
Invensys Wonderware

Cc

Accepted:

Date

Start Date: ___________________

2 May 2007

Private and Confidential

Jason Dietrich
101 Fox Hill Drive
Wernersville, Pennsylvania 19565

Dear Jason:

Conditioned on the Closing of the acquisition by Invensys of Cimnet, Inc., I am pleased to confirm our offer of employment to you as Vice President, MES Solutions for the Wonderware Business Unit of Invensys Systems, Inc., reporting to John Richardson.  Under the terms of this offer, you will be located at the Wonderware facility in Wyomissing, Pennsylvania that Invensys will assume upon the Closing of the Cimnet acquisition.

Your compensation & benefits package includes:

Cash Compensation

An annual Base Salary of $185,000, paid at the semi-monthly rate of $7,115. Your salary will be subject to review on 1st July 2008 and annually thereafter during the time that you are employed at Invensys. All compensation shall be subject to income tax withholding and other payroll tax deductions required by applicable state and federal law or as otherwise authorized in writing by you.

You also shall be entitled to additional compensation under Wonderware’s Sales Incentive Plan (or “SIP”) based on a 60%/40% split, with your Base Salary representing the 60% and your Sales Incentive Compensation representing the 40%.   For FY 2008, this means that your Sales Incentive Compensation at 100% of Plan is $123,333.

As your employment commencement date is yet undetermined, your Sales Incentive Compensation for FY 2008 will be pro-rated to your actual commencement date.

To assist with your transition to Wonderware, the Company agrees to guaranty 100% of your pro-rated Sales Incentive Compensation for FY 2008.  Please note that this guaranty means that you cannot exceed 100% of your total compensation, and that there thus is no additional Sales Incentive Compensation for exceeding 100% of your Plan.

Additional details are as described in the SIP which will be provided to you by separate cover.

Other Incentive Arrangements

[1] Long-Term Incentive Plan

At the next permissible date following your first date of employment, the Company will seek approval from the Board Remuneration Committee to grant an award under the Company’s 1998 Senior Executive Long-Term Incentive Plan (“LTIP”).  This award will be based on a multiple of .75 of your basic salary at the time of the award. The number of shares is calculated by dividing the salary multiple by the Company-confirmed share price at the time of the award.

Vesting of awards under the LTIP is subject to the satisfaction of performance conditions over a 3-year performance period.  The performance conditions that will attach to your award include comparative Total Shareholder Return against a selected comparator group of similar industrial companies.  Once vested, 50% of the award is subject to a further one year holding period.

[2] Share Ownership Guidelines

To align your interests with those of our shareholders, we have introduced a share ownership requirement.  Individuals receiving share awards under the above programs or through personal share purchase will be expected to retain those shares (other than to meet any tax obligations) until the required share ownership level (xx% of salary as defined in the Share Ownership Guidelines) has been reached.  Only upon reaching the required level can the excess shares be sold.

Further details on the Share Ownership Guidelines and the other incentive plans referred to above are attached.

However, you should be aware that the decision to grant Plan participation is always at the discretion of the CEO of Invensys plc and will depend upon your ongoing personal performance and contribution to the business. Nevertheless, for FY2008, your participation in the Plan has been approved by the CEO of Invensys. The Company reserves the right to amend or withdraw the Plan from year to year. Full details of the Plan will be issued separately.

     Other Terms

•

You will be entitled to 15 vacation days each calendar year, the actual dates of which will be subject to my approval.  Such vacation days will be in addition to normal public holidays observed at Wonderware’s offices in Wyomissing.

•	You will be eligible to participate in the Invensys Executive Deferred Compensation Plan immediately upon employment.

•

You will be eligible to participate in all standard benefits for employees of Invensys Wonderware, subject to the terms of participation in those plans.  Details of these benefits including medical, dental, life insurance and 401K programs have been sent to you separately.

•

You will also be entitled to sick leave in accordance with Wonderware’s written policy as maintained and amended by Wonderware from time to time.  Please note that you will not be paid for unused sick leave and any sick leave unused by the end of each calendar year will be forfeited.

Severance

You will be entitled to severance as follows:

•

If your employment is terminated for Cause (as defined below), no severance will be payable and your entitlement to salary, bonuses, benefits or other compensation shall cease upon termination of your employment; provided however, that you shall be paid (i) accrued and unpaid salary and bonus through the date of termination, (ii) accrued and unused vacation and sick pay solely accrued during your employment with the Company, and (iii) reimbursement of actual business expenses incurred by you (collectively, the “Termination Payments”).  To the extent that such Cause is remediable, termination for Cause shall only be effective if we provide you with (i) not less than 5 days prior written notice (the “Cause Notice”) that we intend to terminate you for Cause which written notice shall specify in reasonable detail the reasons or events constituting Cause, and (ii) an opportunity to address Wonderware’s senior executive management team to discuss the allegations set forth in the Cause Notice.

•

If you terminate your employment by resignation without Good Reason (as defined below), no severance will be payable and your entitlement to salary, bonuses, benefits or other compensation shall cease upon termination of your employment; provided however, that you shall be paid the Termination Payments.

•

If (i) your employment is terminated by the Company for other than Cause, or (ii) you terminate your employment for Good Reason, you will be entitled to the Termination Payments plus a lump sum payment equal to six (6) months of base salary as of the effective date of termination payable within 10 days following such date of termination. Additionally, Invensys will maintain your existing medical and dental coverage until the earlier of the date you begin employment with another employer or for no more than the duration of the six (6) month severance period.

“Cause” is defined as breach of the Company’s then current Code of Conduct or, conviction of a misdemeanor involving moral turpitude or a felony.

“Good Reason” shall mean the occurrence of any of the following without your prior written consent:  (i) a material diminution in your title or authority or (ii) your involuntary relocation to any location more than 50 miles from the current office in Wyomissing, PA.

In consideration of and as a condition precedent to receiving any of the payments and benefits described in this “Severance” section you agree you will execute and deliver to Invensys and not revoke a release in the form attached as Appendix A.

Restrictions on Competition

During the term of employment with the Company, you shall not directly or indirectly compete against the Company or directly or indirectly divert or attempt to divert business from customers or potential customers of the Company.

If you are terminated for “Cause” as defined above, then for a period of twenty-four (24) months following the end of your employment with the Company you will not, directly or indirectly, provide Restricted Services for or on behalf of any division, affiliate or subsidiary of Siemens, General Electric, Rockwell, SAP or Schneider which is primarily engaged in the Industrial Software or MES Software market anywhere in the world (the “Five Competitors”).   For the first twelve (12) months following the end of your employment with the Company you will not, directly or indirectly, provide Restricted Services for or on behalf of any Competitive Business (as defined below). During such restricted period (twenty-four (24) months for the Five Competitors), you also will not, directly or indirectly, provide any of the Five Competitors with any advice or counsel in the nature of the Restricted Services.

If you are terminated for other than “Cause”, or if you resign your position of employment for any reason including “Good Reason”, then for a period of twelve (12) months following the end of your employment with the Company you will not, directly or indirectly, accept employment or provide Restricted Services for or on behalf of any Competitive Business.   During such twelve (12) month period, you also will not, directly or indirectly, provide any Competitive Business with any advice or counsel in the nature of the Restricted Services.   However, if you are terminated for other than “Cause”, or if you resign your position of employment for any reason including “Good Reason” in no event shall the restriction on your providing Restricted Services to Competitive Businesses extend for a period exceeding a date equal to three (3) years from the date of commencement of your employment.

The term “Restricted Services” means services of any kind or character comparable to those provided by you to the Company during employment with the Company.  The term “Competitive Business” means any entity (or division or subsidiary of any entity) which is/are primarily engaged in the Industrial Software or MES Software market anywhere in the world.  “Competitive Businesses” include, but are not limited to, those divisions or affiliates of Siemens, General Electric, Rockwell, SAP, OSI Software, Apriso, Microsoft or Schneider that are primarily engaged on the Industrial Software or MES software markets.  You understand and agree that (i) the restrictions on competition described in this letter are fair and reasonable, and that these restrictions are ancillary to the sale of Cimnet, Inc., and are instituted as a material condition of the sale of Cimnet, Inc., and (ii) adequate consideration has been received by you for such restrictions.

No Solicitation of Company Employees

During the term of your employment and for a period of two (2) years following termination of your employment for any reason, you shall not directly or indirectly solicit, interfere with, induce or encourage any employee of the Invensys to: (i) become employed by any direct or indirect competitor of Invensys; (ii) become a consultant or representative to any direct or indirect competitor of Invensys; or (iii) terminate his or her employment relationship with Invensys.

Prior to Your Start Date

This offer is contingent on

•	The Close of the acquisition of Cimnet, Inc. by Invensys within the time frame agreed to by the parties in the Merger Agreement.
•

Your not having entered into a signed agreement with a previous employer that contains a non-competition clause that might affect your ability to accept employment with Invensys or any entity thereof.  If you have entered into such an agreement, you need to forward a copy of the agreement to my attention prior to any further action on this offer.

Please complete the attached “Legal and Ethical Policy/Code of Conduct” document and return to our office.

Orientation Information

In preparation for getting you on board smoothly:

•

Your ability to comply with Immigration and Naturalization Service requirements by providing verification of your employment eligibility in the United States is required.  Please bring the appropriate documents with you to orientation.  You may provide, but are not limited to, any of the following documents in order to establish your eligibility:

•	United States Passport
•	Certificate of Naturalization
•	INS Employment Authorization
•	Both a US social security card AND a driver’s license

•	If you qualify for any special tax handling, please note that you will be fully taxed per applicable laws until such time as you provide appropriate exemption documentation to the payroll department.

•	You will be required to sign a confidentiality and non-disclosure agreement upon your employment.

General Terms

The terms of this letter shall be interpreted, governed by and construed by the laws of the State of Pennsylvania.   If any one or more provisions of this letter are held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby.

All disputes between parties in connection with arising out of the existence, validity, construction, performance and termination of this Agreement shall be finally settled by arbitration.  The arbitration shall be held in Philadelphia, PA in accordance with the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules and the award of such arbitrators shall be final and binding upon the Parties.  The non-prevailing party shall pay for all reasonable costs and actual reasonable expenses incurred in connection with such dispute, including filing and arbitrator fees as well as the reasonable costs and actual verifiable expenses of opposing legal counsel.

The terms and conditions of this Agreement shall terminate on third anniversary of the date of the commencement of your employment.

To confirm your acceptance of this offer, please sign below and return the one copy to me as soon as possible.  The extra copy is for your files.

I am extremely excited that you have decided to join our team and look forward to working with you.  I am confident you will make a significant contribution and enjoy being an Invensys executive.

Sincerely,

Michael S. Bradley, Sr.
President
Invensys Wonderware

Cc

Accepted:

Date

Start Date: ___________________

2 May 2007

Private and Confidential

Tony Crouch
10506 Greencreat Drive
Tampa, Florida 33626

Dear Tony:

Conditioned on the Closing of the acquisition by Invensys of Cimnet, Inc., I am pleased to confirm our offer of employment to you as Chief MES Software Officer and Director of Technology for the Wonderware Business Unit of Invensys Systems, Inc., reporting to Pankaj Mody.  Under the terms of this offer, your office will be located at the Wonderware facility in Lake Forest, California.

Your compensation & benefits package includes:

Cash Compensation

An annual base salary of $185,000, paid at the semi-monthly rate of $7,115. Your salary will be subject to review on 1st July 2008 and annually thereafter during the time that you are employed at Invensys. All compensation shall be subject to income tax withholding and other payroll tax deductions required by applicable state and federal law or as otherwise authorized in writing by you.

Sign-On Bonus

The Company has agreed to pay you a one-time amount of $92, 500 as a Sign-On Bonus.  Payment will be made concurrent with your first regular payroll payment.  You agree that if you terminate employment with the Company by resignation or if your employment is terminated for Cause (as defined below)  prior to twenty-four (24) months from your employment commencement date you will repay to the Company the portion of your Sign-On Bonus that has not been reduced.  Please note that your Sign-On Bonus is reduced 1/24 each full month of your employment.  For purposes of clarity, this means that if your employment terminated twelve (12) months from your commencement date, your Sign-On Bonus liability would have been reduced by 1/24 for each of the 12 months of your employment for a total reduction from the Sign-On Bonus of $46,250, and you thus would be obligated to repay the Company  $46,250.  You agree that to pay the Company any unreduced amounts of your Sign-On Bonus within five (5) days of the date of termination of your employment.

Cost of Living Adjustment

To assist you and your family in your new house payments due to your relocation to California, the Company agrees to pay you a cost of living adjustment (“COLA”) equal to the following:

•	$45,000 over first twelve (12) months of your employment ($3,750 per month)
•	$35,000 over months 13 - 24 of your employment ($2,917 per month)
•	$25,000 over months 25 – 36 of your employment ($2,083 per month)

The COLA will be paid bi-weekly commencing with your commencement date.  If you do not purchase and close on a home within twelve (12) months of your commencement date of employment, the COLA shall cease and future COLA payments are null and void.  Additionally, the COLA shall cease immediately upon the date of termination of your employment.

Other Incentive Arrangements

[1] Local Bonus Plan (“LBP”)

You will be eligible to participate in the EBP for FY 2008 with a bonus target of 20% of salary and a performance range of 0 to 40% of salary. You should note that bonus payments are non-pensionable.  The bonus plan year for FY2008 commenced on 1st April 2007.

As your commencement date of employment is later than the 1st April any bonus payment will be pro-rated for the number of months worked in the year.

The specific objectives are outlined on the Bonus Scorecard for Invensys Process Systems that will be sent to you shortly. You will note that the bonus award is contingent upon meeting a number of discretionary criteria that are listed on the scorecard and include achievement of your personal objectives.

The Company may vary or withdraw the scheme at any time and ongoing participation is dependent upon your personal performance and contribution, provided the Company will not vary or withdraw the scheme as represented to you for FY2008.

[2] Long-Term Incentive Plan

At the next permissible date following your first date of employment, the Company will seek approval from the Board Remuneration Committee to grant an award under the Company’s 1998 Senior Executive Long-Term Incentive Plan (“LTIP”).  This award will be based on a multiple of .75 of your basic salary at the time of the award. The number of shares is calculated by dividing the salary multiple by the Company-confirmed share price at the time of the award.

Vesting of awards under the LTIP is subject to the satisfaction of performance conditions over a 3-year performance period.  The performance conditions that will attach to your award include comparative Total Shareholder Return against a selected comparator group of similar industrial companies.  Once vested, 50% of the award is subject to a further one year holding period.

[3] Share Ownership Guidelines

To align your interests with those of our shareholders, we have introduced a share ownership requirement.  Individuals receiving share awards under the above programs or through personal share purchase will be expected to retain those shares (other than to meet any tax obligations) until the required share ownership level (xx% of salary as defined in the Share Ownership Guidelines) has been reached.  Only upon reaching the required level can the excess shares be sold.

Further details on the Share Ownership Guidelines and the other incentive plans referred to above are attached.

However, you should be aware that the decision to grant Plan participation is always at the discretion of the CEO of Invensys plc and will depend upon your ongoing personal performance and contribution to the business. The Company reserves the right to amend or withdraw the Plan from year to year. Full details of the Plan will be issued separately.

               Other Terms

•	Relocation assistance will be provided as outlined in the Invensys Relocation Policy.

•

You will be entitled to 15 vacation days each calendar year, the actual dates of which will be subject to approval.  Such vacation days will be in addition to normal public holidays observed at Wonderware’s offices in Lake Forest.

•	You will be eligible to participate in the Invensys Executive Deferred Compensation Plan immediately upon employment.

•

You will be eligible to participate in all standard benefits for employees of Invensys Wonderware, subject to the terms of participation in those plans.  Details of these benefits including medical, dental, life insurance and 401K programs have been sent to you separately.

•

You will also be entitled to sick leave in accordance with Wonderware’s written policy as maintained and amended by Wonderware from time to time.  Please note that you will not be paid for unused sick leave and any sick leave unused by the end of each calendar year will be forfeited.

Severance

You will be entitled to severance as follows:

•

If your employment is terminated for Cause (as defined below), no severance will be payable and your entitlement to salary, bonuses, benefits or other compensation shall cease upon termination of your employment; provided however, that you shall be paid (i) accrued and unpaid salary and bonus through the date of termination, (ii) accrued and unused vacation and sick pay solely accrued during your employment with the Company, and (iii) reimbursement of actual business expenses incurred by you (collectively, the “Termination Payments”).  To the extent that such Cause is remediable, termination for Cause shall only be effective if we provide you with (i) not less than 5 days prior written notice (the “Cause Notice”) that we intend to terminate you for Cause which written notice shall specify in reasonable detail the reasons or events constituting Cause, and (ii) an opportunity to address Wonderware’s senior executive management team to discuss the allegations set forth in the Cause Notice.

•

If you terminate your employment by resignation without Good Reason (as defined below), no severance will be payable and your entitlement to salary, bonuses, benefits or other compensation shall cease upon termination of your employment; provided however, that you shall be paid the Termination Payments.

•

If (i) your employment is terminated by the Company for other than Cause, or (ii) you terminate your employment for Good Reason, you will be entitled to the Termination Payments plus a lump sum payment equal to six (6) months of base salary as of the effective date of termination payable within 10 days following such date of termination. Additionally, Invensys will maintain your existing medical and dental coverage until the earlier of the date you begin employment with another employer or for no more than the duration of the six (6) month severance period.

“Cause” is defined as gross misconduct, unlawful conduct that adversely effects the Company, misappropriation of the Company’s assets, conviction of a misdemeanor involving moral turpitude or a felony, intentionally or negligently engaging in illegal business practices in connection with the Company’s business, or willful or consistent violation of company policies or procedures that materially and adversely effects the Company.

“Good Reason” shall mean the occurrence of any of the following without your prior written consent:  (i) a material diminution in your title or authority unless such diminution is based on your poor performance, or (ii) your relocation to any location more than 50 miles from the current office in Lake Forest, California.

In consideration of and as a condition precedent to receiving any of the payments and benefits described in this “Severance” section you agree you will execute and deliver to Invensys and not revoke a release in the form attached as Appendix A.

Restrictions on Competition

During the term of employment with the Company, you shall not directly or indirectly compete against the Company or directly or indirectly divert or attempt to divert business from customers or potential customers of the Company.

If you are terminated for “Cause” as defined above or resign your position of employment prior to the completion of a date equal to three (3) years from the commencement of your employment with the Company (the “Three Year Date”), then for a period through the Three Year Date you will not, directly or indirectly, provide Restricted Services for or on behalf of any Competitive Business.   During the period prior to the Three Year Date, you also will not, directly or indirectly, provide any Competitive Business with any advice or counsel in the nature of the Restricted Services.

If you are terminated for other than “Cause”, or if you resign your position of employment for “Good Reason” as defined above, then for a period of twelve (12) months following the end of your employment with the Company you will not, directly or indirectly, provide accept employment or provide Restricted Services for or on behalf of any Competitive Business.   During such twelve (12) month period, you also will not, directly or indirectly, provide any Competitive Business with any advice or counsel in the nature of the Restricted Services.

The term “Restricted Services means services of any kind or character comparable to those provided by you to the Company during employment with the Company.  The term “Competitive Business” means any entity (or division or subsidiary of any entity) which is/are engaged in the Industrial Software or MES Software market anywhere in the world.  “Competitive Businesses” include, but are not limited to, those divisions, subsidiaries and affiliates of Siemens, General Electric, Rockwell, SAP, OSI Software, Apriso, Microsoft or Schneider that are engaged in the Industrial Software or MES Software market.  You understand and agree that (i) the restrictions on competition described in this letter are fair and reasonable, and that these restrictions are ancillary to the sale of Cimnet, Inc., and are instituted as a material condition of the sale of Cimnet, Inc., for which you served as CTO and material shareholder, and (ii) adequate consideration has been received by you for such restrictions.

No Solicitation of Company Employees

During the term of your employment and for a period of two (2) years following termination of your employment for any reason, you shall not directly or indirectly solicit, interfere with, induce or encourage any employee of the Invensys to: (i) become employed by any direct or indirect competitor of Invensys; (ii) become a consultant or representative to any direct or indirect competitor of Invensys; or (iii) terminate his or her employment relationship with Invensys.

Prior to Your Start Date

This offer is contingent on

•	The Close of the acquisition of Cimnet, Inc. by Invensys within the time frame agreed to by the parties in the Merger Agreement.
•

Your not having entered into a signed agreement with a previous employer that contains a non-competition clause that might affect your ability to accept employment with Invensys or any entity thereof.  If you have entered into such an agreement, you need to forward a copy of the agreement to my attention prior to any further action on this offer.

Please complete the attached “Legal and Ethical Policy/Code of Conduct” document and return to our office.

Orientation Information

In preparation for getting you on board smoothly:

•

Your ability to comply with Immigration and Naturalization Service requirements by providing verification of your employment eligibility in the United States is required.  Please bring the appropriate documents with you to orientation.  You may provide, but are not limited to, any of the following documents in order to establish your eligibility:

•	United States Passport
•	Certificate of Naturalization
•	INS Employment Authorization
•	Both a US social security card AND a driver’s license

•	If you qualify for any special tax handling, please note that you will be fully taxed per applicable laws until such time as you provide appropriate exemption documentation to the payroll department.

•	You will be required to sign a confidentiality and non-disclosure agreement upon your employment.

General Terms

The terms of this letter shall be interpreted, governed by and construed by the laws of the State of California.   If any one or more provisions of this letter are held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby.

The terms and conditions of this Agreement shall terminate on the Three Year Date hereof.

To confirm your acceptance of this offer, please sign below and return the one copy to me as soon as possible.  The extra copy is for your files.

I am extremely excited that you have decided to join our team and look forward to working with you.  I am confident you will make a significant contribution and enjoy being an Invensys executive.

Sincerely,

Michael S. Bradley, Sr.
President
Invensys Wonderware

Cc

Accepted:

Date

Start Date: ___________________

Exhibit C – Wyomissing Lease Amendment

FIRST AMENDMENT TO LEASE AGREEMENT

          This FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of May 2, 2007 by and between JNL REAL ESTATE, LLC, a Pennsylvania limited liability company (“JNL”), EASTWOOD ASSOCIATES, LLC, a Pennsylvania limited liability company (“Eastwood”), and HBL HOLDINGS, LLC, a Pennsylvania limited liability company (“HBL”), collectively trading and doing business as 925 BERKSHIRE BOULEVARD JOINT VENTURE (“Lessor”), and CIMNET, INC., a Delaware corporation (“Lessee”) (hereinafter sometimes collectively referred to as the “Parties”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Lease (defined below).

W I T N E S S E T H:

          WHEREAS, JNL, Eastwood, HBL, Lessor and Lessee entered into a Lease Agreement dated January 24, 2007 (the “Lease”), covering the premises located at 925 Berkshire Boulevard, Wyomissing, Berks County, Pennsylvania 19610, as more fully described in the Lease (the “Leased Premises”); and

          WHEREAS, The Parties desire to amend the Lease on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

          19.          Option to Terminate.  Notwithstanding anything in the Lease to the contrary, the Parties agree that effective at any time on or after January 31, 2010, Lessee shall have the right and option to terminate the Lease (the “Termination”) by (i) delivery of no less than six (6) months advance written notice to Lessor (the “Termination Notice”), and (ii) payment to Lessor, on the date of the Termination (which shall be set forth in the Termination Notice and shall be the last day of a month) of the Termination Fee.  For purposes of this Amendment, the “Termination Fee” shall equal $400,000 if the Termination occurs on January 31, 2010, such amount to be reduced by $8,333.33 for each month that passes thereafter without the occurrence of the Termination.  Notwithstanding the foregoing, at no point will the Termination Fee be reduced below $160,000.  For illustrative purposes, the sliding scale applicable to the Termination Fee is attached hereto as Exhibit A.

          20.            Assignment and Subletting.  Section 6 of the Lease is amended as follows:

          20.1         The introductory paragraph in Section 6 of the Lease is hereby deleted and replaced with the following:

“Negative Covenants of Lessee.  Lessee covenants and agrees that it will do none of the following things without first obtaining the consent, in writing, of Lessor, which consent Lessor shall not unreasonably withhold, condition or delay, and without providing Lessor with reimbursement for any reasonable expenses incurred or incidental to Lessee’s proposed action.”

          20.2          Paragraph (b) of Section 6 of the Lease is hereby amended by adding the following at the end of such paragraph (b) of Section 6:

“Notwithstanding anything herein to the contrary, Lessor’s consent shall not be required in the event of any assignment or subletting by Lessee to: (i) any “Affiliate” (defined for the purposes of this Lease as any entity controlling, controlled by, or under common control with Lessee), or (ii) any third party, provided that (a) such third party (or a guarantor that has agreed to guarantee the obligations of such third party) has net profit in excess of $1,500,000 for the most recently reported 12-month period, and (b) Lessee provides Lessor prior written notice of the assignment or subletting at least twenty (20) days prior to the effective date thereof, together with the relevant financial data of such third party.  In the case of either Lessee subletting the Leased Premises or an assignment pursuant to clause (i) above, Lessee shall remain responsible for all of its obligations arising under the Lease.  In the case of a valid assignment pursuant to clause (ii) above, Lessor shall be deemed unconditionally released from all of its obligations arising under the Lease.”

          21.            Subordination, Non-Disturbance and Attornment.  Lessor represents to Lessee that as of the date of this Amendment the Premises is encumbered by a mortgage in favor of the Lessor’s lender (the “Security Deed”) and that Lessor is the fee simple owner of the Premises.  Lessee agrees that the Lease (as amended hereby) is and shall remain subject and subordinate to such Security Deed; provided, however, that as a part of such subordination and on the Lease Amendment Effective Date (as defined in Section 8 of this Amendment), Lessor, Lessee and Lessor’s lender shall enter into said lender’s standard, commercially reasonable form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”), provided that (i) such form is acceptable to Lessee in its reasonable discretion, and (ii) except for the subordination of this Lease to the Security Deed, such SNDA does not impair Lessee’s rights or remedies or increase Lessee’s obligations under the Lease.  In the event that, following the date of this Amendment, Lessor desires to refinance the debt secured by the Security Deed, or otherwise encumber the Premises with a deed to secure debt, deed of trust, mortgage or other similar instrument, Lessee agrees to subordinate this Lease to such instrument provided that Lessor, Lessee and Lessor’s lender enter into said lender’s standard, commercially reasonable form of SNDA, provided that (i) such form is acceptable to Lessee in its reasonable discretion, and (ii) except for the subordination of this Lease to the applicable financing, such SNDA does not impair Lessee’s rights or remedies or increase Lessee’s obligations under the Lease.

          22.            Memorandum of Lease.  Upon request by any of the Parties, the Parties each agree to execute a Memorandum of Lease in recordable form, setting forth such provisions of the Lease (as amended hereby) as may be required by Pennsylvania law.  If so requested by Lessee, Lessor shall execute such Memorandum of Lease simultaneously with the execution of this Amendment.  Recording costs, together with any transfer taxes or other fees charged by any local or state governmental authorities in connection with such recordation, shall be borne by the party requesting recordation of same.  The provisions of the Lease (as amended hereby) shall control with regard to any omissions from, or provisions which may be in conflict with, the Memorandum of Lease.

          23.            Improvements and/or Alterations.  Paragraph (b) of Section 18 of the Lease is hereby amended and restated as follows: “Upon written consent by Lessor, Lessee may erect or make all improvements and/or alterations to the Premises which are reasonably necessary to Lessee’s business.  Upon expiration or sooner termination of this Lease, Lessee covenants and agrees that Lessee will remove (at the request of Lessor) all improvements and/or alterations made by Lessee and restore the Premises to the same or substantially the same condition existing before Lessee made such improvements and/or alterations, such removal and/or restoration costs to be borne solely by Lessee.”

          24.            No Further Amendment.  Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

          25.            Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Signatures on this Amendment and certain other documents to be delivered in connection with this Agreement may be delivered by facsimile in lieu of an original signature, and the Parties agree to treat such signatures as original signatures and shall be bound thereby.

          26.            Execution; Condition to Amendment.  The Parties have executed this Amendment simultaneously with the execution of that certain Agreement and Plan of Merger (the “Merger Agreement”) by and between Invensys Systems, Inc., Sidus Acquisition Corp., and Lessee.  Notwithstanding anything in this Amendment to the contrary, the Parties agree and acknowledge that this Amendment shall become effective only upon the Closing of the transactions contemplated by the Merger Agreement, and that this Amendment shall be deemed effective as of the Effective Time of the Merger (the “Lease Amendment Effective Date”).  In the event that the Merger Agreement is terminated, this Amendment shall immediately become null and void and of no force or effect, without need for any further documentation.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LESSOR:

925 BERKSHIRE BOULEVARD JOINT VENTURE
by and through:

JNL REAL ESTATE, LLC

By:

Name:	John D. Richardson, III
Title:	Manager

By:

Name:	Lynn M. Richardson
Title:	Manager

EASTWOOD ASSOCIATES, LLC

By:

Name:	Jason Dietrich
Title:	Manager

By:

Name:	Thomas Byrne
Title:	Manager

By:

Name:	Bradley Williams
Title:	Manager

By:

Name:	Kevin J. Warczyglowa
Title:	Manager

HBL HOLDINGS, LLC

By:

Name:	William J. Nyman
Title:	Manager

LESSEE:

CIMNET, INC.

By:

Name:	John D. Richardson, III
Title:	President and CEO

Exhibit A

Termination Fee Sliding Scale

Termination Date	Termination Fee

January 31, 2010	$400,000.00
February 28, 2010	$391,666.67
March 31, 2010	$383,333.34
April 30, 2010	$375,000.01
May 31, 2010	$366,666.68
June 30, 2010	$358,333.35
July 31, 2010	$350,000.02
August 31, 2010	$341,666.69
September 30, 2010	$333,333.36
October 31, 2010	$325,000.03
November 30, 2010	$316,666.70
December 31, 2010	$308,333.37
January 31, 2011	$300,000.04
February 28, 2011	$291,666.71
March 31, 2011	$283,333.38
April 30, 2011	$275,000.05
May 31, 2011	$266,666.72
June 30, 2011	$258,333.39
July 31, 2011	$250,000.06
August 31, 2011	$241,666.73
September 30, 2011	$233,333.40
October 31, 2011	$225,000.07
November 30, 2011	$216,666.74
December 31, 2011	$208,333.41
January 31, 2012	$200,000.08
February 28, 2012	$191,666.75
March 31, 2012	$183,333.42
April 30, 2012	$175,000.09
May 31, 2012	$166,666.76
June 30, 2012	$160,000.00
July 31, 2012	$160,000.00
August 31, 2012	$160,000.00
September 30, 2012	$160,000.00
October 31, 2012	$160,000.00
November 30, 2012	$160,000.00
December 31, 2012	$160,000.00
January 31, 2013	$160,000.00
February 28, 2013	$160,000.00
March 31, 2013	$160,000.00
April 30, 2013	$160,000.00
May 31, 2013	$160,000.00
June 30, 2013	$160,000.00
July 31, 2013	$160,000.00
August 31, 2013	$160,000.00
September 30, 2013	$160,000.00
October 31, 2013	$160,000.00
November 30, 2013	$160,000.00
December 31, 2013	$160,000.00

ANNEX B

Fairness Opinion

JANNEY MONTGOMERY SCOTT

I  N  V  E  S  T  M  E  N  T   B  A  N  K  I  N  G

Established in 1832

May 2, 2007

Board of Directors
Cimnet, Inc.
925 Berkshire Boulevard
Wyomissing, PA 19610

Dear Members of the Board:

You have requested our opinion with respect to the fairness, from a financial point of view, to the holders of the common stock of Cimnet, Inc. (the “Company”) of the consideration to be received by such shareholders pursuant to the Agreement and Plan of Merger (the “Agreement”) dated May 2, 2007 by and among Invensys Systems, Inc., Sidus Acquisition Corp. (together, “Invensys”) and the Company.

Under the terms of the Agreement, Invensys will purchase all of the issued and outstanding common stock of the Company for $2.43 per share, in cash (the “Merger Consideration”), and Sidus Acquisition Corp. will be merged with and into the Company (the “Merger”), subject to the provisions of and as more fully described in the Agreement.

In reaching our opinion, we (i) reviewed selected financial and stock market data for the Company and certain other publicly traded companies; (ii) reviewed the recent trading history of the Company’s common stock; (iii) reviewed the financial terms of certain recent business combinations; (iv) performed discounted cash flow analysis for the Company; (v) reviewed the terms of the Agreement of the draft dated April 19, 2007; and (vi) performed such other analyses, and considered such other factors, as we deemed appropriate.  In addition, we held discussions with the management of the Company regarding the Company’s business, operating results, financial condition and prospects.

In connection with our review, we have relied upon the accuracy and completeness of all information provided to us by the Company and its representatives, and we have not attempted to independently verify any such information.  We have also relied upon the assessment of the management of the Company regarding the Company’s business and prospects, and assumed that the budgets and financial projections of the Company were prepared by management on the basis of reasonable assumptions and reflected the best currently available estimates and good faith judgments of the future financial performance of the Company.  We have also assumed that the final terms of the Agreement reviewed by us in draft form will not vary materially from the draft reviewed by us.  We

1801 Market Street
Philadelphia, PA 19103-1675
Tel 215.665.6180
Fax 215.665.6197

Members New York Stock Exchange, Inc.
Other Principal Exchanges

JANNEY MONTGOMERY SCOTT

I  N  V  E  S  T  M  E  N  T   B  A  N  K  I  N  G

Board of Directors
May 2, 2007
Page 2

have not made an independent evaluation or appraisal of the Company’s assets and liabilities.  Our opinion is necessarily based on financial, market, economic and other conditions as they exist and can be evaluated as of the date of this letter.  We undertake no obligation to update this opinion to reflect any developments occurring after the date hereof. It is understood that this letter is provided to the Company’s Board of Directors (the “Board”) in connection with its evaluation of the Merger and does not address the relative merits of the Merger or any other business strategies being considered by the Board, nor does it address the Board’s decision to proceed with the Merger.  Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Merger, or as to any other matter.  This opinion may not be used for any other purpose, and may not be quoted or referred to, in whole or in part, without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger.

Janney Montgomery Scott LLC (“Janney”) is acting as financial advisor to the Company in connection with the Merger and will receive a customary fee from the Company for our services.   In addition, the Company has agreed to indemnify Janney against certain liabilities arising out of the rendering of this opinion.  Janney is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes.

Based upon the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration to be received by the holders of the common stock of the Company pursuant to the Agreement is fair to such shareholders from a financial point of view.

Very truly yours,

JANNEY MONTGOMERY SCOTT LLC

ANNEX C

VOTING AGREEMENT

          This VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 2, 2007, by and among INVENSYS SYSTEMS, INC., a Massachusetts corporation (“Parent”), SIDUS ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), each undersigned stockholder (each, a “Stockholder”) of CIMNET, INC., a Delaware corporation (the “Company”), and, solely for the purposes of Section 4.3 hereof, the Company. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (defined below).

W I T N E S S E T H:

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of even date herewith, by and among Parent, Merger Sub and the Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding capital stock of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which outstanding shares of capital stock of the Company will be converted into the right to receive, in the aggregate, the Total Merger Consideration;

          WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder has agreed to enter into this Agreement; and

          WHEREAS, each Stockholder is the record and legal owner of that number of shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company set forth opposite such Stockholder’s name on Exhibit A hereto (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2), being referred to herein as the “Subject Shares”).

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

          1.       Agreement to Retain Subject Shares.

          1.1     Prior to the Expiration Date (as defined below), each Stockholder agrees not to: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein (“Transfer”); (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, the term “Expiration Date” shall mean the earlier to occur of (x) the Effective Time, or (y) termination of the Merger Agreement in accordance with the terms thereof.

          1.2     “New Shares” means:

                    (a)     any shares of capital stock or voting securities of the Company that a Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

                    (b)     any shares of capital stock or voting securities of the Company that a Stockholder becomes the beneficial owner of as a result of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock.

          2.       Agreement to Vote Subject Shares and Take Certain Other Action.

          2.1      Prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, each Stockholder shall vote or cause to be voted his/her Subject Shares:

                    (a)      in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby;

                    (b)      against approval of any proposal made in opposition to or competition with consummation of the Merger;

                    (c)      against any Takeover Proposal from any party other than Parent or an Affiliate of Parent;

                    (d)      against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, sale, lease or transfer of a material amount of the assets or securities of the Company (other than in connection with the Merger);

                    (e)      against any proposal or action which could reasonably be expected to, impede, frustrate, prevent, prohibit, delay or discourage any of the transactions contemplated by the Merger Agreement;

                    (f)      against any amendment of the Company Certificate or the Company By-laws, which has the effect of or which could reasonably be expected to impede, frustrate, prevent, prohibit, delay or discourage any of the transactions contemplated by the Merger Agreement; and

                    (g)      against any dissolution, liquidation or winding up of the Company.

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          2.2      Prior to the Expiration Date, each Stockholder, as the holder of the Subject Shares set forth opposite his/her name on Exhibit A hereto, shall be present, in person or by proxy, at all meetings of stockholders of the Company at which the matters referred to in Section 2.1 are to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

          2.3      Between the date of this Agreement and the Expiration Date, each Stockholder agrees not to, and will not permit any entity under such Stockholder’s control (other than the Company) to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below) or (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (g) of Section 2.1; provided, however, that notwithstanding anything to the contrary contained herein, at any time prior to the Expiration Date, each Stockholder and his/her Representatives shall be permitted to participate in any discussions or negotiations with any Person regarding an Opposing Proposal to the extent that (x) such Stockholder’s participation is requested by the Company, and (y) such discussions or negotiations, if conducted by the Company, would then be permitted under the terms of the Merger Agreement. For purposes of this Agreement, the term “Representative” means each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of any Stockholder).

          2.4      Nothing in this Agreement shall limit or restrict any Stockholder from (a) taking any action in such Stockholder’s capacity as a director of the Company, to the extent applicable, or (b) voting, in such Stockholder’s sole discretion, on any matter other than the matters referred to in Section 2.1 of this Agreement.

          3.       Grant of Irrevocable Proxy Coupled with an Interest.

          3.1     Each Stockholder hereby revokes any and all other proxies in respect of any Subject Shares and agrees that during the period commencing on the date hereof and ending on the Expiration Date, such Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as such Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote (or cause to be voted) the Subject Shares held of record by such Stockholder, in the manner set forth in Section 2.1, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company. Parent may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

          3.2     Each Stockholder acknowledges that the proxy set forth in this Section 3 is irrevocable until the Expiration Date, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and/or this Agreement. The proxy granted herein is intended to comply with the requirements of Section 212 of the DGCL applicable to irrevocable proxies.

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          3.3     The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder’s Subject Shares and a vote by Stockholder of Stockholder’s Subject Shares.

          4.       Representations, Warranties and Covenants of Stockholder. Each Stockholder, severally and not jointly, hereby represents, warrants and covenants to Parent as follows:

          4.1     (a)     Such Stockholder is the record owner of the Subject Shares; (b) the Subject Shares set forth opposite his/her name on Exhibit A hereto constitute such Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances; (d) such Stockholder has voting power and the power of disposition with respect to all of the Subject Shares set forth opposite his/her name on Exhibit A hereto outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by such Stockholder after the date hereof; and (e) such Stockholder’s principal residence or place of business is accurately set forth on Exhibit A hereto.

          4.2      Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement by such Stockholder does not, and the performance of Stockholder’s obligations hereunder will not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

          4.3      Each Stockholder hereby unconditionally and irrevocably instructs the Company not to and the Company shall not, (a) permit the Transfer of, or any grant of authority to vote with respect to, his/her Subject Shares, in violation of this Agreement on its books and records by such Stockholder, (b) issue a new certificate representing any such Subject Shares or (c) record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

          4.4      Each Stockholder shall, and shall cause each of his/her Representatives (each, a “Stockholder Representative”) to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and its Affiliates) with respect to any Takeover Proposal. Each Stockholder shall not, nor shall it permit his/her Stockholder Representatives

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to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal or (ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, any Takeover Proposal. Notwithstanding the foregoing, the Stockholder shall not be deemed to have acted in violation of the provisions of this Section 4.4 if (i) it shall respond to an unsolicited Takeover Proposal by doing nothing more than providing the party making such unsolicited Takeover Proposal (the “Interested Acquiror”) copies of the Merger Agreement prior to the time that the Merger Agreement is publicly filed with the SEC, (ii) in response to a specific request made by an Interested Acquiror, the Company’s legal counsel engages in non-substantive discussions with the Interested Acquiror for the sole purpose of clarifying the procedural requirements set forth in Sections 5.02, 6.05, and 8.01 of the Merger Agreement to be followed by the Interested Acquiror, the Company, and the Company’s Board of Directors as a condition precedent to consummation by such Interested Acquiror of a Takeover Proposal, or (iii) the Stockholder shall provide financial information or other information regarding the Company pursuant to contractual obligations of the Company existing as of the date hereof and set forth in Section 5.02(a) of the Company Disclosure Letter, if and only if the party receiving such information from the Company is a party to such contractual obligation and such party is not a person making a Takeover Proposal; provided, however, that the Stockholder shall provide Parent as promptly as reasonably practicable (and, in any event, within 24 hours) with oral and written notice of any actions taken pursuant to the penultimate sentence of this Section 4.4. Without limiting the foregoing, it is agreed that any violation of the foregoing by the Stockholders or any Stockholder Representative shall be a violation of Section 5.02 of the Merger Agreement by the Company.

          4.5      Each Stockholder hereby agrees to notify Parent as promptly as practicable (an in any event within 24 hours after receipt) in writing of (i) the number of New Shares which the Stockholder acquires on or after the date hereof, and (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, the Stockholder or any of its Representatives with respect to any Takeover Proposal or any other matter referred to in Section 4.4 above (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be). Each Stockholder will keep Parent informed on a reasonably current basis of material developments with respect to such Takeover Proposal.

          5.       Termination. This Agreement and the proxy granted pursuant to Section 3 hereof and all obligations of each Stockholder hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

          6.       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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          7.       Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any assignment in violation of the preceding sentence shall be void.

          8.       Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.       Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at Law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at Law or in equity and each such Stockholder hereby waives any and all defenses which could exist in his/her favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          10.      Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) or transmitted by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Invensys Systems, Inc.
c/o Invensys plc
Portland House
Bressenden Place
London SW1E 5BF
Attention: Company Secretary
Facsimile No.: 44.207.821.3806

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with copies to (which shall not constitute notice):

McGuireWoods LLP
One James Center
Richmond, VA 23219
Attention: Bryce D. Jewett III
Facsimile No.: 804.698.2249

and

Invensys Systems, Inc.
Wonderware Business Unit
26561 Rancho Parkway South
Lake Forest, CA 92630
Attention: Stephen F. Halsey
Facsimile No.: 949.639.1463

if to the Company, to:

CIMNET, Inc.
925 Berkshire Blvd.
Wyomissing, PA 19610
Attention: John D. Richardson, Chief Executive Officer
Facsimile No.: 610.736.0230

with a copy to (which shall not constitute notice):

Brown & Rudnick LLP
Seven Times Square
New York, New York 10036
Attention: Alan N. Forman
Facsimile No.: 212.938.2812

          11.      Expenses. Each party hereto shall pay their own expenses incurred in connection with this Agreement.

          12.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

          13.      Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the State of Delaware or the Court of Chancery of the State of Delaware, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each party hereby irrevocably and

7

unconditionally consents to the service of process of any of the aforementioned courts, in the manner provided for notice in Section 10 or otherwise. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 13.

          14.      No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with their obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of their right to exercise any such or other right, power or remedy or to demand such compliance.

          15.      Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

          16.      Counterparts; Fax Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures on this Agreement and certain other documents to be delivered in connection with this Agreement may be delivered by facsimile in lieu of an original signature, and Parent, Merger Sub, each of the Stockholders and the Company agree to treat such signatures as original signatures and shall be bound thereby.

          17.      Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          18.      Several Liabilities. The representations, warranties, covenants and agreements of each Stockholder are made and given severally only, and not jointly and severally, and no Stockholder shall have any liability to Parent, Merger Sub, the Company or any other person for any breach of this Agreement by any other Stockholder party hereto.

[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

INVENSYS SYSTEMS, INC.

By:	/s/ NATHAN BLACKWELL

Name:	Nathan Blackwell
Title:	Attorney In Fact

SIDUS ACQUISITION CORP.

By:	/s/ NATHAN BLACKWELL

Name:	Nathan Blackwell
Title:	Attorney In Fact

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CIMNET, INC. (solely for purposes of Section 4.3)

By:	/s/ JOHN D. RICHARDSON

Name:	John D. Richardson
Title:	President and CEO

STOCKHOLDERS:

/s/ JOHN D. RICHARDSON

John D. Richardson, individually

/s/ LYNN RICHARDSON

Lynn Richardson, individually

/s/ JASON DIETRICH

Jason Dietrich, individually

/s/ ANTHONY CROUCH

Anthony Crouch, individually

/s/ BILL NYMAN

Bill Nyman, individually

/s/ DAVID BIRK

David Birk, individually

/s/ GRANT KELLY

Grant Kelly, individually

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/s/ J. JEFFREY FOX

J. Jeffrey Fox, individually

/s/ KARL GERHART

Karl Gerhart, individually

/s/ ALAN N. FORMAN and JOCELYN FORMAN

Alan N. Forman and Jocelyn Forman, joint tenants

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EXHIBIT A

Stockholder	Existing Shares	Address

John D. Richardson	3,060,000	925 Berkshire Blvd. Wyomissing, PA 19610

Lynne Richardson	200,000	56 Focht Road Robesonia, PA 19551

Jason Dietrich	59,677	925 Berkshire Blvd. Wyomissing, PA 19610

Anthony Crouch	425,312	925 Berkshire Blvd. Wyomissing, PA 19610

Billy Nyman	11,200	226 Maple Street Robesonia, PA 19551

David Birk	5,000	47 Downs Lake Circle Dallas, TX 75230

Grant Kelly	112,269	5A Central Avenue Como NSW 2226 Australia

J. Jeffrey Fox	20,000	309 Tucker Street Annapolis, MD 21401

Karl Gerhart	125,000	219 Farmstead Lane Lititz, PA 17543

Alan N. Forman and Jocelyn Forman	100,000	7 Times Square New York, NY 10036

Total:	4,118,458

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ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

          262.  APPRAISAL RIGHTS.

          (a)          Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section.  As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

          (b)          Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)          Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.  or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)          Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b.          Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.  or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d.          Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)          In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c)          Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

          (d)          Appraisal rights shall be perfected as follows:

          (1)          If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section.  Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares.  A proxy or vote against the merger or consolidation shall not constitute such a demand.  A stockholder electing to take such action must do so by a separate written demand as herein provided.  Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)          If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section.  Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation.  Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares.  If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection.  An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of determining the stockholders entitled to receive either notice, each constituent corporation

2

may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date.  If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e)          Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.  Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.  Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f)          Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.  If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list.  The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.  Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable.  The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g)          At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights.  The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h)          After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.  In determining such fair value, the Court shall take into account all relevant factors.  In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding.  Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its

3

discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal.  Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i)          The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.  Interest may be simple or compound, as the Court may direct.  Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock.  The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j)          The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.  Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k)          From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.  Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l)          The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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CIMNET, INC.	PROXY

THE PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING EITHER THE PROXY (THE “PROXY”) [FOR] OR [AGAINST] BOX NEXT TO THE PROPOSAL

                    The undersigned hereby appoint(s) Mr. John Richardson with the power of substitution and resubstitution to vote any and all shares of capital stock of CIMNET, INC., (the “Company”) which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Special Meeting of Stockholders of the Company, to be held on June 29, 2007, at 9:00 A.M., EDT , and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statements for the Special Meeting (receipt of which is hereby acknowledged):

1.

To Approve and Adopt the Agreement and Plan of Merger, dated as of May 2, 2007, among Invensys Systems, Inc. Sidus Acquisition Corp., a wholly-owned subsidiary of Invensys Systems, Inc., and Cimnet, Inc.

VOTE

FOR	AGAINST	ABSTAIN
☐	☐	☐

                     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1.

          In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

          Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CIMNET, INC.

Dated: _____________________________________

Signature

Signature if jointly owned

Print name

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE